EXHIBIT 10.1

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 20, 2025 (this “Amendment”), among JBT MAREL CORPORATION (f/k/a John Bean Technologies Corporation) (the “Company”), JOHN BEAN TECHNOLOGIES EUROPE B.V. (the “Dutch Borrower”, together with the Company, the “Borrowers”), the Subsidiary Guarantors party hereto, each First Amendment Term Lender (as defined below) party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as Administrative Agent, which amends that certain Second Amended and Restated Credit Agreement, dated as of January 2, 2025 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”, and as further amended by this Amendment, the “Amended Credit Agreement”), among the Borrowers, each Lender from time to time party thereto, each Issuing Bank party thereto, and Wells Fargo, as Administrative Agent, Collateral Agent, and an Issuing Bank. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Amended Credit Agreement or, if not defined therein, the Credit Agreement.

WHEREAS, the Borrowers desire to obtain Incremental Term Loans in an aggregate principal amount of $897,750,000 pursuant to Section 2.20 of the Credit Agreement (the “First Amendment Term Loans”), the proceeds of which will be used to prepay and refinance in full the Term Loans outstanding immediately prior to the First Amendment Effective Date (as defined below) (collectively, the “Refinanced Term Loans”; the Lenders holding the Refinanced Term Loans, the “Existing Lenders”), and this Amendment shall constitute notice of prepayment of the Refinanced Term Loans for purposes of Section 2.11(a) of the Credit Agreement;

WHEREAS, each Rollover Lender (as defined below) has agreed to have its Refinanced Term Loans in the principal amount of its Rollover Amount (as defined below) converted into a like principal amount of First Amendment Term Loans, and Wells Fargo (in such capacity, the “Refinancing Fronting Lender”, and together with each Rollover Lender, each, a “First Amendment Term Lender”) has agreed to provide First Amendment Term Loans in an aggregate principal amount equal to the outstanding principal amount of the Refinanced Term Loans, minus the aggregate Rollover Amounts of all Rollover Lenders, in each case on the First Amendment Effective Date and in accordance with the terms and conditions set forth herein and in the Amended Credit Agreement;

WHEREAS, each of Wells Fargo Securities, LLC, Goldman Sachs Bank USA, BofA Securities, Inc., JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc., MUFG Bank, Ltd., PNC Bank, National Association, U.S. Bank National Association, Truist Securities, Inc., Coöperatieve Rabobank U.A., New York Branch, HSBC Securities (USA) Inc. and ING Bank N.V., Dublin Branch (each, a “First Amendment Joint Lead Arranger and Bookrunner”) has agreed to act as a lead arranger and bookrunner for the First Amendment Term Loans and this Amendment, which the Borrowers acknowledge hereby; and

WHEREAS, pursuant to Sections 2.20 and 9.02 of the Credit Agreement, this Amendment shall be executed by the Borrowers and each First Amendment Term Lender;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendments to the Credit Agreement. Subject to satisfaction (or waiver) of the conditions set forth in Section 3 hereof, on the First Amendment Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example (regardless of color): ~~stricken text~~ and ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example (regardless of color): double-underlined text and double-underlined text) as set forth in the conformed copy of the Amended Credit Agreement attached as Exhibit A hereto.

Section 2. Establishment of Commitments for First Amendment Term Loans

(a) Each First Amendment Term Lender hereby commits, subject to the terms and conditions set forth herein and in the Amended Credit Agreement, to (i) in the case of each Rollover Lender, provide an amount of First Amendment Term Commitments (as defined below) equal to the principal amount (or such lesser amount as determined Wells Fargo, as a First Amendment Joint Lead Arranger and Bookrunner in its discretion with the consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed)) of Refinanced Term Loans held by such Rollover Lender as of the First Amendment Effective Date immediately prior to giving effect to this Amendment (a “Rollover Amount”) and (ii) in the case of the Refinancing Fronting Lender, provide an amount of First Amendment Term Commitments equal to the outstanding principal amount of the Refinanced Term Loans, minus the aggregate Rollover Amounts of all Rollover Lenders, as of the First Amendment Effective Date (each such commitment, a “First Amendment Term Commitment”).

(b) On the First Amendment Effective Date: (i) each First Amendment Term Lender, severally and not jointly, shall make (or in the case of any Rollover Lender, be deemed to make) a First Amendment Term Loan to the Borrowers in accordance with the terms of Section 2.20 of the Credit Agreement and the terms hereof and of the Amended Credit Agreement by delivering immediately available funds to the Administrative Agent (or in the case of any Rollover Lender, by exchanging its Refinanced Term Loans into First Amendment Term Loans pursuant to Section 9.04(e) of the Credit Agreement) in an amount equal to its First Amendment Term Commitment; and (ii) the Borrowers shall prepay in full the Refinanced Term Loans (and all accrued and unpaid interest and fees in respect of the Refinanced Term Loans) by directing the Administrative Agent to apply the funds made available to the Administrative Agent pursuant to clause (i) above (including, for the avoidance of doubt, the Rollover Amounts), in addition to any cash on hand of the Borrowers, to prepay in full the Refinanced Term Loans.

(c) Any Existing Lender may elect for a “cashless roll” of 100% of its Refinanced Term Loans into First Amendment Term Loans in the same principal amount by executing a Term Lender Consent attached hereto as Annex A and checking the box under the header “Consent and Convert” and delivering such Term Lender Consent to the Administrative Agent (such electing Existing Lender, a “Rollover Lender”). It is understood and agreed that (i) simultaneously with the deemed making of the First Amendment Term Loans by each Rollover Lender and the payment to such Rollover Lender of all accrued and unpaid interest and fees in respect of the Refinanced Term Loan in respect of the Rollover Amount, such elected amount of the Refinanced Term Loans held by such Rollover Lender shall be deemed to be extinguished, repaid and no longer outstanding and such Rollover Lender shall thereafter hold a First Amendment Term Loan in an aggregate principal amount equal to such Rollover Lender’s Rollover Amount and (ii) no Rollover Lender shall receive any prepayment being made to other Existing Lenders holding Refinanced Term Loans from the proceeds of the First Amendment Term Loans to the extent of such Rollover Lender’s Rollover Amount.

(d) The First Amendment Term Loans shall be subject to the provisions of the Amended Credit Agreement and the other Loan Documents. The First Amendment Term Commitments shall automatically terminate upon the funding (or deemed funding) of such commitments hereunder on the First Amendment Effective Date. On and after the First Amendment Effective Date, (i) the First

Amendment Term Loans shall be deemed to constitute “Term Loans” and “Initial Term Loans”, (b) the First Amendment Term Commitments shall be deemed to constitute “Term Commitments” and “Commitments” and (c) the First Amendment Term Lenders shall be deemed to constitute “Lenders”, “Initial Term Lenders”, “Secured Parties” or any similar term, in each case, for all purposes under the Amended Credit Agreement or any other Loan Document.

Section 3. Conditions to Effectiveness. Each party hereto irrevocably agrees that, notwithstanding any other terms in the Amended Credit Agreement and the other Loan Documents, the effectiveness of this Amendment and the obligation of the First Amendment Term Lenders to make the First Amendment Term Loans hereunder on the First Amendment Effective Date are subject only to the satisfaction (or waiver by the First Amendment Term Lenders) of the following conditions precedent (the date on which such conditions have been satisfied (or waived by the First Amendment Term Lenders), the “First Amendment Effective Date”):

(a) The Administrative Agent shall have received executed counterparts of this Amendment from the Borrowers, the Subsidiary Guarantors and each of the First Amendment Term Lenders.

(b) The representations and warranties made by any Credit Party set forth in Article III of the Amended Credit Agreement or in any other Loan Document shall be true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect”, shall be true and correct in all respects) on and as of the First Amendment Effective Date, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that any representation or warranty qualified as to “materiality” or “Material Adverse Effect”, shall have been true and correct in all respects) as of such earlier date.

(c) All fees required to be paid on the First Amendment Effective Date to the First Amendment Joint Lead Arrangers and Bookrunners and First Amendment Term Lenders, and all reasonable, documented out-of-pocket expenses required to be paid on the First Amendment Effective Date to the Administrative Agent and the First Amendment Term Lenders, to the extent invoices have been presented at least two (2) Business Days prior to the First Amendment Effective Date (or such later date as the Borrower may reasonably agree) shall have been paid.

(d) The Administrative Agent shall have received counterparts of each of the following, each of which shall be originals or facsimiles or “pdf” files, each properly executed by a Responsible Officer of the signing Credit Party, each dated as of the First Amendment Effective Date:

(1) in respect of each of the Borrowers and the Subsidiary Guarantors, a certificate dated the First Amendment Effective Date and executed by the secretary, an assistant secretary, another Responsible Officer or a director of such Person, attaching (A) a copy of each organization document of such Person, which shall, to the extent applicable, be certified as of the First Amendment Effective Date or a recent date prior thereto by the appropriate Governmental Authority, (B) signature and incumbency certificates of the officers of, or other authorized persons acting on behalf of, such Person executing this Amendment, (C) resolutions of the board of directors or similar governing body of such Person (and, if customary or required in the jurisdiction of incorporation, organization or formation of such Person, of the equityholders of such Person) approving and authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party, certified as of the First Amendment Effective Date by such secretary, assistant secretary, other Responsible Officer or director as being in full force and effect without modification or amendment and (D) to the extent such concept is applicable in such jurisdiction, a good standing certificate from the applicable Governmental Authority of such Person’s jurisdiction of incorporation, organization or formation, dated the First Amendment Effective Date or a recent date prior thereto, all in form and substance reasonably satisfactory to the Administrative Agent; and

(2) a certificate, dated the First Amendment Effective Date and signed by a Responsible Officer of the Company, confirming compliance with the conditions set forth in paragraphs (b) and (f) of this Section 3.

(e) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the First Amendment Effective Date) of each of (i) Kirkland & Ellis LLP, special U.S. counsel for the Loan Parties, (ii) Gordon Rees Scully Mansukhani, LLP, special Virginia, Kansas and Missouri counsel to certain Loan Parties, and (iii) De Brauw Blackstone Westbroek N.V., in each case covering such customary matters relating to the Loan Parties, the Loan Documents or the transactions contemplated hereby as the Administrative Agent shall reasonably request. The Company hereby requests such counsels to deliver such opinions.

(f) No Event of Default has occurred and is continuing immediately after giving effect to the transactions contemplated hereby.

(g) The Administrative Agent and the Lenders shall have received, at least five (5) Business Days prior to the First Amendment Effective Date, the documentation and other information requested by the Administrative Agent in order to comply with requirements of the USA PATRIOT Act, applicable “know your customer” and anti-money laundering rules and regulations. Each Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to the Administrative Agent, and any Lender requesting the same, a Beneficial Ownership Certification in relation to such Borrower, in each case at least five (5) Business Days prior to the First Amendment Effective Date.

(h) All accrued but unpaid interest and fees on the outstanding Refinanced Term Loans owing under the Credit Agreement shall have been paid.

(i) The Administrative Agent shall have received a Borrowing Request with respect to the First Amendment Term Loans not later than 11:00 a.m. (New York time) one (1) Business Day before the First Amendment Effective Date.

For purposes of determining compliance with the conditions specified in this Section 3, each First Amendment Term Lender as of the First Amendment Effective Date shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to such First Amendment Term Lender, unless the Administrative Agent shall have received written notice from such First Amendment Term Lender, as applicable, prior to the First Amendment Effective Date specifying its objection thereto.

Section 4. Fees and Expenses. Other than as set forth herein, the Borrower agrees to reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with this Amendment to the extent required by Section 9.03(a) of the Credit Agreement.

Section 5. Amendments; Counterparts. This Amendment may not be amended or waived except as set forth in Section 9.02 of the Amended Credit Agreement. This Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which when taken together shall constitute one and a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopier or other electronic transmission (PDF or TIFF format) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 6. Governing Law, Jurisdiction and Waiver of Right to Trial by Jury. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. The jurisdiction, consent to service of process and waiver of right to jury trial provisions in Sections 9.09 and 9.10 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

Section 7. Headings. The headings of this Amendment are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting this Amendment. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 8. Effect of Amendment. This Amendment constitutes a Loan Documents. On and after the date hereof, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Amended Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Amended Credit Agreement, means and is a reference to the Amended Credit Agreement.

Section 9. Reaffirmation. Each Loan Party hereto hereby expressly acknowledges that, after giving effect to this Amendment, (i) all of the obligations of such Loan Party under the Amended Credit Agreement, the Collateral Documents, each Subsidiary Guaranty and any other Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, in each case as amended by this Amendment, (ii) each such Loan Party’s grant of security interests pursuant to the Collateral Documents are reaffirmed and remain in full force and effect and such security interests secure all of the Obligations as amended hereby and (iii) except as expressly set forth herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent or the Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations. Without limiting the foregoing, each party hereto hereby confirms that the obligations of the Borrowers under the Amended Credit Agreement and under all the other Loan Documents (in each case, after giving effect to this Amendment) constitute “Obligations” and are entitled to all the benefits of the Subsidiary Guaranties, and each such Subsidiary Guaranty is, and continues to be, in full force and effect and is hereby reaffirmed in all respects.

Section 10. No Novation . By its execution and delivery of a counterpart of this Amendment, each of the parties hereto acknowledges and agrees that the terms of this Amendment and the Amended Credit Agreement do not constitute a novation, but, rather, a supplement of a pre-existing indebtedness and related agreement, as evidenced by the Amended Credit Agreement.

Section 11. First Amendment Joint Lead Arrangers and Bookrunner Section 12. . The Borrowers hereby acknowledge and agree that the First Amendment Joint Lead Arrangers and Bookrunners shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Administrative Agent, the Lead Arrangers and the Lenders (whether or not the First Amendment Joint Lead Arrangers and Bookrunners were party hereto as Lenders) pursuant to Article VIII, Section 9.03 and Section 9.16 of the Amended Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

JBT MAREL CORPORATION,
as the Company

By:	/s/ Sherri N. Speaks
Name:	Sherri N. Speaks
Title:	Treasurer

JOHN BEAN TECHNOLOGIES EUROPE B.V.,
as the Dutch Borrower

By:	/s/ Sherri N. Speaks
Name:	Sherri N. Speaks
Title:	Authorised Person

CMS TECHNOLOGY, LLC

By:	/s/ Sherri N. Speaks
Name:	Sherri N. Speaks
Title:	Manager

TIPPER TIE, INC.

By:	/s/ Sherri N. Speaks
Name:	Sherri N. Speaks
Title:	Treasurer

MAREL USA HOLDING, INC.

By:	/s/ Sherri N. Speaks
Name:	Sherri N. Speaks
Title:	Treasurer

WENGER MANUFACTURING, LLC

By:	/s/ Sherri N. Speaks
Name:	Sherri N. Speaks
Title:	Treasurer

[Signature Page to First Amendment]

MAREL, INC.

By:	/s/ Sherri N. Speaks
Name:	Sherri N. Speaks
Title:	Treasurer

TREIF USA INC.

By:	/s/ Sherri N. Speaks
Name:	Sherri N. Speaks
Title:	Treasurer

EXTRU-TECH, LLC

By:	/s/ Sherri N. Speaks
Name:	Sherri N. Speaks
Title:	Treasurer

JBT HOLDINGS, L.L.C.

By:	/s/ Elizabeth Cunningham
Name:	Elizabeth Cunningham
Title:	Vice President

PROSEAL AMERICA, INC.

By:	/s/ Sherri N. Speaks
Name:	Sherri N. Speaks
Title:	Secretary, Treasurer & Director

WENGER OVERSEAS, LLC

By:	/s/ Sherri N. Speaks
Name:	Sherri N. Speaks
Title:	Treasurer

JBT FOOD & DAIRY SYSTEMS B.V.

By:	/s/ Sherri N. Speaks
Name:	Sherri N. Speaks
Title:	Authorised Person

[Signature Page to First Amendment]

PROSEAL UK LIMITED

By:	/s/ Piyush Javantilal Kanji Jutha
Name:	Piyush Jayantilal Kanji Jutha
Title:	Director

JOHN BEAN TECHNOLOGIES AB

By:	/s/ Anders Lassing
Name:	Anders Lassing
Title:	Authorised Signatory

[Signature Page to First Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a First Amendment Term Lender

By:	/s/ Daniel K. Kinasz
Name:	Daniel K. Kinasz
Title:	Executive Director

[Signature Page to First Amendment]

ANNEX A

TERM LENDER CONSENT TO FIRST AMENDMENT

CONSENT (this “Term Lender Consent”) to the First Amendment (the “Amendment”) which amends that certain Second Amended and Restated Credit Agreement, dated as of January 2, 2025 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among JBT MAREL CORPORATION (f/k/a John Bean Technologies Corporation) (the “Company”), JOHN BEAN TECHNOLOGIES EUROPE B.V. (the “Dutch Borrower”, together with the Company, the “Borrowers”), each Lender from time to time party thereto, each Issuing Bank party thereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, and an Issuing Bank. Unless otherwise defined herein, terms used herein shall have the meanings given to them in the Amendment or Credit Agreement, as applicable.

Check the first or second box below:

Consent and Convert:

☐

The undersigned Term Lender hereby irrevocably and unconditionally approves of and consents to the Amendment and agrees to continue to hold all (or such lesser amount as notified and allocated to the undersigned by Wells Fargo, as a First Amendment Joint Lead Arranger and Bookrunner, as determined by Wells Fargo, as a First Amendment Joint Lead Arranger and Bookrunner, in its discretion with the consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed) with any remaining Term Loans being repaid) of such Term Lender’s existing Term Loans, as First Amendment Term Loans as set forth in the Amendment.

Consent and Post-Close Settle of Repriced Term Loans:

☐

The undersigned Term Lender hereby irrevocably and unconditionally approves of and consents to the Amendment and elects to have all (or such lesser amount as notified and allocated to the undersigned by Wells Fargo, as a First Amendment Joint Lead Arranger and Bookrunner, as determined by Wells Fargo, as a First Amendment Joint Lead Arranger and Bookrunner, in its discretion with the consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed) with any remaining Term Loans being repaid) First Amendment Term Loans held by such Term Lender prepaid on the First Amendment Effective Date and to receive an assignment of an equal principal amount of First Amendment Term Loans shortly after the First Amendment Effective Date.

Name of Lender:

by
Name:
Title:

For any Institution requiring a second signature line:

by
Name:
Title:

EXHIBIT A

AMENDED CREDIT AGREEMENT

[Attached]

EXHIBIT A

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

(originally dated as of June 19, 2018, as amended as of May 25, 2021, as amended and restated as of December 14, 2021, as amended as of May 9, 2023, as amended as of May 17, 2024, ~~and~~ as amended and restated as of January 2, 2025 and as amended as of August 20, 2025)

dated as of January 2, 2025,

among

JOHN BEAN TECHNOLOGIES CORPORATION

and

JOHN BEAN TECHNOLOGIES EUROPE B.V.,

as Borrowers,

the Lenders Party Hereto,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

WELLS FARGO SECURITIES, LLC,

GOLDMAN SACHS BANK USA,

BOFA SECURITIES, INC.,

JPMORGAN CHASE BANK, N.A.,

CITIGROUP GLOBAL MARKETS INC.,

MUFG BANK, LTD.,

PNC BANK, NATIONAL ASSOCIATION,

U.S. BANK NATIONAL ASSOCIATION,

TRUIST SECURITIES, INC.

AND

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,

as Joint Bookrunners and Joint Lead Arrangers

TABLE OF CONTENTS

		PAGE
	ARTICLE I
	Definitions

SECTION 1.01	Defined Terms	1
SECTION 1.02	Classification of Loans and Borrowings	5~~8~~9
SECTION 1.03	Terms Generally; Rates	59
SECTION 1.04	Accounting Terms; GAAP	61
SECTION 1.05	UCC Terms; Rounding	62
SECTION 1.06	Limited Condition Acquisitions	6~~1~~2
SECTION 1.07	Divisions	63

	ARTICLE II
	The Credits

SECTION 2.01	Commitments	63
SECTION 2.02	Loans and Borrowings	64
SECTION 2.03	Requests for Borrowings	65
SECTION 2.04	Determination of Dollar Amounts	66
SECTION 2.05	Swingline Loans	67
SECTION 2.06	Letters of Credit	69
SECTION 2.07	Funding of Borrowings	74
SECTION 2.08	Interest Elections	74
SECTION 2.09	Termination and Reduction of Commitments	76
SECTION 2.10	Repayment of Loans; Evidence of Debt	77
SECTION 2.11	Prepayment of Loans	7~~7~~8
SECTION 2.12	Fees	83
SECTION 2.13	Interest	84
SECTION 2.14	Alternate Rate of Interest	85
SECTION 2.15	Increased Costs	90
SECTION 2.16	Break Funding Payments	9~~0~~1
SECTION 2.17	Taxes	92
SECTION 2.18	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	95
SECTION 2.19	Mitigation Obligations; Replacement of Lenders	97
SECTION 2.20	Incremental Facilities	98
SECTION 2.21	Market Disruption	~~99~~100
SECTION 2.22	Judgment Currency	101
SECTION 2.23	Senior Debt	101
SECTION 2.24	Defaulting Lenders	101
SECTION 2.25	Illegality	10~~2~~3
SECTION 2.26	Change of Currency	103
SECTION 2.27	Additional Agreed Currencies	104
SECTION 2.28	Refinancing Facilities	10~~4~~5

	ARTICLE III
	Representations and Warranties

SECTION 3.01	Organization; Powers; Subsidiaries	106
SECTION 3.02	Authorization; Enforceability	107
SECTION 3.03	Governmental Approvals; No Conflicts	10~~6~~7

-i-

SECTION 3.04	Financial Condition; No Material Adverse Change	107
SECTION 3.05	Properties	107
SECTION 3.06	Litigation and Environmental Matters	108
SECTION 3.07	Compliance with Laws and Agreements	10~~7~~8
SECTION 3.08	Investment Company Status	108
SECTION 3.09	Taxes	108
SECTION 3.10	ERISA	108
SECTION 3.11	Disclosure	108
SECTION 3.12	Federal Reserve Regulations	109
SECTION 3.13	[Reserved]	10~~8~~9
SECTION 3.14	No Default	10~~8~~9
SECTION 3.15	[Reserved]	10~~8~~9
SECTION 3.16	Solvency	10~~8~~9
SECTION 3.17	Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions	10~~8~~9
SECTION 3.18	Collateral Documents	109
SECTION 3.19	Acquisition Documents	110

	ARTICLE IV
	Conditions

SECTION 4.01	Effective Date	110~~9~~
SECTION 4.02	Each Credit Event	113

	ARTICLE V
	Affirmative Covenants

SECTION 5.01	Financial Statements and Other Information	114
SECTION 5.02	Notices of Material Events	115
SECTION 5.03	Existence; Conduct of Business	116
SECTION 5.04	Payment of Obligations	11~~5~~6
SECTION 5.05	Maintenance of Properties; Insurance	11~~5~~6
SECTION 5.06	Books and Records; Inspection Rights	116
SECTION 5.07	Compliance with Laws and Material Contractual Obligations	116
SECTION 5.08	Use of Proceeds	117
SECTION 5.09	Additional Subsidiaries	11~~6~~7
SECTION 5.10	Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation; Anti-Money Laundering Laws and Sanctions	119
SECTION 5.11	Further Assurances	11~~8~~9
SECTION 5.12	Post-Closing Matters	11~~8~~9
SECTION 5.13	Acquisition Covenants	119

	ARTICLE VI
	Negative Covenants

SECTION 6.01	Indebtedness	120
SECTION 6.02	Liens	126
SECTION 6.03	Fundamental Changes and Asset Sales	128
SECTION 6.04	Investments, Loans, Advances, Guarantees and Acquisitions	129
SECTION 6.05	Swap Agreements	132
SECTION 6.06	Transactions with Affiliates	13~~1~~2
SECTION 6.07	Restricted Payments	13~~1~~2
SECTION 6.08	Restrictive Agreements	133

-ii-

SECTION 6.09	Subordinated Indebtedness and Amendments to Subordinated Indebtedness Documents	13~~3~~4
SECTION 6.10	Sale and Leaseback Transactions	135
SECTION 6.11	Financial Covenants	13~~4~~5

	ARTICLE VII
	Events of Default

SECTION 7.01	Events of Default	135
SECTION 7.02	Rights and Remedies Cumulative; Non-Waiver; etc	13~~7~~8
SECTION 7.03	Crediting of Payments and Proceeds	138
SECTION 7.04	Administrative Agent May File Proofs of Claim	139
SECTION 7.05	Credit Bidding	1~~39~~40

	ARTICLE VIII
	The Administrative Agent

SECTION 8.01	Appointment and Authority	140
SECTION 8.02	Rights as a Lender	14~~0~~1
SECTION 8.03	Exculpatory Provisions	141
SECTION 8.04	Reliance by the Administrative Agent	143
SECTION 8.05	Delegation of Duties	14~~2~~3
SECTION 8.06	Resignation of Administrative Agent	14~~2~~3
SECTION 8.07	Non-Reliance on Administrative Agent and Other Lenders	144
SECTION 8.08	No Other Duties, Etc	14~~4~~5
SECTION 8.09	Collateral and Guaranty Matters	14~~4~~5
SECTION 8.10	Secured Swap Agreements, Secured Banking Services Agreements and Secured Bilateral Letter of Credit Facilities	147
SECTION 8.11	Parallel Debt	14~~6~~7
SECTION 8.12	Erroneous Payments	148

	ARTICLE IX
	Miscellaneous

SECTION 9.01	Notices	149
SECTION 9.02	Waivers; Amendments	150
SECTION 9.03	Expenses; Indemnity; Damage Waiver	15~~2~~3
SECTION 9.04	Successors and Assigns	155
SECTION 9.05	Survival	158
SECTION 9.06	Counterparts; Integration; Effectiveness; Electronic Execution	159
SECTION 9.07	Severability	160
SECTION 9.08	Right of Setoff	1~~59~~60
SECTION 9.09	Governing Law; Jurisdiction; Consent to Service of Process	1~~59~~60
SECTION 9.10	WAIVER OF JURY TRIAL	16~~0~~1
SECTION 9.11	Headings	161
SECTION 9.12	Confidentiality	161
SECTION 9.13	USA PATRIOT Act; Anti-Money Laundering Laws	16~~1~~2
SECTION 9.14	Releases of Subsidiary Guarantors	16~~1~~2
SECTION 9.15	Interest Rate Limitation	162
SECTION 9.16	No Advisory or Fiduciary Responsibility	163
SECTION 9.17	Attorney Representation	16~~2~~3
SECTION 9.18	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	163

-iii-

SECTION 9.19	Certain ERISA Matters	164
SECTION 9.20	Acknowledgement Regarding Any Supported QFCs	16~~4~~5
SECTION 9.21	Amendment and Restatement; No Novation	16~~5~~6

	ARTICLE X
	Company Guarantee

-iv-

SCHEDULES:

Schedule 1.01(a)	–	Letter of Credit Commitments
Schedule 1.01(b)	–	Secured Bilateral Letter of Credit Facilities
Schedule 2.01	–	Commitments
Schedule 2.06	–	Existing Letters of Credit
Schedule 3.01	–	Subsidiaries
Schedule 5.12	–	Post-Closing Matters
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.04	–	Existing Intercompany Investments, Loans and Advances

EXHIBITS:

Form of:
Exhibit A	–	Assignment and Assumption
Exhibit B	–	Compliance Certificate
Exhibit C-1	–	Borrowing Request
Exhibit C-2	–	Interest Election Request
Exhibit D-1	–	U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit D-2	–	U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)
Exhibit D-3	–	U.S. Tax Certificate (Foreign Participants That Are Partnerships)
Exhibit D-4	–	U.S. Tax Certificate (Foreign Lenders That Are Partnerships)

-v-

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of January 2, 2025 is among JOHN BEAN TECHNOLOGIES CORPORATION (to be renamed JBT Marel Corporation), JOHN BEAN TECHNOLOGIES EUROPE B.V., the LENDERS from time to time party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent.

WHEREAS, the Company intends to acquire, indirectly through the Bidder Vehicle, and whether in one or a series of transactions (the “Acquisition”), one hundred percent (100%) of the outstanding shares of the Target (such outstanding shares, the “Target Shares”) pursuant, initially, to a public voluntary takeover offer by, or made on behalf of, the Company in accordance with the Offer Documents;

WHEREAS, promptly following the consummation of the Acquisition, John Bean Technologies Corporation shall be renamed JBT Marel Corporation;

WHEREAS, the Borrowers have requested that the Initial Term Lenders lend to the Borrowers up to $900,000,000 of Initial Term Loans, the proceeds of which will be used to pay in part for the cash consideration for the purchase of the Target Shares, to refinance certain Indebtedness of the Company and the Target, and to pay fees and expenses related to the foregoing;

WHEREAS, the Borrowers, the Existing Consenting Lenders and Wells Fargo Bank, National Association, as administrative agent, are parties to the Existing Credit Agreement, and have agreed to amend and restate the Existing Credit Agreement as set forth herein in order to (a) permit the Initial Term Lenders to provide the Initial Term Loans pursuant to this Agreement and (b) provide to the Borrowers the Revolving Credit Facility, in each case on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2026 Convertible Notes” means those certain 0.25% Convertible Senior Notes due 2026, issued by the Company under that certain Indenture, dated as of May 28, 2021, between the Company and Wilmington Trust, National Association, as trustee.

“ABR,” when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Intercreditor Agreement” means the Pari Passu Intercreditor Agreement and any other market intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent and the Company.

“Acquisition” has the meaning assigned to such term in the recitals hereto.

“Act” has the meaning assigned to such term in Section 9.13.

“Additional Debt” has the meaning assigned to such term in Section 2.11(b)(iii).

“Adjusted Daily Simple RFR” means, for any RFR Rate Day, a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to:

(a) Dollars, the greater of (i) the sum of (A) SOFR for the day (such day, a “Dollar RFR Determination Day”) that is five (5) RFR Business Days prior to (1) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (2) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if by 5:00 p.m. (New York time) on the second (2nd) RFR Business Day immediately following any Dollar RFR Determination Day, SOFR in respect of such Dollar RFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to SOFR has not occurred, then SOFR for such Dollar RFR Determination Day will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided, further, that SOFR as determined pursuant to this proviso shall be utilized for purposes of calculation of Adjusted Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (B) the SOFR Adjustment and (ii) the Floor; and

(b) Sterling, the greater of (i) the sum of (A) SONIA for the day (such day, a “Sterling RFR Determination Day”) that is five (5) RFR Business Days prior to (1) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (2) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if by 5:00 p.m. (London time) on the second (2nd) RFR Business Day immediately following any Sterling RFR Determination Day, SONIA in respect of such Sterling RFR Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to SONIA has not occurred, then SONIA for such Sterling RFR Determination Day will be SONIA as published in respect of the first preceding RFR Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided, further, that SONIA as determined pursuant to this proviso shall be utilized for purposes of calculation of Adjusted Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (B) the SONIA Adjustment and (ii) the Floor;

Any change in Adjusted Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrowers.

“Adjusted Eurocurrency Rate” means, as to any Loan denominated in any applicable currency not bearing interest based on an RFR (which, as of the date hereof, shall mean each of the Agreed Currencies other than those currencies identified in clauses (c) and (f) of the definition of “Agreed Currencies”) for any Interest Period, an interest rate per annum determined by the Administrative Agent pursuant to the following formula: (a) the Eurocurrency Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Adjusted Term CORRA” means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b) the Term CORRA Adjustment; provided that if Adjusted Term CORRA as so determined shall ever be less than the Floor, then Adjusted Term CORRA shall be deemed to be the Floor.

“Adjusted Term SOFR” means (a) for purposes of any calculation, the rate per annum equal to (i) Term SOFR for such calculation plus (ii) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor; and (b) when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Adjusted Term SOFR.

“Administrative Agent” means Wells Fargo (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitment” means the aggregate of the Revolving Credit Commitments of all of the Revolving Credit Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof. As of the Effective Date, the Aggregate Commitment is $1,800,000,000.

“Agreed Currencies” means (a) Dollars, (b) Euro, (c) Pounds Sterling, (d) Swedish Krona, (e) Canadian Dollars, and (f) any other currency (other than Dollars) that is approved in accordance with Section 2.27 which is (i) a lawful currency that is readily available and freely transferable and convertible into Dollars, and (ii) available in the London or other applicable offshore interbank deposit market.

“Agreement” has the meaning assigned to such term in the recitals hereof.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus half (1⁄2) of one percent (1%) and (c) the sum of (i) Adjusted Term SOFR for a one-month tenor in effect on such day in effect on such day plus (ii) one percent (1.00%). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Term SOFR, respectively (provided that clause (c) shall not be applicable during any period in which the Adjusted Term SOFR is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Alternate Base Rate be less than zero percent (0%).

“Alternative Currency Equivalent” means, subject to Section 2.04, for any amount, at the time of determination thereof, with respect to any amount expressed in Dollars, the equivalent of such amount thereof in the applicable Foreign Currency as determined by the Administrative Agent in its sole discretion by reference to the most recent Spot Rate (as determined as of the most recent Revaluation Date) for the purchase of such Foreign Currency with Dollars.

“Announcements” has the meaning assigned thereto in Section 1.03(d).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act 2010, as amended, and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Loan Party or its Subsidiaries related to terrorism financing or money laundering, including any applicable provision of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Percentage” means, (a) with respect to any Initial Term Lender, the percentage of the Initial Term Facility represented by such Initial Term Lender’s Initial Term Commitment, and (b) with respect to any Revolving Credit Lender, the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Revolving Credit Commitment) represented by such Revolving Credit Lender’s Revolving Credit Commitment; provided that, in the case of Section 2.24 when any Defaulting Lender shall exist, “Applicable Percentage” shall be calculated disregarding such Defaulting Lender’s Commitment. If the Revolving Credit Commitments have terminated or expired, the Applicable Percentage of each Lender in respect to each applicable Facility shall be determined based upon the Applicable Percentage of such Lender in respect of such Facility most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means:

(a) (i) Prior to the First Amendment Effective Date, in the case of the Initial Term Facility, for any day, with respect to any Adjusted Term SOFR Loan or any ABR Loan, as the case may be, the applicable rate per annum set forth below under the caption “Adjusted Term SOFR Loan Spread” or “ABR Spread” as the case may be, based upon the Total Net Leverage Ratio applicable on such date:

Category:	Total Net Leverage Ratio:	Adjusted Term SOFR Loan Spread	ABR Spread
1	≤3.25 to1.00	2.000%	1.000%
2	> 3.25 to 1.00	2.250%	1.250%

(ii) On and from the First Amendment Effective Date, in the case of the Initial Term Facility, for any day, (i) with respect to the Adjusted Term SOFR Loan, 1.75% and (ii) with respect to the ABR Loan, 0.75%.

(b) in the case of the Revolving Credit Facility, for any day, with respect to any Eurocurrency Loan, any RFR Loan, any ABR Loan or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Loan and RFR Loan Spread,” “ABR Spread” or “Facility Fee Rate,” as the case may be, based upon the Total Net Leverage Ratio applicable on such date:

Category:	Total Net Leverage Ratio:	Eurocurrency Loan and RFR Loan Spread	ABR Spread	Facility Fee Rate
1	≤1.50 to1.00	1.075%	0.075%	0.150%
2	> 1.50 to 1.00 but ≤ 2.00 to 1.00	1.175%	0.175%	0.175%

3	> 2.00 to 1.00 but ≤ 2.50 to 1.00	1.275%	0.275%	0.200%
4	> 2.50 to 1.00 but ≤ 3.00 to 1.00	1.400%	0.400%	0.225%
5	> 3.00 to 1.00 but ≤ 3.50 to 1.00	1.700%	0.700%	0.250%
6	> 3.50 to 1.00	1.950%	0.950%	0.300%

For purposes of the foregoing,

(i) if at any time the Company fails to deliver the Financials on or before the date the Financials are due pursuant to Section 5.01, Category 2 in the first table above for the Initial Term Facility and Category 6 in the second table above for the Revolving Credit Facility shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery and ending on the date on which the Financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable;

(ii) adjustments, if any, to the Category then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); and

(iii) notwithstanding the foregoing, Category 2 in the first table above for the Initial Term Facility and Category 6 in the second table above for the Revolving Credit Facility shall be deemed to be applicable from the Effective Date until the Administrative Agent’s receipt of the applicable Financials for the Company’s first fiscal quarter ending after the Effective Date (unless such Financials demonstrate that a higher Category should have been applicable during such period, in which case such other Category shall be deemed to be applicable during such period) and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs.

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Augmenting Lender” has the meaning assigned to such term in Section 2.20(b).

“AutoBorrow Agreement” means any agreement providing for automatic borrowing services between the Company and the Swingline Lender.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark for any Agreed Currency, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14(b)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Levy” means:

(a) the Dutch bankenbelasting as set out in the Bank Levy Act (Wet bankenbelasting); and

(b) any other levy or tax of a similar nature imposed under the laws of the Netherlands and in force (or formally announced) as at the date of this Agreement.

“Banking Services Agreement” means any agreement in connection with any of the following bank services: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Provider” means any Person that, (a) at the time it enters into a Banking Services Agreement with the Company or any Subsidiary, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, or (b) at the time it (or its Affiliate) becomes a Lender or the Administrative Agent (including on the Effective Date), is a party to a Banking Services Agreement with the Company or any Subsidiary, in each case in its capacity as a party to such Banking Services Agreement.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate Term SOFR Determination Day” has the meaning assigned thereto in the definition of “Term SOFR.”

“Benchmark” means, initially, with respect to any (a) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event, or a Term RFR Transition Event, as applicable, has occurred with respect to the then-current Benchmark for Dollars, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(b)(i), (b) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Pounds Sterling, the Adjusted Daily Simple RFR applicable for such currency; provided that if a Benchmark Transition Event or a Term RFR Transition Event, as applicable, has occurred with respect to such Adjusted Daily Simple RFR or the then-current Benchmark for such currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(b)(i), and (c) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, Canadian Dollars or Swedish Krona, EURIBOR, Term CORRA Reference Rate or STIBOR, respectively; provided that if a Benchmark Transition Event or a Term RFR Transition Event, as applicable, has occurred with respect to EURIBOR, Term CORRA Reference Rate or STIBOR, as applicable, or the then-current Benchmark for such currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(b)(i).

“Benchmark Replacement” means,

(a) with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers as the replacement for such Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable currency at such time and (ii) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; or

(b) with respect to any Term RFR Transition Event for any Agreed Currency, the Term RFR for such Agreed Currency.

“Benchmark Replacement Adjustment” means, for purposes of clause (a) of the definition of “Benchmark Replacement,” with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable

Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark for any Agreed Currency:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date; or

(c) in the case of a Term RFR Transition Event for such Agreed Currency, the Term RFR Transition Date applicable thereto.

For the avoidance of doubt, (i) if the Reference Time for the applicable Benchmark refers to a specific time of day and the event giving rise to the Benchmark Replacement Date for any Benchmark occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such Benchmark and for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then-current Benchmark for any Agreed Currency (other than Adjusted Eurocurrency Rate for Dollars), the occurrence of one or more of the following events with respect to such Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, with respect to any Benchmark for any Agreed Currency, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to (a) the Adjusted Eurocurrency Rate for Dollars, the period (if any) (i) if, at such time, no Benchmark Replacement has replaced the Adjusted Eurocurrency Rate for Dollars for all purposes hereunder and under any Loan Document in accordance with Section 2.14(b)(i) and (ii) ending at the time that a Benchmark Replacement has replaced the Adjusted Eurocurrency Rate for Dollars for all purposes hereunder and under any Loan Document in accordance with Section 2.14(b)(i) and (b) any then-current Benchmark for any Agreed Currency other than the Adjusted Eurocurrency Rate for Dollars, the period (if any) (i) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14(b)(i) and (ii) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14(b)(i).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“BHC Act Affiliate” has the meaning assigned to such term in Section 9.20(b).

“Bidder Vehicle” means the Dutch Borrower or a wholly-owned direct subsidiary of the Dutch Borrower organized under the laws of the Netherlands or Iceland formed for the purpose of consummating the Acquisition to whom the Dutch Borrower assigns its rights and obligations under the Offer Documents, in which case such wholly-owned subsidiary shall be the Bidder Vehicle under this Agreement.

“Bilateral L/C Issuer” means any Lender or Affiliate of a Lender that issues letters of credit or provides bank guarantees under a Secured Bilateral Letter of Credit Facility.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Company and/or the Dutch Borrower, as the context may require.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, (b) Term Loans of the same Type, made, converted or continued on the same date and, in the case of Adjusted Term SOFR Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan.

“Borrowing Request” means a request by any Borrower for a Revolving Borrowing and/or a Term Borrowing in accordance with Section 2.03 in the form attached hereto as Exhibit C-1.

“Bridge Facility” means the 364-Day Credit Agreement dated as of April 4, 2024 among the Company, the lenders from time to time party thereto and Goldman Sachs Bank USA, as administrative agent, and as the context may require, the loans and commitments thereunder.

“Bridge Facility Refinancing” means the termination and prepayment in full of all Indebtedness outstanding under the Bridge Facility, the reduction of the Bank Guarantee Exposure (as defined in the Bridge Facility as in effect as of April 4, 2024) to zero and the release of any and all guarantees and security interests in respect thereof.

“Business Day” means (x) any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed and (y) if such day relates to any fundings, disbursements, settlements or payments in connection with a Loan or bank Guarantee denominated in Euros, any day described in clause (x) that is also a TARGET Day.

“Canadian Dollar” means the lawful currency of Canada.

“CanDeal” has the meaning set forth in the definition of “Term CORRA Administrator.”

“Capital Expenditures” means, with respect to the Company and its Subsidiaries on a consolidated basis, for any period, (a) the additions to property, plant and equipment and other capital expenditures that are (or would be) set forth in a consolidated statement of cash flows of such Person for such period prepared in accordance with GAAP and (b) Capital Lease Obligations during such period, but excluding expenditures for the restoration, repair or replacement of any fixed or capital asset which was destroyed or damaged, in whole or in part, to the extent financed by the proceeds of an insurance policy maintained by such Person.

“Capital Lease Obligations” of any Person means, subject to Section 1.04, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Captive Finance Subsidiary” means a wholly-owned Subsidiary of the Company that (a) functions primarily to provide financing to customers purchasing products or equipment from the Company and its Subsidiaries and activities reasonably related thereto (including without limitation the financing of ancillary equipment not manufactured by the Company that is purchased by the customer in conjunction with the Company’s equipment), (b) has no Indebtedness other than Indebtedness that is non-recourse to the Company or any of its Subsidiaries (other than the Captive Finance Subsidiary and its subsidiaries) or any of their respective assets and (c) does not Guarantee any Indebtedness of the Company or any of its Subsidiaries (other than Indebtedness of Captive Finance Subsidiaries and their subsidiaries).

“Cash Equivalents” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one (1) year from the date of acquisition thereof;

(b) commercial paper maturing within one (1) year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) certificates of deposit, banker’s acceptances and time deposits maturing within one (1) year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic or foreign commercial bank which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $1,000,000,000;

(f) Canadian Dollars, Dollars, Euro, Pounds Sterling, Swedish Krona or such other currencies that are readily convertible into Dollars and held by it from time to time in the ordinary course of business and not for speculative purposes;

(g) securities with average maturities of one (1) year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth, province or territory of Canada or the United States, by any political subdivision or taxing authority of any such state, commonwealth, province or territory having an investment grade rating from S&P or Moody’s (or the equivalent thereof);

(h) investments with average maturities of one (1) year or less from the date of acquisition in mutual funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(i) investments, classified in accordance with GAAP as current assets of the Borrowers or any Subsidiary, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least a Dollar equivalent amount of $500,000,000, and, in either case, the portfolios of which are limited such that at least ninety-five percent (95%) of such investments are of the character, quality and maturity described in clauses (a) through (h) of this definition;

(j) overnight investments with the Administrative Agent, any Lender or any other commercial bank organized under the laws of the United States or Canada or any state or province thereof or the District of Columbia, or the United Kingdom, in each case having combined capital and surplus of not less than $500,000,000 (or the foreign currency equivalent thereof);

(k) other readily marketable instruments issued or sold by the Administrative Agent, any Lender or any other commercial bank organized under the laws of the United States or Canada or any state or province thereof or the District of Columbia, or the United Kingdom, in each case having combined capital and surplus of not less than $500,000,000 (or the foreign currency equivalent thereof); and

(l) other investments made in accordance with the Company’s investment policy previously delivered to the Administrative Agent and as in effect on or before the Effective Date, and as amended, modified or supplemented by the Company from time to time with the consent of the Administrative Agent.

In the case of investments by any Foreign Subsidiary or investments made in a country outside the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (a) through (h) and (j) through (l) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments of similar quality and liquidity utilized in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (h) and (j) through (l), and in this paragraph.

“Certain Funds Default” means, in each case, an Event of Default arising under sub-paragraph (a) to (h) below but only to the extent that such Event of Default relates to, or is made in relation to, the Company, the Bidder Vehicle or any Loan Party (and not in respect of the Target, any subsidiary of the Target or any other Subsidiaries):

(a) Section 7.01(a) (other than where failure to pay is caused by administrative error or delay or technical error or delay in the transmission of funds or a market disruption event and payment is made within five (5) Business Days after such administrative error, delay, technical error, delay in the transmission of funds or market disruption event is cured);

(b) Section 7.01(b) (but only with respect to a default in the payment of any interest on any Loan or in the payment of any fee due to any Lender, Administrative Agent, Lead Arranger, Joint Additional Arranger or Co-Arranger under the Fee Letters and other than where failure to pay is caused by administrative error or delay or technical error or delay in the transmission of funds or a market disruption event and payment is made within five (5) Business Days after such administrative error, delay, technical error, delay in the transmission of funds or market disruption event is cured);

(c) Section 7.01(c) (but only to the extent arising from a Certain Funds Representation);

(d) Section 7.01(d) (but only with respect to Section 5.03 (solely as it relates to the Company’s existence), Section 5.07(a), Section 5.08(a), Section 5.08(c), Section 5.10(a), Section 5.12(a) (other than in relation to the Pari Passu Intercreditor Agreement), Section 5.12(a), Section 5.13, Section 6.01, Section 6.02, Section 6.03, Section 6.04, Section 6.07), and solely to the extent that they relate to the Company, the Bidder Vehicle or any Loan Party;

(e) Section 7.01(h) (but excluding, in relation to involuntary proceedings, any Event of Default caused by a frivolous or vexatious (and, in either case, lacking in merit) action, proceeding or petition in respect of which no order or decree in respect of such involuntary proceeding shall have been entered);

(f) Section 7.01(i);

(g) Section 7.01(j); or

(h) Section 7.01(n).

“Certain Funds Representations” means the representations and warranties contained in (a) the first sentence of Section 3.01, (b) Section 3.02, (c) Section 3.03(a), (d) Section 3.03(b), (e) Section 3.07 (other than with respect to indentures, material agreements and other material instruments), (f) Section 3.12, (g) Section 3.17, (h) Section 3.18 and (i) Section 3.19, in each case, with respect to the Company, the Bidder Vehicle or any Loan Party only (and not in respect of the Target, any subsidiary of the Target, or any other Subsidiary or asset of any of the foregoing).

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than thirty-five percent (35%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated or approved by the board of directors of the Company nor (ii) appointed or approved by directors so nominated or approved; (c) the acquisition of direct or indirect Control of the Company by any Person or group; (d) the occurrence of a change in control, or other similar provision, as defined in any agreement or instrument evidencing any Material Indebtedness (triggering a default or mandatory prepayment, which default or mandatory prepayment has not been waived in writing); or (e) the Company ceases to own, directly or indirectly, and Control one hundred percent (100%) (other than directors’ qualifying shares) of the ordinary voting and economic power of the Dutch Borrower.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning assigned to such term in Section 9.15.

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Initial Term Loans, Incremental Revolving Loans, Incremental Term Loans, Term Loans or Swingline Loans.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means the collateral security for the Secured Obligations pledged or granted pursuant to the Collateral Documents.

“Collateral Documents” means the collective reference to the US Collateral Agreement, the Foreign Pledge Agreement, the Dutch Collateral Documents, and each other agreement or writing pursuant to which any Loan Party pledges or grants a security interest in any right or interest in or to property of any kind (including, without limitation, Equity Interests) or assets securing any Secured Obligations or Foreign Secured Obligations, as applicable, in such forms as are reasonably requested by the Administrative Agent and its counsel, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Commitment” means a Term Commitment and a Revolving Credit Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Companies Act” means the Icelandic Act on Public Limited Liability Companies No. 2/1995.

“Company” means John Bean Technologies Corporation, a Delaware corporation (to be renamed JBT Marel Corporation).

“Conforming Changes” means, with respect to the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Eurocurrency Banking Day,” the definition of “RFR Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.16 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, with reference to any period, Consolidated Net Income for such period, plus, to the extent deducted from revenues in determining Consolidated Net Income and without duplication,

(i) Consolidated Interest Expense,

(ii) expense for taxes paid or accrued,

(iii) depreciation,

(iv) amortization (including, without limitation, amortization of capitalized fees and costs, including in respect of any Permitted Receivables Financing or Permitted Receivables Sale Transaction),

(v) unusual or non-recurring non-cash expenses or losses incurred other than in the ordinary course of business, including from discontinued operations and dispositions other than in the ordinary course of business,

(vi) non-cash expenses, including those related to stock based compensation,

(vii) unusual or non-recurring cash, income or gain realized other than in the ordinary course of business to the extent such income had previously been deducted from Consolidated EBITDA as non-cash income or gain under clause (4) below,

(viii) amounts representing non-cash adjustments arising by reason of the application of certain accounting principles including with respect to FASB Statement 142 (relating to changes in accounting for the amortization of goodwill and certain other intangibles),

(ix) an amount not to exceed fifteen percent (15%) of Consolidated EBITDA (calculated before giving effect to this clause (ix)) for such period for facilities relocation or closing costs, non-recurring restructuring costs and integration costs and fees (including cash severance costs), in each case in connection with Permitted Acquisitions,

(x) other fees, charges and expenses paid in connection with any Permitted Acquisition, permitted disposition of assets, recapitalization, permitted investment, issuance or repayment of permitted Indebtedness, issuance of Equity Interests, permitted refinancing transaction or modification or amendment of any debt instrument, including any transaction undertaken but not completed, in each case under this clause (x) incurred during such period and payable in cash,

(xi) after the Effective Date, (A) the amount of closing costs, non-recurring restructuring costs and integration costs and fees in connection with the Acquisition during such period and (B) the amount of cost savings, operating cost reductions and synergies (net of the amount of actual benefits realized) projected by the Company in good faith to be realized from actions taken or to be taken within eighteen (18) months from the Effective Date (calculated on a pro forma basis as though such cost savings, operating cost reductions and synergies had been realized on a “run rate” basis on the first day of such period) in connection with the Acquisition, certified by a Responsible Officer of the Company as reasonably identifiable, factually supportable and reasonably attributable to the actions or initiatives that have been taken or to be taken within eighteen (18) months from the Effective Date, which certificate shall set forth reasonably detailed calculations of the adjustment contemplated by this clause (xi)(B); provided that the aggregate amount of the adjustments pursuant to this clause (xi) for any period shall not exceed twenty percent (20%) of Consolidated EBITDA for such period (determined after giving effect to all other addbacks permitted hereunder),

(xii) unrealized losses due to foreign exchange adjustments, and

(xiii) losses attributable to termination of pension plans; provided that the aggregate amount of the adjustment pursuant to this clause (xiii) for any period shall not exceed twenty percent (20%) of Consolidated EBITDA for such period (determined after giving effect to all other addbacks permitted hereunder), minus, to the extent included in Consolidated Net Income, (1) income tax credits and refunds (to the extent not netted from tax expense), (2) any cash payments made during such period in respect of items described in clauses (v) or (vi) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were incurred, (3) unrealized gains due to foreign exchange adjustments and (4) unusual or non-recurring non-cash income or gains realized other than in the ordinary course of business, all calculated for the Company and its Subsidiaries in accordance with GAAP on a consolidated basis.

For the purposes of calculating Consolidated EBITDA for any period of four (4) consecutive fiscal quarters (each such period, a “Reference Period”), (i) if during such Reference Period the Company or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Company or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property (including Permitted Acquisitions) that (a) constitutes (i) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (ii) all or substantially all of the common stock or other Equity Interests of a Person, and (b) involves the payment of consideration by the Company and its Subsidiaries in excess of $20,000,000; and “Material Disposition” means any sale, transfer or disposition of property or series of related sales, transfers, or dispositions of property that yields gross proceeds to the Company or any of its Subsidiaries in excess of $20,000,000.

“Consolidated Funded Indebtedness” means, at any time, the sum, without duplication, of (a) the aggregate Indebtedness of the Company and its Subsidiaries described in clauses (a), (b), (e) (excluding (i) trade accounts payable incurred in the ordinary course of business, (ii) deferred compensation accrued in the ordinary course of business, and (iii) earnouts and such earnout or contingent payments in respect of acquisitions, except to the extent that the liability on account of any such earnout or contingent payment appears in the liabilities section of the balance sheet of such Person in accordance with GAAP), (f) (including all purchase money Indebtedness), (h), (i) (to the extent any such obligations under letters of credit are drawn and unreimbursed), (j) and (l) of the definition of Indebtedness, calculated on a consolidated basis as of such time in accordance with GAAP, (b) Indebtedness of the type referred to in clause (a) of another Person guaranteed by the Company or any of its Subsidiaries, and (c) all Indebtedness of the types referred to in clauses (a) and (b) above of any partnership or joint venture (other than a joint venture that is itself a corporation or a limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Consolidated Interest Expense” means, with reference to any period, the interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Company and its Subsidiaries calculated on a consolidated basis for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries allocable to such period in accordance with GAAP (including, without limitation, all commissions, discounts, yield and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under interest rate Swap Agreements, Permitted Receivables Financings and Permitted Receivables Sale Transactions to the extent such net costs are allocable to such period in accordance with GAAP).

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period.

“Consolidated Secured Indebtedness” means, at any time, the aggregate principal amount of Consolidated Funded Indebtedness that is secured by a Lien on any assets of the Company or any of its Subsidiaries.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Total Tangible Assets” means, as of the date of any determination thereof, Consolidated Total Assets minus all goodwill and other intangible assets (other than intellectual property) of the Company and its Subsidiaries; provided that, at no time shall the value of the intellectual property included in the calculation of Consolidated Total Tangible Assets exceed ten percent (10%) of Consolidated Total Tangible Assets.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“CORRA” means a rate equal to the Canadian Overnight Repo Rate Average, as administered and published by the CORRA Administrator.

“CORRA Administrator” means the Bank of Canada (or any successor administrator of the Term CORRA Reference Rate).

“Country Risk Event” means:

(a) any law, action or failure to act by any Governmental Authority in any Borrower’s or Letter of Credit beneficiary’s country which has the effect of:

(i) changing the obligations under the relevant Letter of Credit, this Agreement or any of the other Loan Documents as originally agreed or otherwise creating any additional liability, cost or expense to the relevant Issuing Bank, the Lenders or the Administrative Agent,

(ii) changing the ownership or control by such Borrower or Letter of Credit beneficiary of its business, or

(iii) preventing or restricting the conversion into or transfer of the applicable Agreed Currency;

(b) force majeure; or

(c) any similar event

which, in relation to clauses (a), (b) and (c) of this definition, directly or indirectly, prevents or restricts the payment or transfer of any amounts owing under the relevant Letter of Credit in the applicable Agreed Currency into an account designated by the Administrative Agent or the relevant Issuing Bank and freely available to the Administrative Agent or such Issuing Bank.

“Covered Entity” has the meaning assigned to such term in Section 9.20(b).

“Covered Party” has the meaning assigned to such term in Section 9.20(a).

“CRD IV” means (a) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms, and (b) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.

“Credit Event” means a Borrowing, the issuance of a Letter of Credit, an LC Disbursement or any of the foregoing.

“Credit Party” means the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender.

“Customary Term A Loans” shall mean term loans that have a scheduled final maturity date of five (5) years or less and are syndicated primarily to commercial banks in the primary syndication thereof (as determined by the Company in good faith).

“Daily Simple RFR Loan” means any Loan that bears interest at a rate based on Adjusted Daily Simple RFR other than pursuant to clause (c) of the definition of “Alternate Base Rate.”

“DCC” means Dutch Civil Code.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“deemed year” has the meaning assigned to such term in Section 2.13(f).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to such term in Section 9.20(b).

“Defaulting Lender” means any Revolving Credit Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Revolving Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Revolving Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event or a Bail-In Action.

“dispositions” has the meaning assigned thereto in the definition of “Prepayment Event.”

“Dollar Amount” means, subject to Section 2.04, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount and (b) if such amount is expressed in a Foreign Currency, the equivalent of such amount in Dollars as determined by the Administrative Agent at such time in its sole discretion by reference to the most recent Spot Rate for such Foreign Currency (as determined as of the most recent Revaluation Date) for the purchase of Dollars with such Foreign Currency.

“Dollar RFR Determination Day” has the meaning assigned thereto in the definition of “Adjusted Daily Simple RFR.”

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America, other than a Subsidiary (a) that is a Foreign Holding Company or (b) that is owned by a Foreign Subsidiary (any Subsidiary described in clause (a) or (b), an “Excluded Domestic Subsidiary”).

“Domestic Subsidiary Guaranty” means that certain Domestic Subsidiary Guaranty dated as of June 19, 2018 executed by each US Loan Party in favor of the Administrative Agent, including any and all supplements thereto.

“Dutch Borrower” means John Bean Technologies Europe B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Dutch law and registered with the trade register of the Netherlands under number 63675013 having its corporate seat (statutaire zetel) in Rotterdam, the Netherlands.

“Dutch Collateral Documents” means (a) that certain Deed of Pledge dated as of February 15, 2019 executed by the Company in favor of the Administrative Agent creating a security interest over sixty-five percent (65%) of the voting Equity Interests and one hundred percent (100%) of the non-voting Equity Interests of the Dutch Borrower, (b) that certain Deed of Pledge dated as of February 15, 2019 executed by the Dutch Borrower in favor of the Administrative Agent creating a security interest over the Equity Interests in each Subsidiary owned by the Dutch Borrower that is incorporated in the Netherlands and (c) that certain Deed of Pledge dated as of April 21, 2023 executed by the Dutch Borrower in favor of the Administrative Agent creating a second ranking security interest over the Equity Interests in each Subsidiary owned by the Dutch Borrower that is incorporated in the Netherlands.

“Dutch Obligations” means, in each case, whether now in existence or hereafter arising: (a) the unpaid principal of and accrued and unpaid interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans made to the Dutch Borrower hereunder and (b) all other accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities owing by the Foreign Loan Parties and each of their respective Subsidiaries to the Lenders, the Issuing Banks or the Administrative Agent, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, in each case arising or incurred under this Agreement or any of the other Loan Documents.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“EMU Legislation” means the legislative measures of the European Council for the introduction of changeover to or operation of a single or unified European currency.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, binding notices or agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the management, release or threatened release of any Hazardous Material.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of or relating to the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement to the extent liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing; provided that no Permitted Convertible Indebtedness, other debt securities that are or by their terms may be convertible or exchangeable into or for common Equity Interests (or into or for any combination cash and common Equity Interests by reference to the price of such common Equity Interests) nor any Permitted Warrant Transactions, in each case, shall constitute Equity Interests of the Company or any of its Subsidiaries prior to settlement, conversion, exchange or exercise thereof into or for securities that would otherwise constitute Equity Interests under this definition.

“Equivalent Amount” of any currency with respect to any amount of Dollars at any date means the equivalent in such currency of such amount of Dollars, calculated on the basis of the Exchange Rate for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition upon the Company or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.

“Erroneous Payment” has the meaning assigned thereto in Section 8.12(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned thereto in Section 8.12(d).

“Erroneous Payment Impacted Class” has the meaning assigned thereto in Section 8.12(d).

“Erroneous Payment Return Deficiency” has the meaning assigned thereto in Section 8.12(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR” has the meaning assigned thereto in the definition of “Eurocurrency Rate.”

“EURIBOR Rate” has the meaning assigned thereto in the definition of “Eurocurrency Rate.”

“Euro” or “€” means the single currency of the Participating Member States.

“Eurocurrency” means, when used in reference to a currency means an Agreed Currency and when used in reference to any Loan or Borrowing, that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted Eurocurrency Rate.

“Eurocurrency Banking Day” means (a) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, a TARGET Day, and (b) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Swedish Krona, any day (other than a Saturday or Sunday) on which banks are open for business in Stockholm; provided, that for purposes of notice requirements in Sections 2.03, 2.08, 2.11 and any other applicable notice requirements hereunder, in each case, such day is also a Business Day.

“Eurocurrency Payment Office” of the Administrative Agent means, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Company and each Lender.

“Eurocurrency Rate” means,

(a) with respect to any Eurocurrency Borrowing for any Interest Period:

(i) denominated in Euros, the greater of (A) the rate of interest per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute, or a comparable or successor administrator approved by the Administrative Agent, for a period comparable to the applicable Interest Period (in each case, the “EURIBOR Rate”), at approximately 11:00 a.m. (Brussels time) on the applicable Rate Determination Date and (B) the Floor;

(ii) denominated in Swedish Krona, the greater of (A) the rate per annum equal to the Stockholm Interbank Offered Rate (“STIBOR”) (or such other comparable or successor rate approved by the Administrative Agent), as published on the applicable Reuters screen page (or, in each case, on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Swedish Krona) at or about 11:00 a.m. (Stockholm, Sweden time) on the applicable Rate Determination Date, as the rate for deposits in Swedish Krona with a maturity comparable to such Interest Period (in each case, the “STIBOR Rate”) and (B) the Floor; and

(iii) if applicable and approved by the Administrative Agent and the Lenders pursuant to Section 2.27, denominated in any other Agreed Currency (other than any currency referenced in clauses (i) through (ii) above or Pounds Sterling), the rate per annum as designated with respect to such Agreed Currency at the time such Agreed Currency is approved by the Administrative Agent and the Lenders pursuant to Section 2.27.

Notwithstanding the foregoing, if the Eurocurrency Rate shall be less than zero (0), such rate shall be deemed to be zero (0) for purposes of this Agreement.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” means, for any fiscal year of the Company, the sum (without duplication) of:

(a) the Consolidated Net Income (or loss) of the Company and its Subsidiaries for such fiscal year, adjusted to exclude (i) net income (or loss) of any consolidated Subsidiary that is not wholly owned by the Company to the extent such income or loss is attributable to the non-controlling interest in such consolidated Subsidiary and (ii) any non-cash gains (or non-cash losses) attributable to sale or disposition of any asset of the Company and its Subsidiaries outside the ordinary course of business to the extent included (or deducted) in calculating Consolidated Net Income; plus

(b) depreciation, amortization and other non-cash charges or losses deducted in determining such Consolidated Net Income (or loss) for such fiscal year; plus

(c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such fiscal year (except as a result of the reclassification of items from short-term to long-term or vice-versa), (ii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of the Company and its Subsidiaries increased during such fiscal year and (iii) the net amount, if any, by which the consolidated accrued long-term asset accounts of the Company and its Subsidiaries decreased during such fiscal year; minus

(d) the sum of (i) any non-cash gains included in determining such Consolidated Net Income (or loss) for such fiscal year, (ii) the amount, if any, by which Net Working Capital increased during such fiscal year (except as a result of the reclassification of items from long-term to short-term or vice-versa), (iii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of the Company and its Subsidiaries decreased during such fiscal year and (iv) the net amount, if any, by which the consolidated accrued long-term asset accounts of the Company and its Subsidiaries increased during such fiscal year; minus

(e) the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by the Company and its Subsidiaries during such fiscal year (and, at the Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s Excess Cash Flow calculation), after the end of such fiscal year but prior to the date on which the prepayment pursuant to Section 2.11(d) for such fiscal year is required to have been made), excluding (i) Indebtedness in respect of revolving credit facilities (unless there is a corresponding reduction in the commitments in respect of such revolving credit facilities, as applicable), (ii) voluntary prepayments of (A) Initial Term Loans, and to the extent secured on an equal and ratable basis with the Initial Term Loans by a Lien on the Collateral permitted under Section 6.02, Incremental Term Loans, Incremental Equivalent Indebtedness and Refinancing Indebtedness in the form of Term Loans (in each case, including any debt buyback, but limited to the actual cash amount paid by the Borrower in connection with such buyback) and (B) Revolving

Borrowings and Refinancing Indebtedness in the form of Revolving Loans (but only to the extent accompanied by a permanent reduction of the corresponding Commitment) and (iii) repayments or prepayments of Long-Term Indebtedness financed with the proceeds from the issuance of Long-Term Indebtedness or Equity Interests, casualty proceeds or condemnation proceeds; minus

(f) the sum, without duplication, of the aggregate amount of cash (i) actually paid by the Company and its Subsidiaries during such fiscal year on account of Capital Expenditures or investments pursuant to Section 6.04(b), (g), (h), (j), (l), (m) or (o) (other than any amounts that were committed during a prior fiscal year to the extent such amounts reduced Excess Cash Flow in such prior fiscal year per clause (f)(ii) below), (ii) committed during such fiscal year to be used to make Capital Expenditures or investments pursuant to Sections 6.04(b), (g), (h), (j), (l), (m) or (o) which in either case have been actually made or consummated or for which a binding agreement exists as of the time of determination of Excess Cash Flow for such fiscal year and (iii) actually paid by the Company and its Subsidiaries during such fiscal year on account of Restricted Payments pursuant to Section 6.07(c), (d), (e), (f), (g) or (h) (in each case under this clause (f) other than to the extent any such Capital Expenditure or investment is made (or is expected to be made), or any such Restricted Payment is made, in each case with the proceeds from the issuance of Long-Term Indebtedness or Equity Interests, casualty proceeds or condemnation proceeds); minus

(g) the amount of taxes (including penalties and interest) paid in cash (or reasonably estimated to be payable) in such period to the extent such amounts exceed the amount of tax expense deducted in determining Consolidated Net Income for such period.

“Exchange Rate” means, on any day, with respect to any Foreign Currency, the rate determined for such Foreign Currency by the Administrative Agent or the Issuing Bank (with notice to the Administrative Agent), as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such Foreign Currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the Issuing Bank may obtain such spot rate from another financial institution designated by the Administrative Agent or the Issuing Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such Foreign Currency; provided, further, that the Issuing Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in a Foreign Currency and, in each case, such determination shall be conclusive absent manifest error.

“Excluded Domestic Subsidiary” has the meaning assigned to such term in the definition of “Domestic Subsidiary.”

“Excluded Subsidiary” means (a) any Excluded Domestic Subsidiary, (b) any Foreign Subsidiary (i) with respect to any Secured Obligations that are not Foreign Secured Obligations, or (ii) to the extent such Foreign Subsidiary acting as a Subsidiary Guarantor of the Dutch Obligations is prohibited (whether due to an absolute prohibition or adverse legal or financial requirements) on account of legal or financial limitations imposed by the jurisdiction of organization of such Foreign Subsidiary or other relevant jurisdictions having authority over such Foreign Subsidiary, as determined by the Company in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors, (c) a captive insurance Subsidiary or other bankruptcy remote special purpose entity designated by the Company and permitted hereunder (including any Receivables Subsidiary), (d) any Subsidiary that is a not-for-profit entity so long as such Subsidiary continues to be a not-for-profit entity, (e) any Immaterial Subsidiary, and (f) any Subsidiary to the extent (and for so long as) a Guarantee by such Subsidiary of (i) the Secured Obligations, in the case of any Domestic Subsidiary, or (ii) the Foreign

Secured Obligations, in the case of any Subsidiary of the Dutch Borrower, (A) would be prohibited by applicable law, (B) would require governmental (including regulatory) consent, approval, license or authorization (unless such consent, approval, license or authorization has been received), (C) would be prohibited by contractual obligations existing on the Effective Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof), or (D) in the reasonable judgment of the Administrative Agent and the Company, the cost or other consequences (including any adverse tax consequences) of obtaining a Guarantee shall outweigh the benefits to the Lenders therefrom. Notwithstanding the foregoing, (x) in no event shall any Subsidiary be designated as an Excluded Subsidiary if it (i) is a guarantor of any Material Indebtedness of a Loan Party, (ii) is an obligor or guarantor of (A) any Subordinated Indebtedness or Incremental Equivalent Indebtedness or (B) any Indebtedness that is secured on a junior basis to the Secured Obligations, or (iii) owns the Equity Interests of a Subsidiary that is not an Excluded Subsidiary, and (y) JBT Food & Dairy Systems B.V. shall be deemed to be an “Excluded Subsidiary” on and after the Effective Date so long as such Subsidiary has contributed less than five percent (5%) of the total revenue of the Company and its Subsidiaries and less than five percent (5%) of the Consolidated Total Tangible Assets of the Company and its Subsidiaries, in each case determined as of the end of each fiscal quarter of the Company for which financial statements have been delivered under this Agreement.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Loan Party for or the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Loan Party, including the keepwell provisions in each applicable Subsidiary Guaranty). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated) (or similar Taxes imposed in lieu of a net income Tax), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by any Borrower under Section 2.19(b)) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) or Section 2.17(j) (provided, solely for purposes of this cross-reference, Section 2.17(j) shall be deemed to not include the first sentence of Section 2.17(j)), (d) any withholding Taxes imposed under FATCA, (e) any withholding Taxes imposed under the Dutch Interest Withholding Tax Act 2021 (Wet bronbelasting 2021) as a consequence of a Lender being affiliated

(gelieerd) (within the meaning of the Dutch Withholding Tax Act 2021) (Wet bronbelasting 2021) to a Dutch Borrower, (f) any Dutch corporate income tax incurred as a result of a Lender holding, directly or indirectly, a substantial interest (aanmerkelijk belang) within the meaning of chapter 4 of the Income Tax Act 2001 (Wet inkomstenbelasting 2001) in a Dutch Borrower and (g) any Bank Levy.

“Existing Consenting Lenders” means the Existing Lenders that are party to this Agreement, which constitute “Required Lenders” under and as defined in the Existing Credit Agreement.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of June 19, 2018, by and among the Company, John Bean Technologies B.V., as the Dutch borrower, the lenders from time to time party thereto and Wells Fargo, as administrative agent, as amended as of May 25, 2021, as amended and restated as of December 14, 2021, as amended by First Amendment dated as of May 9, 2023 and Second Amendment dated as of May 17, 2024, and as may be further amended, restated, supplemented or otherwise modified prior to the Effective Date.

“Existing Lenders” means the Lenders under and as defined in the Existing Credit Agreement immediately prior to the Effective Date.

“Existing Letters of Credit” are described in Section 2.06(m).

“Facility” means the Initial Term Facility, the Revolving Credit Facility or any Incremental Facility, as the context may require.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements entered into in connection with the implementation of the foregoing express provisions of the Code, and any laws, rules, regulations and practices implementing such intergovernmental agreements.

“FCA” has the meaning assigned thereto in Section 1.03(d).

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next one one-hundredth (1/100) of one percent (1%)) of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next one one-hundredth (1/100) of one percent (1%)) of the quotations for such day for such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by it. Notwithstanding the foregoing, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letters” means each of (a) that certain Term Facilities Fee Letter, dated as of May 4, 2024, by and among the Company and the Lead Arrangers and (b) that certain Revolving Facility Fee Letter, dated as of May 4, 2024, by and among the Company and Wells Fargo Securities, LLC.

“Financial Covenant Event of Default” has the meaning assigned to such term in Section 7.01(d).

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Company.

“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Company and its Subsidiaries required to be delivered pursuant to Section 5.01(a) or 5.01(b).

“First Amendment” means the First Amendment to this Agreement dated as of August 20, 2025 among the Borrowers, the Subsidiary Guarantors party thereto, the First Amendment Term Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” means August 20, 2025.

“First Amendment Term Commitment” has the meaning assigned to such term in the First Amendment.

“First Amendment Term Lender” has the meaning assigned to such term in the First Amendment.

“First Amendment Term Loans” has the meaning assigned to such term in the First Amendment.

“First Lien Net Leverage Ratio” means the ratio of (a) Consolidated Secured Indebtedness (other than Consolidated Secured Indebtedness secured by Liens subordinated to the Liens securing the Initial Term Loans) as of such date less the sum of (i) one hundred percent (100%) of Unrestricted Cash of the Company and its Domestic Subsidiaries held in the United States and (ii) ninety percent (90%) of Unrestricted Cash of the Company and its Subsidiaries held outside of the United States to (b) Consolidated EBITDA for the most recently ended period of four (4) consecutive fiscal quarters, calculated for the Company and its Subsidiaries on a consolidated basis.

“First-Tier Foreign Subsidiary” has the meaning assigned to such term in the definition of “Material First-Tier Foreign Subsidiary.”

“Floor” means (i) in the case of the Revolving Credit Facility, a rate of interest equal to zero percent (0%) and (ii) in the case of the Term Loans, 0.00%.

“Foreign Currencies” means Agreed Currencies other than Dollars.

“Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.

“Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign Currency.

“Foreign Holding Company” means any Domestic Subsidiary all or substantially all of the assets of which are comprised of Equity Interests in (and, if applicable, (a) Indebtedness of and/or (b) cash or Cash Equivalents attributable to any of the foregoing and held on an incidental basis) one or more Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code.

“Foreign Lender” means (a) if the applicable Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Foreign Loan Parties” means, collectively, the Dutch Borrower and all Subsidiary Guarantors that are Foreign Subsidiaries (other than an Excluded Domestic Subsidiary).

“Foreign Pledge Agreement” means the Foreign Pledge Agreement dated as of June 19, 2018 executed by the Foreign Loan Parties in favor of the Administrative Agent, for the ratable benefit of the Secured Parties.

“Foreign Prepayment Event” has the meaning assigned thereto in Section 2.11(d)(iii).

“Foreign Secured Obligations” means, collectively, (a) the Dutch Obligations and (b) all existing or future payment and other obligations owing by any Foreign Loan Party under (i) any Secured Swap Agreement (other than any Excluded Swap Obligation), (ii) any Secured Banking Services Agreement, and (iii) any Secured Bilateral Letter of Credit Facility.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“Foreign Subsidiary Guaranty” means that certain Foreign Subsidiary Guaranty dated as of June 19, 2018 executed by each Foreign Loan Party in favor of the Administrative Agent, including any and all supplements thereto.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business and shall not include obligations under or with respect to surety bonds posted by or for the benefit of any Person in the ordinary course of such Person’s business.

“guarantor” has the meaning assigned thereto in the definition of “Guarantee.”

“Hazardous Materials” means all explosive or radioactive substances and all hazardous or toxic substances or other pollutants regulated under Environmental Law, including petroleum or petroleum distillates, per- and polyfluoroalkyl substances, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes.

“Hostile Acquisition” means (a) the acquisition of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to such acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn.

“IBA” has the meaning assigned thereto in Section 1.03(d).

“Immaterial Subsidiary” means any Subsidiary (other than a Borrower) that (a) has (as of the date of determination) assets on its balance sheet that represents less than seven and a half percent (7.5%) of Consolidated Total Assets or (b) had revenue during the most recently ended period of four (4) consecutive fiscal quarters for which financial statements are available that represents less than seven and a half percent (7.5%) of consolidated revenues of the Company and its Subsidiaries; provided that if (A) the consolidated assets of all such Immaterial Subsidiaries as of such date of determination would exceed seventeen and a half percent (17.5%) of Consolidated Total Assets as of such date or (B) the consolidated revenues of all such Immaterial Subsidiaries for such period would exceed seventeen and a half percent (17.5%) of the consolidated revenues of the Company and its Subsidiaries for such period, the Company shall designate one or more Subsidiaries that would otherwise constitute Immaterial Subsidiaries to be excluded as an Immaterial Subsidiary as may be necessary such that the foregoing aggregate limit or limits shall not be exceeded, and any such Subsidiary shall thereafter be deemed to be a Subsidiary that is not an Immaterial Subsidiary.

“Increasing Lender” has the meaning assigned to such term in Section 2.20(b).

“Incremental Amendment” has the meaning assigned to such term in Section 2.20(g).

“Incremental Equivalent Indebtedness” has the meaning assigned to such term in Section 6.01(a)(xvii).

“Incremental Facilities” has the meaning assigned to such term in Section 2.20(a).

“Incremental Facilities Limit” means, with respect to any proposed incurrence of any Incremental Facility under Section 2.20 or additional Indebtedness under Section 6.01(a)(xvii) or 6.01(b)(xviii), as applicable, an amount equal to the sum of (a) $550,000,000 less the total aggregate initial principal amount (as of the date of incurrence thereof) of all Incremental Facilities and Incremental Equivalent Indebtedness, in each case previously incurred under this clause (a), plus (b) an unlimited amount so long as, in the case of this clause (b), after giving pro forma effect to the incurrence of such amount (assuming that the entire Incremental Facility is funded on the effective date thereof and after giving effect to any permanent repayment of Indebtedness in connection therewith, but without netting the proceeds thereof) would not cause (i) the Secured Net Leverage Ratio, as of the most recently ended fiscal quarter for which financial statements are available (or in the case of any additional Indebtedness, the proceeds of which will finance a Limited Condition Acquisition, the date determined pursuant to Section 1.06), to exceed (A) 4.00 to 1.00 with respect to Incremental Facilities secured on a pari passu basis with the Lien on the Collateral securing the Secured Obligations or (B) 4.50 to 1.00 with respect to Incremental Facilities secured on a junior lien basis with the Lien on the Collateral securing the Secured Obligations and (ii) the Total Net Leverage Ratio as of the most recently ended fiscal quarter for which financial statements are available (or in the case of any additional Indebtedness, the proceeds of which will finance a Limited Condition Acquisition, the date determined pursuant to Section 1.06), to exceed 5.75 to 1.00 with respect to Incremental Facilities that are either (A) unsecured or (B) secured by assets not constituting Collateral. Unless the Company otherwise notifies the Administrative Agent, if all or any portion of any Incremental Facility or Incremental Equivalent Indebtedness would be permitted under clause (b) above on the applicable date of incurrence, such Incremental Facility or Incremental Equivalent Indebtedness (or the relevant portion thereof) shall be deemed to have been incurred in reliance on clause (b) above prior to the utilization of any amount available under clause (a) above. For purposes of calculating such Secured Net Leverage Ratio for purposes of this definition, all such additional Indebtedness incurred pursuant to any Incremental Facility or any Incremental Equivalent Indebtedness shall be deemed to be secured Indebtedness (whether or not such Indebtedness is in fact so secured).

“Incremental Term Commitment” means a commitment in respect of any Incremental Term Loan.

“Incremental Term Loan” has the meaning assigned to such term in Section 2.20(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business and (ii) earnouts and such earnout or contingent payments in respect of acquisitions except as and to the extent that the liability on account of any such earnout or contingent payment appears in the liabilities section of the balance sheet of such Person in accordance with GAAP), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all obligations (excluding rents under operating leases) of such Person under Sale and Leaseback Transactions, and (l) all obligations under Permitted Receivable Financings, to the extent such obligations would be required to be included on the consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP. For the avoidance of doubt, Indebtedness will not include (i) obligations under or with respect to surety bonds posted by or for the benefit of any Person in the ordinary course of such Person’s business, (ii) any underfunded pension liabilities or other post-retirement benefits or (iii) any obligations incurred under cross-currency swaps or any other Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For the avoidance of doubt, the obligations of the Company under any Permitted Warrant Transaction shall not constitute Indebtedness so long as the terms of such Permitted Warrant Transaction provide for “net share settlement” (or substantially equivalent term) as the default “settlement method” (or substantially equivalent term) thereunder, except to the extent it is accounted for as a liability under the Borrowers’ application of GAAP. For purposes hereof, the amount of any Permitted Convertible Indebtedness shall be the aggregate stated principal amount thereof without giving effect to any obligation to pay cash or deliver shares with value in excess of such principal amount, and without giving effect to any integration thereof with any Permitted Bond Hedge Transaction pursuant to U.S. Treasury Regulation § 1.1275-6.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Initial Term Commitment” means, with respect to each Initial Term Lender or First Amendment Term Lender, the commitment of such Initial Term Lender or First Amendment Term Lender, as applicable, to make Initial Term Loans. The initial amount of each Initial Term Lender’s Initial Term Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption, Incremental Amendment or other documentation contemplated hereby pursuant to which such Initial Term Lender shall have assumed its Initial Term Commitment, as applicable. As of the Effective Date and immediately prior to the funding thereof, the aggregate amount of the Initial Term Commitments is $900,000,000; and as of the First Amendment Effective Date and immediately prior to the funding thereof, the aggregate amount of the Initial Term Commitments is $897,750,000.

“Initial Term Facility” means the Initial Term Commitments, including the First Amendment Term Commitments, and the extensions of credit made thereunder.

“Initial Term Lender” means, at any time, any Lender that has an Initial Term Commitment or an Initial Term Loan at such time.

“Initial Term Loan” means a Loan made or deemed made pursuant to Section 2.01(b)(i) and shall include the First Amendment Term Loans made or deemed made pursuant to Section 2.01(b)(ii) and the First Amendment, which shall be the same Class of Term Loans.

“Interest Coverage Ratio” has the meaning assigned to such term in Section 6.11(b).

“Interest Election Request” means a request by the applicable Borrower to convert or continue a Borrowing in accordance with Section 2.08 in the form attached hereto as Exhibit C-2.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan) or Daily Simple RFR Loan, the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Eurocurrency Loan or Term RFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing or Term RFR Borrowing with an Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three (3) months’ duration after the first day of such Interest Period (provided, that each such three-month interval payment day shall be the immediately succeeding Business Day if such day is not a Business Day, unless such day is not a Business Day but is a day of the relevant month after which no further Business Day occurs in such month, in which case such day shall be the immediately preceding Business Day) and the Maturity Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.

“Interest Period” means with respect to any Loan or Borrowing, the period commencing on the date of such Loan or Borrowing is disbursed or converted to, or with respect to any Eurocurrency Borrowing or Term RFR Borrowing, continued as a Eurocurrency Borrowing or Term RFR Borrowing, as applicable, and ending on the numerically corresponding day in the calendar month that is one (1), three (3) or (except with respect to any Loan bearing interest based on the Adjusted Term CORRA) six

(6) months thereafter (or such other period as agreed to by the Lenders), in each case as selected by the applicable Borrower (or the Company on behalf of the applicable Borrower) in its Borrowing Request or Interest Election Request and subject to availability; provided, that:

(i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period;

(iii) any Interest Period shorter than one (1) month shall be priced at a rate equal to the rate for a one-month Interest Period;

(iv) any Interest Period shall commence on the date of advance of or conversion to any Eurocurrency Loan or Term RFR Loan, as applicable, and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires; and

(v) no tenor that has been removed from this definition pursuant to Section 2.14(b)(iv) shall be available for specification in any Borrowing Request or Interest Election Request.

For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means, as the context may require and with respect to any Letters of Credit issued by such institution, (a) Wells Fargo, (b) JPMorgan Chase Bank, N.A., (c) U.S. Bank National Association, (d) Citibank, N.A., or (e) any other Lender selected by the Company and approved by the Administrative Agent (such approval not to be unreasonably withheld) which agrees to act as an Issuing Bank hereunder, in each case, in its capacity as an issuer of Letters of Credit hereunder and its successors in such capacity as provided in Section 2.06(i); provided that the maximum amount available to be drawn under Letters of Credit issued and outstanding by any Issuing Bank at any time shall not exceed the amount set forth on Schedule 1.01(a) with respect to such Issuing Bank (the “LC Commitments”) (which schedule may be updated from time to time subject to the approval of the Administrative Agent and the applicable Issuing Bank). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Latest Maturity Date” means, at any time, the latest Maturity Date in respect of all of the Classes of Loans and Commitments that are outstanding at such time.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Commitments” has the meaning assigned to such term in the definition of “Issuing Bank.”

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“LC Sublimit” means $75,000,000.

“Lead Arrangers” means collectively, (x) each of Wells Fargo Securities, LLC, Goldman Sachs Bank USA, BofA Securities, Inc., JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc., MUFG Bank, Ltd., PNC Bank, National Association, U.S. Bank National Association, Truist Securities, Inc. and Coöperatieve Rabobank U.A., New York Branch~~.~~ and (y) in respect of the First Amendment, each of Wells Fargo Securities, LLC, Goldman Sachs Bank USA, BofA Securities, Inc., JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc., MUFG Bank, Ltd., PNC Bank, National Association, U.S. Bank National Association, Truist Securities, Inc., Coöperatieve Rabobank U.A., New York Branch, HSBC Securities (USA) Inc. and ING Bank N.V., Dublin Branch.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption or Incremental Amendment, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Banks.

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s extensions of credit, which office may, to the extent the applicable Lender notifies the Administrative Agent in writing, include an office of any Affiliate of such Lender or any domestic or foreign branch of such Lender or Affiliate.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement, including the Existing Letters of Credit.

“Leverage Ratio Increase Option” means the option of the Company, upon the consummation after the Effective Date of any Permitted Acquisition or series of Permitted Acquisitions occurring within any consecutive twelve (12) month period having aggregate consideration (including, without limitation, cash, cash equivalents, Equity Interests, earn-outs, holdbacks and other deferred payment obligations) in excess of $100,000,000, to elect, by not less than five (5) Business Days’ (or such lesser time as the Administrative Agent may agree in its sole discretion) written notice to the Administrative Agent prior to delivery of financial statements pursuant to Section 5.01(a) or Section 5.01(b), as applicable, for the first fiscal quarter end of the Company immediately following such Permitted Acquisition or series of Permitted Acquisitions, to increase the maximum Secured Net Leverage Ratio required pursuant to Section 6.11(a) solely (x) with respect to a Permitted Acquisition that is not a Limited Condition Acquisition (or series of related Permitted Acquisitions that does not include a Limited Condition Acquisition), for the fiscal quarter during which such Permitted Acquisition or the last of such series of Permitted Acquisitions is consummated and the three (3) consecutive fiscal quarters ending thereafter or (y) with respect to a Permitted Acquisition that is a Limited Condition Acquisition

(or series of related Permitted Acquisitions that includes a Limited Condition Acquisition), for purposes of determining pro forma compliance with Section 6.11(a) at the time definitive purchase agreement, merger agreement or other acquisition agreement governing the Permitted Acquisition is executed, the fiscal quarter during which such Permitted Acquisition or the last of such series of Permitted Acquisitions is consummated and the three (3) consecutive fiscal quarters ending thereafter; provided that at any time during which a Leverage Ratio Increase Option is in effect, the Company may choose to terminate such Leverage Ratio Increase Option by not less than five (5) Business Days’ (or such lesser time as the Administrative Agent may agree in its sole discretion) written notice to the Administrative Agent prior to delivery of financial statements pursuant to Section 5.01(a) or Section 5.01(b) for the quarter in which such revocation is requested, as applicable; provided, further, that each such written notice to terminate such Leverage Ratio Increase Option shall set forth the number of fiscal quarters for which the Leverage Ratio Increase Option was in effect. Notwithstanding the foregoing, upon the exercise by the Company of any Leverage Ratio Increase Option, (a) the Company shall not be permitted to exercise a subsequent Leverage Ratio Increase Option until the Company has been in compliance with the applicable Secured Net Leverage Ratio set forth in Section 6.11(a)(ii)(y) for one quarterly measurement period and (b) no subsequent Leverage Ratio Increase Option may include any portion of a Permitted Acquisition or series of Permitted Acquisitions that was included for a previous Leverage Ratio Increase Option.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Condition Acquisition” means any Permitted Acquisition or other investment permitted under Section 6.04 that is not conditioned on the availability of, or on obtaining, third-party financing.

“Loan Documents” means this Agreement, the Reaffirmation Agreement, each Subsidiary Guaranty, the Collateral Documents, any Acceptable Intercreditor Agreement, any Incremental Amendment, any AutoBorrow Agreement, any promissory notes executed and delivered pursuant to Section 2.10(e), and any and all other instruments and documents executed and delivered in connection with any of the foregoing.

“Loan Parties” means, collectively, the US Loan Parties and the Foreign Loan Parties.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Local Time” means (a) New York City time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars and (b) local time (as may be determined by the Administrative Agent or the applicable Issuing Bank (with notice to the Administrative Agent), as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment) in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency (it being understood that such local time shall mean London, England time unless otherwise notified by the Administrative Agent).

“Long-Term Indebtedness” means any Indebtedness (excluding Indebtedness owing to the Company or a Subsidiary thereof by a Subsidiary of the Company or the Company) that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

“Majority in Interest,” when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Revolving Lenders, Lenders having Revolving Credit Exposures and unused Revolving Credit Commitments representing more than fifty percent (50%) of the sum of the aggregate Revolving Credit Exposures and the unused aggregate Revolving Credit Commitments of all of the Revolving Credit Lenders at such time and (b) in the case of the Term Lenders of any Class, Lenders holding outstanding Term Loans of such Class representing more than fifty percent (50%) of the aggregate principal amount of all Term Loans of such Class outstanding at such time; provided that whenever there are one or more Defaulting Lenders, the total outstanding Term Loans and Revolving Credit Exposures of, and the unused Commitments of, each Defaulting Lender of any Class shall be excluded for purposes of making a determination of Majority in Interest.

“Mandatory Tender Offer” means a mandatory takeover offer in respect of which the Offer Announcement is issued at any time during the period that commences not earlier than five (5) calendar weeks prior to the last day on which a Voluntary Tender Offer may be accepted and ends on the last day on which a Voluntary Tender Offer may be accepted.

“Material Acquisition” has the meaning assigned to such term in the definition of “Consolidated EBITDA.”

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition or operations of the Company and the Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender under any Loan Document or (c) the legality, validity, binding effect or enforceability of the Loan Documents taken as a whole.

“Material Disposition” has the meaning assigned to such term in the definition of “Consolidated EBITDA.”

“Material First-Tier Foreign Subsidiary” means, collectively, (a) the Dutch Borrower and (b) each other Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code and the Equity Interests of which are owned directly by any US Loan Party (each, a “First-Tier Foreign Subsidiary”) that individually either (i) has tangible assets (including Equity Interests in other Subsidiaries) that represents greater than or equal to either five percent (5%) of the total tangible assets or (ii) has revenues that represent greater than or equal to either five percent (5%) of the total revenue, in each case, of the Company and its First-Tier Foreign Subsidiaries on a consolidated basis determined as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)); provided that in the event that the Material First-Tier Foreign Subsidiaries (together with the Company) do not represent at least seventy-five percent (75%) of both (i) the total tangible assets and (ii) the total revenue, in each case, of the Company and its First-Tier Foreign Subsidiaries on a consolidated basis as of the end of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)), then in such case the Company shall identify additional First-Tier Foreign Subsidiaries of the Company to constitute “Material First-Tier Foreign Subsidiaries” such that both of the foregoing seventy-five percent (75%) tests are satisfied.

“Material Indebtedness” means any Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $200,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means, collectively, (a) each Loan Party and (b) each Subsidiary that as of the most recent fiscal quarter of the Company, for the period of four (4) consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)), (i) contributed (by itself and not through one or more of its Subsidiaries) greater than seven and a half percent (7.5%) of the total revenue of the Company and its Subsidiaries for such period or (ii) contributed (by itself and not through one or more of its Subsidiaries) greater than seven and a half percent (7.5%) of the Consolidated Total Tangible Assets of the Company and its Subsidiaries as of the last day of such period.

“Maturity Date” means (a) with respect to the Revolving Credit Facility, the fifth anniversary of the Effective Date; provided that if (i) any of the 2026 Convertible Notes remain outstanding on the date that is ninety-one (91) days prior to the maturity date of the 2026 Convertible Notes (the “Springing Maturity Date”) and (ii) the aggregate outstanding principal amount on such date of such notes exceeds $100,000,000 and the sum of the aggregate unused commitments under the Revolving Credit Facility on such date plus the aggregate amount of Unrestricted Cash of the Company and its Subsidiaries on such date is less than $600,000,000, then the “Maturity Date” with respect to the Revolving Credit Facility shall be the Springing Maturity Date, (b) with respect to Initial Term Loans, the seventh (7th) anniversary of the Effective Date and (c) with respect to any Incremental Facility, the maturity of such Incremental Facility as set forth in the Incremental Amendment.

“Maximum Rate” has the meaning assigned to such term in Section 9.15.

“Merger” means any merger between the Bidder Vehicle (or a wholly-owned subsidiary thereof organized under the laws of the Netherlands or Iceland formed for the purpose of consummating the Transactions) and the Target in accordance with Chapter XIV or XIVA of the Companies Act.

“Minimum Acceptance Condition” means, with respect to an Offer, the condition set forth in the Offer Documents with respect to the number of acceptances to an Offer which must be secured to declare such Offer unconditional as to acceptances which shall be equal to or more than ninety percent (90%) (or such other percentage as may be reasonably acceptable to the Lead Arrangers) of the Target shares carrying voting rights.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earnout, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum, without duplication, of (i) all fees and out-of-pocket expenses paid in connection with such event by the Company and its Subsidiaries (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a sale, transfer, lease or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), (x) the amount of all payments that are permitted hereunder and are made by the Company and its Subsidiaries as a result of such event to repay Indebtedness (other than the Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (y) the pro rata portion of net cash proceeds thereof attributable to minority interests and not available for distribution to or for the account of the Company and its Subsidiaries as a result thereof and (z) the amount of any liabilities directly associated with such asset and retained by the Company and its Subsidiaries and including pension and other post-employment benefit liabilities and liabilities related to environmental matters, and (iii) the amount of all taxes paid (or reasonably estimated to be payable), and the amount of any reserves established in accordance with GAAP to fund purchase price adjustment, indemnification and other liabilities (other than any earnout obligations, but including pension and other post-employment benefit liabilities and liabilities related to environmental matters) reasonably estimated to be payable, as a result of the occurrence of such event. For purposes of this definition, in the event any contingent liability reserve established with respect to any event as described in clause (b)(iii) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the contingent liabilities with respect to which such reserve has been established, be deemed to be receipt, on the date of such reduction, of cash proceeds in respect of such event.

“Net Working Capital” means, at any date, (a) the consolidated current assets of the Company and its Subsidiaries as of such date (excluding cash and Cash Equivalents) minus (b) the consolidated current liabilities of the Company and its Subsidiaries as of such date (excluding, without duplication, (i) the current portion of any Indebtedness, (ii) outstanding Revolving Loans and Swingline Loans, (iii) the current portion of current taxes and deferred income taxes and (iv) the current portion of accrued Consolidated Interest Expense). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

“New Money Credit Event” means with respect to any Issuing Bank, any increase (directly or indirectly) in such Issuing Bank’s exposure (whether by way of additional credit or banking facilities or otherwise, including as part of a restructuring) to any Borrower or any Governmental Authority in any Borrower’s or any applicable Letter of Credit beneficiary’s country occurring by reason of (a) any law, action or requirement of any Governmental Authority in such Borrower’s or such Letter of Credit beneficiary’s country, or (b) any request in respect of external indebtedness of borrowers in such Borrower’s or such Letter of Credit beneficiary’s country applicable to banks generally which conduct business with such borrowers, or (c) any agreement in relation to clause (a) or (b), in each case to the extent calculated by reference to the aggregate Revolving Credit Exposures outstanding prior to such increase.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Non-public Lender” means any Person which does not belong to the “public” within the meaning of CRD IV.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Company and its Subsidiaries to any of the Lenders, the Administrative Agent, the Issuing Banks or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, in each case arising or incurred under this Agreement or any of the other Loan Documents, including, without limitation, the Dutch Obligations.

“OFAC” means Office of Foreign Assets Control of the United States Department of the Treasury.

“Offer” means (a) any Voluntary Tender Offer and (b) to the extent applicable, any Mandatory Tender Offer.

“Offer Announcement” means, with respect to the Offer, the announcement thereof issued by the Bidder Vehicle to the public (after approval by the Relevant Regulator) pursuant to the Takeover Act.

“Offer Closing Certificate” means in respect of the Offer, a certificate from the Bidder Vehicle confirming that:

(a) the Minimum Acceptance Condition has been satisfied;

(b) all other conditions to the Offer as set out in the Offer Document have been (or will be on the Effective Date) satisfied or waived other than payment of the purchase price pursuant to the Offer Document; and

(c) the conditions set forth in Sections 4.01(m)(iv) and (v) are satisfied.

“Offer Documents” means the Transaction Agreement and the offer document prepared in accordance the Takeover Act by the Bidder Vehicle in connection with the Offer and approved by the Relevant Regulator and any other documents to be sent by the Bidder Vehicle to the Target’s shareholders, and otherwise made available to such persons and in the manner required by Article 113 of the Takeover Act, in connection with the Offer, the Merger, or Squeeze-Out Procedure, as applicable.

“Original Currency” has the meaning assigned to such term in Section 2.18(a).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Overnight Foreign Currency Rate” means, for any amount payable in a Foreign Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related Credit Event, plus any taxes, levies, imposts, duties, deductions, charges or withholdings imposed upon, or charged to, the Administrative Agent by any relevant correspondent bank in respect of such amount in such relevant currency.

“Parallel Debt” is defined in Section 8.11(a).

“parent” has the meaning assigned thereto in the definition of “subsidiary.”

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Pari Passu Intercreditor Agreement” means the intercreditor agreement dated as of May 17, 2024 among the Administrative Agent as collateral agent hereunder, and Goldman Sachs Bank USA, as collateral agent under the Bridge Facility.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Payment Recipient” has the meaning assigned thereto in Section 8.12(a).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Periodic Term CORRA Determination Day” has the meaning set forth in the definition of “Term CORRA.”

“Periodic Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR.”

“Permitted Acquisition” means (a) the Acquisition and (b) any acquisition (whether by purchase, merger, consolidation or otherwise but excluding in any event a Hostile Acquisition) or series of related acquisitions by the Company or any Subsidiary of (i) all or substantially all the assets of or (ii) all or substantially all the Equity Interests in, a Person or division or line of business of a Person, if, at the time of and immediately after giving effect thereto (and subject to Section 1.06 in the case of a Limited Condition Acquisition), (A) no Default has occurred and is continuing or would arise after giving effect thereto, (B) such Person or division or line of business is engaged in the same, similar or adjacent line of business as the Company and the Subsidiaries or business reasonably related thereto, (C) all actions required to be taken with respect to such acquired or newly formed Subsidiary under Section 5.09 shall have been taken (or will be taken within the time periods set forth in Section 5.09), (D) the Company and the Subsidiaries are in compliance, on a pro forma basis reasonably acceptable to the Administrative Agent after giving effect to such acquisition (but without giving effect to any synergies or cost savings), with the covenants contained in Section 6.11 recomputed as of the last day of the most recently ended fiscal quarter of the Company for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms and giving effect to any Leverage Ratio Increase Option, if applicable) had occurred on the first day of each relevant period for testing such compliance and, if the aggregate consideration paid in respect of such acquisition exceeds $250,000,000, the Company shall, at least five (5) days (or such shorter period as the Administrative Agent may agree in its sole discretion) prior to the consummation of such acquisition, have delivered to the Administrative Agent a certificate of a Financial Officer of the Company to such effect, together with all relevant financial information, statements and projections requested by the Administrative Agent and (E) in the case of a merger and/or consolidation involving the Company or a Subsidiary, the Company or such Subsidiary is the surviving entity of such merger and/or consolidation.

“Permitted Bond Hedge Transaction” means any bond hedge, call or capped call option (or substantively equivalent derivative transaction) relating to the Company’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock of the Company) purchased by the Company or a Subsidiary thereof in connection with the issuance of any Permitted Convertible Indebtedness and settled in common stock of the Company (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of Company’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Company; provided that the purchase of any such Permitted Bond Hedge Transaction is made with, and the purchase price thereof less the proceeds received from the Company from the sale of any substantially concurrently executed Permitted Warrant Transaction, does not exceed, the net proceeds received by the Company or a Subsidiary thereof in connection with the issuance of any Permitted Convertible Indebtedness.

“Permitted Convertible Indebtedness” means (a) unsecured Indebtedness of the Company that (i) as of the date of issuance thereof contains customary conversion or exchange rights, customary premiums and customary offer to repurchase rights for transactions of such type (in each case, as determined by the Company in good faith) and (ii) is convertible into or exchangeable for shares of common stock of the Company (or other securities or property following a merger event, reclassification or other change of the common stock of the Company), cash or a combination thereof (such amount of cash determined by reference to the price of Company’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Company and (b) any guarantee by any Loan Party of Indebtedness of the Company described in clause (a); provided that that such Indebtedness is permitted to be incurred under Section 6.01(a)(xi).

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes and other governmental charges that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits or letters of credit to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.01;

(f) Liens incidental to the conduct of a Person’s business or the ownership of its assets which arise in the ordinary course of business and do not materially detract from the value of the affected property or interfere or impair with the ordinary conduct of its business;

(g) Liens in favor of the Company or any other Loan Party;

(h) customary Liens in favor of a Governmental Authority to secure payments under any contract or statute, or Liens to secure any Indebtedness incurred in financing the acquisition, construction or improvement of property subject thereto to the extent created or arising in connection with the tax-exempt financing of the acquisition, construction or improvement of, any facility used or to be used in the business of the Company or any Subsidiary through the issuance of obligations, the income from which shall be excludable from gross income by virtue of Section 103 of the Code (or any subsequently adopted provisions thereof providing for a specific exclusion from gross income);

(i) licenses, sublicenses, leases or subleases granted to third parties in the ordinary course of business not interfering with the business of the Company or any Subsidiary;

(j) rights of setoff or bankers’ Liens upon deposits of cash and/or credit balances of bank accounts in favor of banks or other depository institutions or escrow institutions and Liens associated with overdraft protection and netting services;

(k) Liens on goods in the possession of customs authorities in favor of such customs authorities which secure payment of customs duties in connection with importation of goods;

(l) Liens deemed to exist in connection with permitted repurchase obligations or set-off rights;

(m) Liens in favor of collecting banks arising under Section 4-210 of the Uniform Commercial Code;

(n) Liens on cash and Cash Equivalents in each case collateralizing letters of credit and incurred in the ordinary course of business;

(o) financing statements filed in connection with operating leases;

(p) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

(q) with respect to the Dutch Borrower and its Subsidiaries, any liability arising under a declaration of joint and several liability (hoofdelijke aansprakelijkheid) as referred to in Article 2:403 of the DCC (and any residual liability (overblijvende aansprakelijkheid) under such declaration arising pursuant to Article 2:404(2) DCC); and

(r) with respect to the Dutch Borrower and its Subsidiaries, any joint and several liability (hoofdelijke aansprakelijkheid) under any fiscal unity for VAT, Dutch corporation income tax or other purposes, provided that, except as provided in clause (h) above, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Liens” means all Liens permitted under Section 6.02.

“Permitted Receivables Financing” means one or more accounts receivable securitization, factoring or other monetization facilities established by a Receivables Subsidiary or one or more of the Company or its Subsidiaries, whereby the Company or one or more of its Subsidiaries shall sell, contribute, assign or otherwise transfer Receivables, or interests therein, directly (or indirectly through the Company or its Subsidiaries to such Receivables Subsidiary, including an initial sale, contribution, assignment or other transfer to the Company or a Subsidiary and then to such Receivables Subsidiary, and the Receivables Subsidiary in turn shall sell, contribute, assign, pledge or otherwise transfer such Receivables) to buyers, purchasers or lenders (or shall otherwise borrow against such Receivables), so long as (a) except as set forth in clause (b) of this definition, no portion of the Indebtedness or any other obligation (contingent or otherwise) under such Permitted Receivables Financing shall be guaranteed by the Company or any of its Subsidiaries (other than the Receivables Subsidiary), (b) there shall be no recourse or obligation to the Company or any of its Subsidiaries (other than the Receivables Subsidiary) other than pursuant to representations, warranties, covenants, purchase obligations, indemnities and performance guarantees or undertakings (which shall exclude any guarantees of principal of, and interest on such Permitted Receivables Financing) entered into in connection with such Permitted Receivables Financing that in the reasonable opinion of the Company are customary for securitization transactions or the servicing of Receivables and (c) none of the Company nor any of its Subsidiaries (other than the Receivables Subsidiary) shall have provided, either directly or indirectly, any other credit support of any kind in connection with such Permitted Receivables Financing, except as set forth in clause (b) of this definition.

“Permitted Receivables Sale Transaction” means customary receivables sale transactions involving the sale of Receivables that is structured as a “true sale,” without recourse to the Company and its Subsidiaries (except for customary representations, warranties, covenants, purchase obligations, indemnities and performance guarantees or undertakings made in connection therewith or as is otherwise customary (as determined by the Company in good faith) for such transactions) to a counterparty pursuant to an accelerated payment program that is not entered into as part of an accounts receivable securitization transaction (including any Permitted Receivables Financing) or any revolving credit or term loan financing transaction and that provides for payment to the Company or one of its Subsidiaries on account of such Receivables prior to the date that such Receivables would otherwise be due; provided that such arrangement shall be on arm’s length terms that are fair and reasonable to the Company and its Subsidiaries (as determined in good faith by the Company).

“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided, that (a) the principal amount (or accreted value or aggregate commitments, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value or aggregate commitments, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium thereon and underwriting discounts, fees, commissions and expenses), (b) [reserved], (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (d) no Permitted Refinancing Indebtedness shall have different obligors, or greater guarantees or security, than the Indebtedness being Refinanced and (e) if the Indebtedness being Refinanced is secured by any collateral (whether equally and ratably with, or junior to, the Secured Parties or otherwise), such Permitted Refinancing Indebtedness may be secured by such collateral (including in respect of any proceeds, replacement, renewal of and improvement and accession to such collateral or any collateral pursuant to after-acquired property clauses to the extent any such items secured or would have secured the Indebtedness being Refinanced) on terms no less favorable (including as to seniority and ranking) to the Secured Parties than those contained in the documentation governing the Indebtedness being Refinanced.

“Permitted Tax Restructuring” means any reorganizations and other activities related to tax planning and tax reorganization entered into prior to, on or after the date hereof so long as such reorganization and other activities will not impair in any material respect the security interests in favor of, and are not otherwise materially disadvantageous to, the Lenders (as determined by the Company in good faith).

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to Company’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock of the Company) sold by the Company substantially concurrently with any purchase by the Company of a Permitted Bond Hedge Transaction and settled in common stock of the Company (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of Company’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Company.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pounds Sterling” or “£” means the lawful currency of the United Kingdom.

“Prepayment Event” means:

(a) any non-ordinary course sale, transfer, lease or other disposition (including pursuant to a sale and leaseback transaction and by way of merger or consolidation) (for purposes of this defined term, collectively, “dispositions”) of any asset of the Company or any of its Subsidiaries pursuant to Section 6.03(a)(iv)(I) or (a)(vi), other than dispositions resulting in aggregate Net Proceeds not exceeding (i) two and a half percent (2.5%) of Consolidated Total Tangible Assets in the case of any single disposition or series of related dispositions and (ii) five percent (5%) of Consolidated Total Tangible Assets for all such dispositions during any fiscal year of the Company;

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of the Company or any of its Subsidiaries with a fair market value immediately prior to such event equal to or greater than two and a half percent (2.5%) of Consolidated Total Tangible Assets; or

(c) the incurrence by the Company or any of its Subsidiaries of any Refinancing Indebtedness and any other Indebtedness, other than Indebtedness permitted to be incurred under Section 6.01.

“primary obligor” has the meaning assigned thereto in the definition of “Guarantee.”

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate; each change in the Prime Rate shall be effective as of the opening of business from and including the date such change is publicly announced as being effective. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Principal Foreign Secured Obligations” means the Foreign Secured Obligations, excluding the Parallel Debt, to the extent these are for the payment of money (tot voldoening van een geldsom).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to such term in Section 9.20(b).

“QFC Credit Support” has the meaning assigned to such term in Section 9.20.

“Rate Determination Date” means, with respect to any Interest Period, two (2) Eurocurrency Banking Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent that such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Reaffirmation Agreement” means the Reaffirmation Agreement dated as of the date hereof made by each Loan Party in favor of the Administrative Agent for the benefit of the Secured Parties.

“Receivables” means accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries (other than any Receivables Subsidiaries) arising in the ordinary course of business from the sale of goods, leases of goods or rendition of services, including any thereof constituting or evidenced by chattel paper, instruments, accounts (as defined in the UCC) or general intangibles, and any assets related thereto (including, without limitation, all contracts and contract rights, all records and bank accounts, all collateral, all general intangibles, documents, instruments and records, and all guarantees related thereto) and all proceeds and rights (contractual and other) thereof, in each case that are customarily transferred or in respect of which security interests are customarily granted in connection with a securitization, factoring, receivables facility or similar monetization of such assets.

“Receivables Subsidiary” means a wholly-owned Subsidiary of the Company that has been established as a bankruptcy remote special purpose entity for the limited purpose of acquiring and financing Receivables under a Permitted Receivables Financing and that shall not engage in any activities other than in connection with a Permitted Receivables Financing.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Reference Period” has the meaning set forth in the definition of “Consolidated EBITDA.”

“Reference Time” with respect to any setting of the then-current Benchmark for any currency means (a) if such Benchmark is a Daily Simple RFR Loan, (i) if the RFR for such Benchmark is SOFR, then four (4) RFR Business Days prior to (A) if the date of such setting is an RFR Business Day, such date or (B) if the date of such setting is not an RFR Business Day, the RFR Business Day immediately preceding such date, (ii) if the RFR for such Benchmark is Term CORRA Reference Rate, then two (2) RFR Business Days prior to (A) if the date of such setting is an RFR Business Day, such date or (B) if the date of such setting is not an RFR Business Day, the RFR Business Day immediately preceding such date, and (iii) if the RFR for such Benchmark is SONIA, then four (4) RFR Business Days prior to (A) if the date of such setting is an RFR Business Day, such date or (B) if the date of such setting is not an RFR Business Day, the RFR Business Day immediately preceding such date, (b) if such Benchmark is an Adjusted Eurocurrency Rate, (i) if the applicable Adjusted Eurocurrency Rate for such Benchmark is based upon EURIBOR, then 11:00 a.m. (Brussels time) on the day that is two (2) Eurocurrency Banking Days preceding the date of such setting, and (ii) if the applicable Adjusted Eurocurrency Rate for such Benchmark is based upon STIBOR, then 11:00 a.m. (Stockholm time) on the day that is two (2) Eurocurrency Banking Days preceding the date of such setting and (c) otherwise, then the time determined by the Administrative Agent, including in accordance with the Benchmark Replacement or any Conforming Changes.

“Refinance” has the meaning set forth in the definition of “Permitted Refinancing Indebtedness.”

“Refinanced Debt” has the meaning set forth in the definition of “Refinancing Indebtedness.”

“Refinancing Effective Date” has the meaning assigned to such term in Section 2.28(a).

“Refinancing Facility Agreement” means a Refinancing Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrowers, the Administrative Agent and one or more Refinancing Lenders, establishing commitments in respect of Refinancing Indebtedness and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.28.

“Refinancing Indebtedness” means Indebtedness of a Borrower or any Restricted Subsidiary in the form of term loans, revolving loans or revolving commitments obtained pursuant to a Refinancing Facility Agreement, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, refinance or replace, in whole or part, existing Indebtedness that is Term Loans, Revolving Loans or Revolving Commitments hereunder (including any successive Refinancing Indebtedness) (such existing Term Loans, Revolving Loans, Revolving Commitments and successive Refinancing Indebtedness, the “Refinanced Debt”); provided that:

(a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of such Refinanced Debt except by an amount equal to the sum of accrued and unpaid interest, accrued fees and premiums (if any) with respect to such Refinanced Debt and fees and expenses associated with the refinancing of such Refinanced Debt with such Refinancing Indebtedness; provided, however, that, as part of the same incurrence or issuance of Indebtedness as such Refinancing Indebtedness, the Borrowers may incur or issue an additional amount of Indebtedness under Section 6.01 without violating this clause (a) (and, for purposes of clarity, (x) such additional amount of Indebtedness shall not constitute Refinancing Indebtedness and (y) such additional amount of Indebtedness shall reduce the applicable basket under Section 6.01, if any, on a dollar-for-dollar basis);

(b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than ninety-one (91) days after the Latest Maturity Date of such Refinanced Debt, and such stated final maturity of such Refinancing Indebtedness shall not be subject to any conditions that could result in such stated final maturity occurring on a date that precedes the Latest Maturity Date of such Refinanced Debt;

(c) such Refinancing Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, on the stated final maturity date as permitted pursuant to the preceding clause (b) or upon the occurrence of an event of default, asset sale or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Refinanced Debt) prior to the earlier of (i) the latest stated final maturity of such Refinanced Debt and (ii) ninety-one (91) days after the Latest Maturity Date in effect on the date of such extension, renewal or refinancing; provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Indebtedness in the form of Term Loans shall be permitted so long as the weighted average life to maturity of such Refinancing Indebtedness in the form of Term Loans shall be no shorter than the weighted average life to maturity of such Refinanced Debt remaining as of the date of such extension, replacement or refinancing;

(d) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of the Borrowers or any Subsidiary, in each case that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Refinanced Debt) an obligor in respect of such Refinanced Debt, and, in each case, shall constitute an obligation of the Borrowers or such Subsidiary to the extent of its obligations in respect of such Refinanced Debt and

(e) in the case of Refinancing Indebtedness in the form of Term Loans, such Refinancing Indebtedness shall contain terms and conditions that are not materially more favorable (when taken as a whole) to the investors providing such Refinancing Indebtedness than those applicable to the existing Term Loans of the applicable Class being refinanced (other than (i) with respect to pricing, maturity, amortization, optional prepayments and redemption and (ii) covenants or other provisions applicable only to periods after the Latest Maturity Date) on the date such Refinancing Indebtedness is incurred.

“Refinancing Lender” means any Person that provides a Refinancing Indebtedness.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Foreign Currency, (i) the central bank for the Foreign Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the Foreign Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Relevant Regulator” means the Financial Supervisory Authority to the Central Bank of Iceland or any other entity, agency, body, governmental authority or person that has regulatory or supervisory authority or other similar power in connection with the Offer, the Squeeze-Out Procedure, or the Merger, as applicable.

“Removal Effective Date” has the meaning assigned thereto in Section 8.06(b).

“Repricing Transaction” means (a) the prepayment or refinancing of all or a portion of the Initial Term Loans directly or indirectly, from the net proceeds of any Indebtedness of the Company or any of its Subsidiaries, in each case having a lower Weighted Average Yield than such Initial Term Loans or (b) any amendment to the terms of such Initial Term Loans that reduces the Weighted Average Yield applicable to such Initial Term Loans, excluding, in each case of clauses (a) and (b), any such prepayment, refinancing or amendment that is not made or effected for the primary purpose of reducing the Weighted Average Yield applicable to the Initial Term Loans or that is made or effected in connection with a Change in Control or Transformative Transactions.

“Required Lenders” means, as of any date of determination, Lenders holding more than fifty percent (50.0%) of the sum of the (a) the sum of the total Revolving Credit Exposures of all Revolving Credit Lenders, (b) outstanding amount of Term Loans and (c) the aggregate unused Commitments.

“Required Revolving Lenders” means, at any time, Lenders holding more than fifty percent (50.0%) of the sum of the (a) the sum of the total Revolving Credit Exposures of all Revolving Credit Lenders and (b) the aggregate unused Revolving Credit Commitments.

“Required Subsidiary” means (a) each Domestic Subsidiary, and (b) with respect to the Foreign Secured Obligations, each Subsidiary of the Dutch Borrower; provided that no Excluded Subsidiary shall be a Required Subsidiary.

“Resignation Effective Date” has the meaning assigned thereto in Section 8.06(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer, any manager or other similar officer of a Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests in the Company.

“Revaluation Date” means, subject to Section 2.04,

(a) with respect to any Loan denominated in a Foreign Currency, each of the following: (i) the date of the borrowing of such Loan (including any borrowing or deemed borrowing in respect of any unreimbursed portion of any payment by the applicable Letter of Credit issuer under any Letter of Credit denominated in a Foreign Currency) but only as to the amounts so borrowed on such date, (ii) each date of a continuation of such Loan pursuant to the terms of this Agreement, but only as to the amounts so continued on such date, and (iii) such additional dates as the Administrative Agent shall determine, and

(b) with respect to any Letter of Credit denominated in a Foreign Currency, each of the following: (i) each date of issuance of such Letter of Credit, but only as to the stated amount of the Letter of Credit so issued on such date; and (ii) such additional dates as the Administrative Agent shall determine.

“Revolving Commitment Increase” has the meaning assigned to such term in Section 2.20(a).

“Revolving Credit Commitment” means, with respect to each Revolving Credit Lender, the commitment of such Revolving Credit Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Revolving Credit Lender pursuant to Section 9.04. The initial amount of each Revolving Credit Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption, Incremental Amendment or other documentation contemplated hereby pursuant to which such Revolving Credit Lender shall have assumed its Commitment, as applicable.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Credit Facility” means the Revolving Credit Commitments and the extension of credit made thereunder.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment or a Revolving Loan at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“RFR” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, Term SOFR, (b) Canadian Dollars, Term CORRA and (c) Pounds Sterling, SONIA.

“RFR Business Day” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities, (b) Canadian Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in Toronto, and (c) Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London; provided, that for purposes of notice requirements in Sections 2.03, 2.08, 2.11 and any other applicable notice requirements hereunder, in each case, such day is also a Business Day.

“RFR Loan” means a Daily Simple RFR Loan or a Term RFR Loan, as the context may require.

“RFR Rate Day” means any day pursuant to which any calculation of Adjusted Daily Simple RFR is made.

“S&P” means Standard & Poor’s Ratings Services, a division of S&P Global Inc. and any successor thereto.

“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.

“Sanctioned Country” means at any time, a country, region or territory which is itself the subject or target of any Sanctions (including, as of the Effective Date, Cuba, Iran, North Korea, Syria, Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, any European member state, His Majesty’s Treasury, the Hong Kong Monetary Authority or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.

“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, including, but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the European Union, any European member state, His Majesty’s Treasury, the Hong Kong Monetary Authority, the United Nations Security Council or other relevant sanctions authority in any jurisdiction in which (a) the Borrowers or any of their Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the extensions of credit will be used, or (c) from which repayment of the extensions of credit will be derived.

“Screen Rate” means, for any Eurocurrency Loan denominated in (a) Euros, the EURIBOR Rate or (b) Swedish Krona, the STIBOR Rate.

“SEC” means the United States Securities and Exchange Commission.

“Secured Banking Services Agreement” means any Banking Services Agreement between or among the Company or any Subsidiary and any Banking Services Provider.

“Secured Bilateral Letter of Credit Facility” means any bilateral letter of credit facility or facility for bank guarantees (other than Letters of Credit) issued by any Bilateral L/C Issuer for the account of the Company or any of its Subsidiaries outstanding on the Effective Date as set forth on Schedule 1.01(b) and any other such facilities designated by the Company as a “Secured Bilateral Letter of Credit Facility” by written notice to the Administrative Agent at any time; provided that (a) the aggregate amount of bilateral letter of credit facilities and/or facilities for bank guarantees included as “Secured Bilateral Letter of Credit Facilities” hereunder shall not exceed $200,000,000 at any time and (b) the Company shall, with the consent of any Bilateral L/C Issuer whose Secured Bilateral Letter of Credit Facility set forth on such Schedule is being increased, reduced or terminated (which such consent shall not be unreasonably withheld or delayed), be permitted to provide an updated Schedule 1.01(b) to the Administrative Agent from time to time.

“Secured Net Leverage Ratio” means the ratio of (a) Consolidated Secured Indebtedness as of such date less the sum of (i) one hundred percent (100%) of Unrestricted Cash of the Company and its Domestic Subsidiaries held in the United States and (ii) ninety percent (90%) of Unrestricted Cash of the Company and its Subsidiaries held outside of the United States to (b) Consolidated EBITDA for the most recently ended period of four (4) consecutive fiscal quarters, calculated for the Company and its Subsidiaries on a consolidated basis.

“Secured Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by the Company or any Subsidiary under (i) any Secured Swap Agreement, (ii) any Secured Banking Services Agreement, and (iii) any Secured Bilateral Letter of Credit Facilities; provided that the “Secured Obligations” of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party. For the avoidance of doubt, any obligation under any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction shall not constitute Secured Obligations.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Banks, the Swap Banks, the Banking Services Providers, the Bilateral L/C Issuers, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 8.05, any other holder from time to time of any of any Secured Obligations and, in each case, their respective successors and permitted assigns.

“Secured Swap Agreement” means any Swap Agreement between or among the Company or any Subsidiary and any Swap Bank.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Adjustment” means (i) in the case of the Revolving Credit Facility, a percentage equal to 0.10% (10.0 basis points) per annum and (ii) in the case of the Term Loans, 0.00%.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” means, in reference to the Company and its Subsidiaries, (a) the fair value of the assets of such Persons, taken as a whole, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of such Persons, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) such Persons, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) such Persons, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted after the Effective Date.

“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.

“SONIA Adjustment” means a percentage equal to 0.0350% (3.5 basis points) per annum.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“specified currency” has the meaning assigned to such term in Section 2.22.

“Specified ECF Percentage” means, with respect to any fiscal year of the Company, (a) if the First Lien Net Leverage Ratio as of the last day of such fiscal year is greater than 5.00 to 1.00, fifty percent (50%), (b) if the First Lien Net Leverage Ratio as of the last day of such fiscal year is less than or equal to 5.00 to 1.00 but greater than 4.00 to 1.00, twenty-five percent (25%), and (c) if the First Lien Net Leverage Ratio as of the last day of such fiscal year is less than or equal to 4.00 to 1.00, zero percent (0%).

“Spot Rate” means, subject to Section 2.04, for a currency, the rate provided (either by publication or otherwise provided or made available to the Administrative Agent) by Thomson Reuters Corp. (or equivalent service chosen by the Administrative Agent in its reasonable discretion) as the spot rate for the purchase of such currency with another currency at a time selected by the Administrative Agent in accordance with the procedures generally used by the Administrative Agent for syndicated credit facilities in which it acts as administrative agent.

“Springing Maturity Date” has the meaning set forth in the definition of “Maturity Date.”

“Squeeze-Out” means the statutory redemption of Target Shares pursuant to which, subject to certain conditions set forth in Article 110 of the Takeover Act, or Article 24 the Companies Act, as applicable, the Bidder Vehicle may redeem all the Target Shares by requiring the shareholders of the Target who had not previously accepted the Offer to sell the Target Shares owned by them to the Bidder Vehicle.

“Squeeze-Out Procedure” means the procedure to be implemented following the date on which the Bidder Vehicle becomes able, in all respects under Article 110 of the Takeover Act, or Article 24 the Companies Act, as applicable, to redeem and acquire all of the outstanding Target Shares which the Bidder Vehicle has not acquired, contracted to acquire or in respect of which it has not received valid acceptances in connection with the Offer.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any basic, marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board, the Financial Services Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans (or imposed in respect of the maintenance of funding commitments) in the applicable currency, expressed in the case of each such requirement as a decimal. Such reserve, liquid asset, fees or similar requirements shall, in the case of Dollar denominated Loans, include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D of the Board. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement and the Adjusted Eurocurrency Rate for each outstanding Loan shall be adjusted automatically as of the effective date of any change in the Statutory Reserve Rate.

“Sterling RFR Determination Day” has the meaning assigned thereto in the definition of “Adjusted Daily Simple RFR.”

“STIBOR” has the meaning assigned thereto in the definition of “Eurocurrency Rate.”

“STIBOR Rate” has the meaning assigned thereto in the definition of “Eurocurrency Rate.”

“Subordinated Indebtedness” means any Indebtedness of the Company or any Subsidiary the payment of which is contractually subordinated to payment of the obligations under the Loan Documents.

“Subordinated Indebtedness Documents” means any document, agreement or instrument evidencing any Subordinated Indebtedness or entered into in connection with any Subordinated Indebtedness.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company, excluding for all purposes of this Agreement (other than as used in the definition of “Captive Finance Subsidiary”) and the other Loan Documents, each Captive Finance Subsidiary.

“Subsidiary Guarantor” means each Subsidiary of the Company party to a Subsidiary Guaranty on the Effective Date or which become a party to a Subsidiary Guaranty pursuant to Section 5.09. The Subsidiary Guarantors on the Effective Date are identified as such in Schedule 3.01.

“Subsidiary Guaranty” means each of the Domestic Subsidiary Guaranty and the Foreign Subsidiary Guaranty, individually or collectively as the context requires.

“Supported QFC” has the meaning assigned to such term in Section 9.20.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including, without limitation, any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act); provided that (a) no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement and (b) no Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall be a Swap Agreement.

“Swap Bank” means any Person that, (a) at the time it enters into a Swap Agreement with the Company or any Subsidiary permitted under Article VI, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent or (b) at the time it (or its Affiliate) becomes a Lender or the Administrative Agent (including on the Effective Date), is a party to a Swap Agreement with the Company or any Subsidiary, in each case in its capacity as a party to such Swap Agreement.

“Swap Obligations” means any and all obligations of the Company or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.

“Swedish Krona” means the lawful currency of Sweden.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means Wells Fargo in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Swingline Sublimit” means $25,000,000.

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“Takeover Act” means the Icelandic Act on Takeovers No. 108/2007.

“Target” means Marel hf., an Icelandic public limited liability company with the Icelandic registration number 620483-0369 having its registered address at Austurhraun 9, 210 Gardabaer, Iceland.

“TARGET Day” means any day on which T2 is open for the settlement of payments in Euros.

“Target Debt Repayment” means (a) the repayment in full of all principal, interest, premium and other amounts outstanding or due with respect to the Target’s Indebtedness under (i) the EUR 150,000,000 Term Facility Agreement dated July 17, 2023, among Marel Holding B.V., as the original borrower, the other obligors party thereto, HSBC Continental Europe, as agent, and the other financial institutions party thereto, as amended prior to the Effective Date, (ii) the $300,000,000 Term Facility Agreement dated November 2, 2022, among Marel USA Holding, Inc., as borrower, the other obligors party thereto, HSBC Continental Europe, as agent, and the other financial institutions party thereto, as amended prior to the Effective Date, (iii) the EUR 700,000,000 Revolving Credit Facility Agreement dated February 5, 2020, among Marel Holding B.V. and Marel USA Holding, Inc., as original borrowers, the other obligors party thereto, HSBC Continental Europe, as agent, and the other financial institutions party thereto, as amended prior to the Effective Date, (iv) the Floating Rate Promissory Loan Agreement dated December 7, 2018, among Marel Holding B.V., as borrower, the other obligors party thereto, and UniCredit Bank AG, as amended prior to the Effective Date, (v) the Fixed Rate Promissory Loan Agreement dated December 7, 2018, among Marel Holding B.V., as borrower, the other obligors party thereto, and UniCredit Bank AG, as amended prior to the Effective Date, (vi) the Promissory Note dated as of February 4, 2021, by and among Wenger Manufacturing Inc., as the borrower, and UMB Bank, n.a., as the lender, as amended prior to the Effective Date and (vii) the Promissory Note dated as of June 03, 2016, by and among Wenger Manufacturing Inc., as the borrower, and UMB Bank, n.a., as the lender, as amended prior to the Effective Date, (b) the termination of all commitments in respect the foregoing and the cancellation or termination (or cash collateralization or backstop in a manner reasonably satisfactory to the issuing bank thereof) of any letters of credit issued and outstanding thereunder and (c) the termination and/or release of (or customary arrangements reasonably satisfactory to the Lead Arrangers with respect to) all guarantees and security granted in connection with the foregoing.

“Target Material Adverse Effect” means a “Material Adverse Effect” (as defined in the Transaction Agreement as in effect on the date hereof) with respect to the Marel Group (as defined in the Transaction Agreement as in effect on the date hereof).

“Target Shares” has the meaning assigned to such term in the recitals hereto.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means an Initial Term Commitment or any Incremental Term Commitment or any combination thereof, as the context may require.

“Term CORRA” means, for any calculation with respect to a Term CORRA Loan, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) RFR Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 5:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding RFR Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Periodic Term CORRA Determination Day.

“Term CORRA Adjustment” means, with respect to any Term CORRA Loan, a percentage per annum as set forth below for the applicable Interest Period therefor:

Interest Period	Percentage
One month	0.29547%
Three months	0.32138%

“Term CORRA Administrator” means CanDeal Benchmark Administration Services Inc. (“CanDeal”) or, in the reasonable discretion of the Administrative Agent, TSX Inc. or an affiliate of TSX Inc. as the publication source of the CanDeal/TSX Term CORRA benchmark that is administered by CanDeal (or a successor administrator of the Term CORRA Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term CORRA Loan” means a Loan that bears interest at a rate based on Adjusted Term CORRA.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term Lenders” means the Initial Term Lenders and the Lenders with Incremental Term Loans.

“Term Loans” means the Initial Term Loans and the Incremental Term Loans.

“Term RFR” means, with respect to any Agreed Currency for any Interest Period, a rate per annum equal to (a) for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, Adjusted Term SOFR, (b) for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Canadian Dollars, Adjusted Term CORRA and (c) for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Pounds Sterling, the greater of (i) the forward-looking term rate for a period comparable to such Interest Period based on the RFR for such Agreed Currency that is published by an authorized benchmark administrator and is displayed on a screen or other information service, each as identified or selected by the Administrative Agent in its reasonable discretion at approximately a time and as of a date prior to the commencement of such Interest Period determined by the Administrative Agent in its reasonable discretion in a manner substantially consistent with market practice and (ii) the Floor. Further, when used in reference to any Loan or Borrowing, “Term RFR” means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate based on Term RFR other than pursuant to clause (c) of the definition of “Alternate Base Rate.”

“Term RFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrowers of the occurrence of a Term RFR Transition Event.

“Term RFR Transition Date” means, in the case of a Term RFR Transition Event, the date that is thirty (30) calendar days after the Administrative Agent has provided the related Term RFR Notice to the Lenders and the Borrowers pursuant to Section 2.14(b)(i)(C).

“Term RFR Transition Event” means, with respect to any currency for any Interest Period, the determination by the Administrative Agent that (a) the applicable Term RFR for such currency has been recommended for use by the Relevant Governmental Body and (b) the administration of such Term RFR is administratively feasible for the Administrative Agent.

“Term SOFR” means,

(a) for any calculation with respect to a Term RFR Loan denominated in Dollars, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) RFR Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one (1) month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) RFR Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Adjustment” means, for any calculation with respect to an ABR Borrowing or a Term RFR Borrowing, (i) in the case of Revolving Credit Facility, 0.10% (10.0 basis points) per annum and (ii) in the case of the Term Loans, 0.00%.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Total Net Leverage Ratio” means the ratio of (a) Consolidated Funded Indebtedness less the sum of (i) one hundred percent (100%) of Unrestricted Cash of the Company and its Domestic Subsidiaries held in the United States and (ii) ninety percent (90%) of Unrestricted Cash of the Company and its Subsidiaries held outside of the United States to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, calculated for the Company and its Subsidiaries on a consolidated basis.

“Transaction Agreement” means that certain Transaction Agreement Relating to the Voluntary Takeover Offer by John Bean Technologies Corporation for Marel hf. dated as of April 4, 2024, by and among Bidder Vehicle, the Company and the Target.

“Transactions” means, collectively, (a) the extension and renewal of all Indebtedness outstanding under the Existing Credit Agreement, (b) the consummation of each Offer and of the Acquisition, and if applicable, the Merger or the Squeeze-Out Procedure, (c) refinancing or prepayment of existing debt of the Target, (d) the Target Debt Repayment and the Bridge Facility Refinancing and (e) the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Transformative Transactions” means any merger, acquisition, consolidation or similar transaction involving third-parties, in any case by the Company or any Subsidiary that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or (b) permitted by the terms of this Agreement immediately prior to the consummation of such acquisition, but would not provide the Company and its Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of the combined operations following such consummation, as determined by the Company acting in good faith.

“Transitioned RFR Loan” means any Loan that is an RFR Loan that would not have borne interest based upon an Adjusted Daily Simple RFR or a Term RFR on the Effective Date. To the extent that Loans denominated in Dollars bear interest based on an Adjusted Daily Simple RFR or a Term RFR after the Effective Date, such Loans would be Transitioned RFR Loans.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Eurocurrency Rate, the Adjusted Term SOFR or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Cash” means, at any time, cash and Cash Equivalents (other than Cash Equivalents under clauses (k) and (l) of such definition) reflected on the consolidated balance sheet of the Company and its Subsidiaries as of such date to the extent such cash or Cash Equivalent (a) is not subject to any Lien (other than a Lien in favor of the Administrative Agent for the benefit of the Secured Parties or a banker’s Lien or right of setoff pursuant to customary deposit arrangements) or any restriction as to its use or (b) constitutes Segregated Financing Proceeds (as defined in the Bridge Facility as in effect as of April 4, 2024), subject to no other Liens other than Liens permitted under Section 6.02(i) and/or clause (j) of the definition of “Permitted Encumbrances.”

“US Collateral Agreement” means the US Collateral Agreement dated as of June 19, 2018 executed by the US Loan Parties in favor of the Administrative Agent, for the ratable benefit of the Secured Parties.

“US Loan Parties” means the Company and the Subsidiary Guarantors that are Domestic Subsidiaries.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 9.20.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“VAT” means any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112), and any other tax of a similar nature.

“Voluntary Tender Offer” means a voluntary takeover offer submitted in accordance with the Takeover Act for the Target Shares.

“Weighted Average Yield” means, with respect to any Term Loan, any Term Commitment or any other Loans or Commitments, the weighted average yield to stated maturity thereof, as determined by the Administrative Agent based on the interest rate or rates applicable thereto and giving effect to all upfront or similar fees or original issue discount payable to the lenders with respect thereto and to any interest rate “floor,” (if an Incremental Term Loan includes an interest rate floor greater than the applicable interest rate floor under the Initial Term Loans, such differential between interest rate floors shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the interest rate margin under the Initial Term Loans shall be required, but only to the extent an increase in the interest rate floor in the Initial Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case, the interest rate floor (but not the interest rate margin) applicable to the Initial Term Loans shall be increased to the extent of such differential between interest rate floors), but excluding any prepayment premiums, customary arrangement, syndication, commitment, structuring, ticking, underwriting, amendment, consent and other similar fees paid or payable to the arrangers (or similar titles) or their Affiliates, in each case in their capacities as such in connection therewith and that are not generally shared with all lenders providing such loans and commitments; provided that to the extent that the interest rate on the effective date of such other loans or commitments is less than the interest rate floor, if any, applicable to such other loans or commitments, then the amount of such difference shall be included in the calculation of the Weighted Average Yield of such other loans or commitments; provided, further, that original issue discount and upfront fees (which shall be deemed to constitute like amounts of original issue discount) shall be equated to interest margins based on the shorter of the remaining life to the stated maturity and an assumed four-year (4) life to maturity. For purposes of determining the Weighted Average Yield of any floating rate Indebtedness at any time, the rate of interest applicable to such Indebtedness at such time shall be assumed to be the rate applicable to such Indebtedness at all times prior to maturity; provided that appropriate adjustments shall be made for any changes in rates of interest provided for in the documents governing such Indebtedness (other than those resulting from fluctuations in interbank offered rates, prime rates, Federal Funds Effective Rate or other external indices not influenced by the financial performance or creditworthiness of the Company or any Subsidiary).

“Wells Fargo” means Wells Fargo Bank, National Association.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan,” an “Incremental Revolving Loan,” an “Initial Term Loan,” an “Incremental Term Loan” or a “Term Loan”) or by Type (e.g., a “Eurocurrency Loan,” an “Adjusted Term SOFR Loan” or an “ABR Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan,” an “Adjusted Term SOFR Term Loan” or an “ABR Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing,” an “Incremental Revolving Borrowing,” an “Initial Term Borrowing,” an “Incremental Term Borrowing” or a “Term Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing,” an “Adjusted Term SOFR Borrowing” or an “ABR Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing,” an “Adjusted Term SOFR Term Borrowing” or an “ABR Term Borrowing”).

SECTION 1.03 Terms Generally; Rates.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (ii) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (iii) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (iv) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In this agreement, where it relates to a Dutch entity, a reference to: (i) a lien or security interest includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkte recht) created for the purpose of granting security (goederenrechtelijk zekerheidsrecht), (ii) a bankruptcy or insolvency (and any of those terms) includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden), (iii) a moratorium includes surseance van betaling and granted a moratorium includes surseance verleend, (iv) any step or procedure taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990), but not where such notice is (deemed to be) filed by reason of a request by a Dutch Obligor for the postponement of its tax liability payments made in accordance with the Decree on Temporary Measures Corona Crisis (Besluit noodmaatregelen coronacrisis) of the Dutch State Secretary for Finance dated September 24th, 2021, no. 2021-191442 (as amended and replaced from time to time) or in accordance with any similar arrangement announced by the Dutch authorities including the letter to the House of Representatives (Kamerbrief) of 26 November 2021, (v) a receiver includes a curator, (vi) a custodian includes a bewindvoerder, and (vii) a director means a managing director (bestuurder) and board of directors means its managing board (bestuur).

(c) Unless otherwise specified herein, Consolidated Total Assets and Consolidated Total Tangible Assets at any time shall be calculated as of the end of the immediately preceding fiscal quarter of the Company for which the Company’s financial statements were most recently delivered pursuant to Section 5.01(a) or Section 5.01(b) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or Section 5.01(b), the most recent financial statements referred to in Section 3.04(a).

(d) The interest rate on Loans denominated in Dollars or a Foreign Currency may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. Regulators have signaled the need to use alternative reference rates for some of these benchmark rates and, as a result, such benchmark rates may cease to comply with applicable laws and regulations, may be permanently discontinued or the basis on which they are calculated may change. The London interbank offered rate, which may be one of the benchmark rates with reference to which the interest rate on Loans may be determined, is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the ICE Benchmark Administration (“IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for the London interbank offered rate for: (i) Pounds Sterling, Yen, Swiss Francs and Euros will be December 31, 2021, (ii) Dollars for 1-week and 2-month tenor settings will be December 31, 2021 and (iii) Dollars for overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023. No successor administrator for IBA was identified in such Announcements. As a result, it is possible that commencing immediately after such dates, the London interbank offered rate for such currencies and tenors may no longer be available or may no longer be deemed a representative reference rate upon which to determine the interest rate on applicable Loans. There is no assurance that the dates set forth in the Announcements will not change or that IBA or the FCA will not take further action that could impact the availability, composition or characteristics of any London interbank offered rate. Public and private sector industry initiatives have been and continue, as of the date hereof, to be underway to implement new or alternative reference rates to be used in place of London interbank offered rates. In the event that the London interbank offered rate or any other then-current Benchmark is no longer available or in certain other circumstances set forth in Section 2.14(b), such Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrowers, pursuant to Section 2.14(b), of any change to the reference rate upon which the interest rate on Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (A) the continuation of, administration of, submission of, calculation of or any other matter related to the London interbank offered rate, the rates in the definition of “Eurocurrency Rate” or any other Benchmark, or any component definition thereof or rates referenced in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.14(b), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (B) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (a) without giving effect to any election under FASB ASC 825-10-25 (or any other FASB ASC principle having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value,” as defined therein and (b) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under FASB ASC 470-20 (or any other FASC ASC principle having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. Notwithstanding any change in GAAP after the Effective Date, (i) all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as Capital Lease Obligations in the financial statements and (ii) all financial statements delivered to the Administrative Agent hereunder shall contain a schedule showing the modifications necessary to reconcile the adjustments made pursuant to clause (i) above with such financial statements.

SECTION 1.05 UCC Terms; Rounding. Terms defined in the UCC in effect on the Effective Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.06 Limited Condition Acquisitions. In the event that the Company notifies the Administrative Agent in writing that any proposed Permitted Acquisition or other investment permitted under Section 6.04 is a Limited Condition Acquisition and that the Company wishes to test the conditions to such Limited Condition Acquisition and, if applicable, the availability of Incremental Term Loans or Incremental Equivalent Indebtedness that is to be used to finance such Limited Condition Acquisition in accordance with this Section, then, so long as agreed to by the Administrative Agent and the lenders providing such Incremental Term Loans or such Incremental Equivalent Indebtedness, the following provisions shall apply:

(a) any condition to such Limited Condition Acquisition, such Incremental Term Loans or such Incremental Equivalent Indebtedness that requires that no Default or Event of Default shall have occurred and be continuing at the time of such Limited Condition Acquisition or the incurrence of such Incremental Term Loans or Incremental Equivalent Indebtedness, shall be satisfied if (i) no Default or Event of Default shall have occurred and be continuing at the time of the execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Limited Condition Acquisition and (ii) no Event of Default under any of Sections 7.01(a), 7.01(b), 7.01(h) or 7.01(i) shall have occurred and be continuing both before and after giving effect to such Limited Condition Acquisition and any Indebtedness incurred in connection therewith (including such Incremental Term Loans or Incremental Equivalent Indebtedness);

(b) any condition to such Incremental Term Loans or Incremental Equivalent Indebtedness in connection with any Limited Condition Acquisition that the representations and warranties in this Agreement and the other Loan Documents shall be true and correct at the time of such Limited Condition Acquisition or the incurrence of such Incremental Term Loans or Incremental Equivalent Indebtedness shall be subject to customary “SunGard” or other customary applicable “certain funds” conditionality provisions (including, without limitation, a condition that the representations and warranties under the relevant agreements relating to such Limited Condition Acquisition as are material to the lenders providing such Incremental Term Loans or Incremental Equivalent Indebtedness shall be true and correct, but only to the extent that the Company or its applicable Subsidiary has the right to terminate its obligations under such agreement as a result of a breach of such representations and warranties or the failure of those representations and warranties to be true and correct);

(c) any financial ratio test or condition, may upon the written election of the Company delivered to the Administrative Agent prior to the execution of the definitive agreement for such Limited Condition Acquisition, be tested either (i) upon the execution of the definitive agreement with respect to such Limited Condition Acquisition or (ii) upon the consummation of the Limited Condition Acquisition and related incurrence of Indebtedness, in each case, after giving effect to the relevant Limited Condition Acquisition and related incurrence of Indebtedness, on a pro forma basis; provided that the failure to deliver a notice under this Section 1.06(c) prior to the date of execution of the definitive agreement for such Limited Condition Acquisition shall be deemed an election to test the applicable financial ratio under sub-clause (ii) of this Section 1.06(c); and

(d) if the Company has made an election with respect to any Limited Condition Acquisition to test a financial ratio test or condition at the time specified in clause (c)(i) of this Section, then in connection with any subsequent calculation of any ratio or basket on or following the relevant date of execution of the definitive agreement with respect to such Limited Condition Acquisition and prior to the earlier of (i) the date on which such Limited Condition Acquisition is consummated or (ii) the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be required to be satisfied on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have been consummated. Notwithstanding the foregoing, any calculation of a ratio in connection with determining the Applicable Rate and determining whether or not the Company is in compliance with the requirements of Section 6.11 shall, in each case be calculated assuming such Limited Condition Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated.

The foregoing provisions shall apply with similar effect during the pendency of multiple Limited Condition Acquisitions such that each of the possible scenarios is separately tested.

SECTION 1.07 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

The Credits

SECTION 2.01 Commitments.

(a) Subject to the terms and conditions set forth herein, each Revolving Credit Lender agrees to make Revolving Loans to the Borrowers in Agreed Currencies from time to time during the Availability Period in an aggregate principal amount that will not result in (i) subject to Sections 2.04 and 2.11(c), the Dollar Amount of such Revolving Credit Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment and (ii) subject to Sections 2.04 and 2.11(c), the sum of the Dollar Amount of the total Revolving Credit Exposures exceeding the Aggregate Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

(b) (i) Subject to the terms and conditions set forth herein, each Initial Term Lender agrees to make Initial Term Loans to the Borrowers in Dollars in a principal amount equal to such Initial Term Lender’s Initial Term Commitment on the Effective Date.

(ii) ~~[Reserved].~~Subject to the terms and conditions set forth herein and in the First Amendment, each First Amendment Term Lender agrees to make First Amendment Term Loans to the Borrowers in Dollars in a principal amount equal to such First Amendment Term Lender’s First Amendment Term Commitment on the First Amendment Effective Date.

(iii) Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.

SECTION 2.02 Loans and Borrowings.

(a) Revolving Loans and Revolving Borrowings.

(i) Each Revolving Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Revolving Loans made by the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any Revolving Credit Lender to make any Revolving Loan required to be made by it shall not relieve any other Revolving Credit Lender of its obligations hereunder; provided that the Revolving Credit Commitments of the Revolving Credit Lenders are several and no Revolving Credit Lender shall be responsible for any other Revolving Credit Lender’s failure to make Revolving Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05.

(ii) Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans, Eurocurrency Loans or RFR Loans as the relevant Borrower may request in accordance herewith; provided that (i) Revolving Borrowings denominated in Dollars or Canadian Dollars may be comprised of Term RFR Loans, (ii) Revolving Borrowings denominated in Euros or other Agreed Currencies (other than Dollars, Canadian Dollars or Pounds Sterling) may be comprised of Eurocurrency Borrowings or (iii) Revolving Borrowings denominated in Pounds Sterling may be comprised of Daily Simple RFR Loans, each as further provided herein. Each Swingline Loan shall be an ABR Loan.

(b) Term Loans and Term Borrowings.

(i) Each Term Loan shall be made as part of a Borrowing consisting of Term Loans of the same Class made by the Term Lenders ratably in accordance with their respective Term Commitments of the applicable Class. The failure of any Term Lender to make any Term Loan required to be made by it shall not relieve any other Term Lender of its obligations hereunder; provided that the Term Commitments of the Term Lenders are several and no Term Lender shall be responsible for any other Term Lender’s failure to make Term Loans as required.

(ii) Each Initial Term Borrowing shall be comprised entirely of ABR Loans or Adjusted Term SOFR Loans as the relevant Borrower may request in accordance herewith.

(c) General Provisions.

(i) Each ABR Loan shall only be made in Dollars.

(ii) Each Lender at its option may make any Loan, to the extent it is obligated to make the same hereunder, by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.

(iii) At the commencement of each Interest Period for any Eurocurrency Borrowing or RFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 (or, if such Borrowing is denominated in a Foreign Currency, 500,000 units of such currency) and not less than $1,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 1,000,000 units of such currency). At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of fifteen (15) Eurocurrency Revolving Borrowings and RFR Revolving Borrowings outstanding in the aggregate, and there shall not at any time be more than a total of five (5) Eurocurrency Term Borrowings and RFR Term Borrowings outstanding in the aggregate.

(iv) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date with respect to such Borrowing.

(v) Each Loan from any Lender or Affiliate to the Dutch Borrower shall at all times be (A) at least €1,000,000 (or its equivalent in another Agreed Currency) and (B) provided by a Non-public Lender.

SECTION 2.03 Requests for Borrowings. To request a Borrowing, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request (x) by irrevocable written notice (via a written Borrowing Request signed by the applicable Borrower, or the Company on behalf of the applicable Borrower, promptly followed by telephonic confirmation of such request) not later than 11:00 a.m., Local Time, (a) in the case of a Daily Simple RFR Loan denominated in Dollars, at least five (5) RFR Business Days before such Daily Simple RFR Loan, (b) in the case of a Term RFR Loan denominated in Dollars, at least three (3) RFR Business Days before such Term RFR Loan, (c) in the case of a Eurocurrency Borrowing denominated in Dollars, at least three (3) Eurocurrency Banking Days (or, in the case of a Eurocurrency Borrowing denominated in Dollars to be made on the Effective Date, at least two (2) Eurocurrency Banking Days) before such Eurocurrency Borrowing, (d) in the case of an RFR Loan denominated in any Foreign Currency, at least five (5) RFR Business Days before such RFR Loan, and (e) in the case of a Eurocurrency Borrowing denominated in any Foreign Currency, at least four (4) Eurocurrency Banking Days before such Eurocurrency Borrowing or (y) by telephone in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request signed by the applicable Borrower, or the Company on behalf of the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the name of the applicable Borrower;

(ii) the aggregate amount of the requested Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) the Class of such Borrowing;

(v) whether such Borrowing is to be an ABR Borrowing, a Eurocurrency Borrowing, a Daily Simple RFR Loan or a Term RFR Loan;

(vi) in the case of a Eurocurrency Borrowing or a Term RFR Loan, the Agreed Currency and initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period;” and

(vii) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then, in the case of a Borrowing denominated in Dollars, the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such applicable Lender’s Loan to be made as part of the requested Borrowing. A Borrowing Request received after 11:00 a.m. Local Time shall be deemed received on the next Business Day, RFR Business Day or Eurocurrency Banking Day, as applicable.

SECTION 2.04 Determination of Dollar Amounts.

(a) The Administrative Agent shall determine the Dollar Amount of each Loan and LC Exposure denominated in Foreign Currencies. Such Dollar Amount shall become effective as of such Revaluation Date and shall be the Dollar Amount of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Amount as so determined by the Administrative Agent.

(b) Wherever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing, Loan or Letter of Credit is denominated in a Foreign Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.

(c) Notwithstanding the foregoing provisions of this Section 2.04 or any other provision of this Agreement, each Issuing Bank may compute the Dollar Amount of the maximum amount of each applicable Letter of Credit issued by such Issuing Bank by reference to exchange rates determined using any reasonable method customarily employed by such Issuing Bank for such purpose.

(d) Notwithstanding the foregoing provisions of this Section 2.04 or any other provision of this Agreement, in connection with Daily Simple RFR Loans in a Foreign Currency, the Spot Rate on each date of borrowing shall be the Spot Rate in effect as of the Revaluation Date applicable to the first borrowing of any such Daily Simple RFR Loans in such Foreign Currency (or, if applicable, any later Revaluation Date pursuant to clause (a)(iii) of the definition of “Revaluation Date”).

SECTION 2.05 Swingline Loans. (a) Subject to the terms and conditions set forth herein (and if an AutoBorrow Agreement is in effect with respect to the Swingline Lender, subject to the terms and conditions of such AutoBorrow Agreement), the Swingline Lender agrees to make Swingline Loans in Dollars to the Company from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Sublimit or (ii) the Dollar Amount of the total Revolving Credit Exposures exceeding the Aggregate Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein (and if an AutoBorrow Agreement is in effect with respect to the Swingline Lender, subject to the terms and conditions of such AutoBorrow Agreement), the Company may borrow, prepay and reborrow Swingline Loans. No Lender shall have any rights under any AutoBorrow Agreement, but each Revolving Credit Lender shall have the obligation to purchase and fund participations in the Swingline Loans as provided below.

(b) To request a Swingline Loan, (i) if an AutoBorrow Agreement is in effect with respect to the Swingline Lender, each Swingline Loan from the Swingline Lender and each prepayment thereof shall be made as provided in such AutoBorrow Agreement and (ii) in all other cases, the Company shall notify the Swingline Lender of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Swingline Lender shall make each Swingline Loan available to the Company (A) if an AutoBorrow Agreement is in effect with respect to the Swingline Lender, as provided in such AutoBorrow Agreement and (B) in all other cases, by means of a credit to the general deposit account of the Company with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the relevant Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Credit Lender, specifying in such notice such Revolving Credit Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Revolving Credit Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Credit Lenders. The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Company for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof.

(d) The Swingline Lender may (if an AutoBorrow Agreement is in effect with respect to the Swingline Lender) terminate and/or suspend its agreement to make Swingline Loans in accordance with such AutoBorrow Agreement. Furthermore, the Swingline Lender may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such replacement of the Swingline Lender. At the time any such replacement shall become effective, the Company shall pay all unpaid interest accrued for the account of the replaced Swingline Lender. From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans to be made thereafter and (ii) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans then outstanding and made by it prior to such replacement, but shall not be required to make additional Swingline Loans.

(e) The Swingline Lender agrees that, unless otherwise requested by the Administrative Agent, the Swingline Lender shall report in writing to the Administrative Agent (i) by 11:00 a.m. (New York City time) on each Business Day, the aggregate outstanding amount of Swingline Loans made by the Swingline Lender as of the preceding Business Day (it being understood and agreed that no such notice shall be required to the extent no such amount exists), and (ii) on any Business Day, such other information as the Administrative Agent shall reasonably request.

(f) The Swingline Lender agrees that, unless otherwise requested by the Administrative Agent, such Swingline Lender shall report in writing to the Administrative Agent (i) on the first Business Day of each week, the daily activity (set forth by day) in respect of Swingline Loans during the immediately preceding week, (ii) on or prior to each Business Day on which the Swingline Lender expects to make any Swingline Loan, the date of the making of such Swingline Loan, and the principal amount of the Swingline Loan to be made by it, it being understood that the Swingline Lender shall not permit any Swingline Loan to be made without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on any Business Day on which the Company fails to repay a Swingline Loan required to be repaid to the Swingline Lender on such day, the date of such failure and the amount of such Swingline Loan and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

SECTION 2.06 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Company may request of any Issuing Bank the issuance of Letters of Credit denominated in Agreed Currencies as the applicant thereof for support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the relevant Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, the relevant Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control; provided, however, if such Issuing Bank is requested to issue Letters of Credit with respect to a jurisdiction such Issuing Bank deems, in its reasonable judgment, may at any time subject it to a New Money Credit Event or a Country Risk Event, the Company shall, at the request of such Issuing Bank, guaranty and indemnify such Issuing Bank against any and all costs, liabilities and losses resulting from such New Money Credit Event or Country Risk Event, in each case in a form and substance reasonably satisfactory to such Issuing Bank. The Company unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the support of any Subsidiary’s obligations as provided in the first sentence of this paragraph, the Company will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (the Company hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such a Subsidiary that is an account party in respect of any such Letter of Credit).

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Bank) to an Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Agreed Currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the relevant Issuing Bank, the Company also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension and subject to Sections 2.04 and 2.11(c), (i) the Dollar Amount of the LC Exposure shall not exceed the LC Sublimit, (ii) the sum of the Dollar Amount of the total Revolving Credit Exposures shall not exceed the Aggregate Commitment, and (iii) the Dollar Amount of the LC Exposure of any Issuing Bank shall not exceed such Issuing Bank’s LC Commitment.

(c) Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date two (2) years after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, two (2) years after such renewal or extension), subject to automatic renewal for additional one (1) year periods (but not a date later than the date set forth in clause (ii) below) pursuant to the terms of the letter of credit application or other documentation acceptable to the applicable Issuing Bank, and (ii) the date that is five (5) Business Days prior to the Maturity Date; provided that the Company shall be permitted to request the issuance of Letters of Credit having an expiration date in excess of two years after the date of issuance thereof to the extent that the Dollar Amount of the LC Exposure of all such Letters of Credit at any time outstanding shall not exceed $20,000,000 and, in any event, any such Letter of Credit shall expire no later than the date that is five (5) Business Days prior to the Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the relevant Issuing Bank or the Revolving Credit Lenders, such Issuing Bank hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Credit Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the relevant Issuing Bank, such Revolving Credit Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, any adverse change in the relevant exchange rates or in the availability of the relevant Foreign Currency to any Revolving Credit Lender or in the relevant currency markets generally and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars the Dollar Amount equal to such LC Disbursement, calculated as of the date such Issuing Bank made such LC Disbursement (or if such Issuing Bank shall so elect in its sole discretion by notice to the Company, in such other Agreed Currency which was paid by such Issuing Bank pursuant to such LC Disbursement in an amount equal to such LC Disbursement) not later than 12:00 noon, Local Time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, Local Time, on (i) the Business Day that the Company receives such notice, if such notice is received prior to 10:00 a.m., Local Time, on the day of receipt, or (ii) the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than the Dollar Amount of $1,000,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with (A) to the extent such LC Disbursement was made in Dollars, an ABR Revolving Borrowing, Eurocurrency Revolving Borrowing or Swingline Loan in Dollars in an amount equal to such LC Disbursement or (B) to the extent that such LC Disbursement was made in a Foreign Currency, a Eurocurrency Revolving Borrowing in such Foreign Currency in an amount equal to such LC Disbursement and, in each case, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, Eurocurrency Revolving Borrowing or Swingline Loan, as applicable. If the Company fails to make such payment when due (whether through an ABR Revolving Borrowing or otherwise), the Administrative Agent shall notify each Revolving Credit Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Revolving Credit Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Credit Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Company, in the same manner as provided in Section 2.07 with respect to Loans made by such Revolving Credit Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Revolving Credit Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, (whether through an ABR Revolving Borrowing or otherwise), the Administrative Agent shall distribute such payment to the relevant Issuing Bank or, to the extent that Revolving Credit Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Credit Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Credit Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement. If the Company’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, any Issuing Bank or any Revolving Credit Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Company shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the relevant Issuing Bank or the relevant Revolving Credit Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Equivalent Amount, calculated using the applicable Exchange Rates, on the date such LC Disbursement is made, of such LC Disbursement.

(f) Obligations Absolute. The Company’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any adverse change in the relevant exchange rates or in the availability of the relevant Foreign Currency to the Borrowers or any Subsidiary or in the relevant currency markets generally, or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder. Neither the Administrative Agent, the Revolving Credit Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the relevant Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse such Issuing Bank and the Revolving Credit Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in a Foreign Currency, at the Overnight Foreign Currency Rate for such Agreed Currency plus the then effective Applicable Rate with respect to Eurocurrency Revolving Loans); provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the relevant Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Revolving Credit Lender to the extent of such payment.

(i) Replacement of the Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Credit Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Revolving Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Credit Lenders (the “LC Collateral Account”), an amount in cash equal to one hundred three percent (103%) of the Dollar Amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency that the Company is not late in reimbursing shall be deposited in the applicable Foreign Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (h) or (i) of Section 7.01. For the purposes of this paragraph, the Foreign Currency LC Exposure shall be calculated using the applicable Exchange Rates on the date notice demanding cash collateralization is delivered to the Company. The Company also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(c). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Company shall grant the Administrative Agent a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the relevant Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Required Revolving Lenders), be applied to satisfy other Obligations. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three (3) Business Days after all Events of Default have been cured or waived. Further, such amount shall be returned to the Company at such time as the LC Exposure is reduced to zero.

(k) Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Section 7.01, all amounts (i) that the Company is at the time or thereafter becomes required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Foreign Currency Letter of Credit (other than amounts in respect of which the Company has deposited cash collateral pursuant to paragraph (j) above, if such cash collateral was deposited in the applicable Foreign Currency to the extent so deposited or applied), (ii) that the Revolving Credit Lenders are at the time or thereafter become required to pay to the Administrative Agent and the Administrative Agent is at the time or thereafter becomes required to distribute to the relevant Issuing Bank pursuant to paragraph (e) of this Section in respect of unreimbursed LC Disbursements made under any Foreign Currency Letter of Credit and (iii) of each Revolving Credit Lender’s participation in any Foreign Currency Letter of Credit under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the Dollar Amount, calculated using the Administrative Agent’s currency exchange rates on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, any Issuing Bank or any Revolving Credit Lender in respect of the obligations described in this paragraph shall accrue and be payable in Dollars at the rates otherwise applicable hereunder.

(l) Issuing Bank Agreements. Each Issuing Bank agrees that, unless otherwise requested by the Administrative Agent, such Issuing Bank shall report in writing to the Administrative Agent (i) on the first Business Day of each week, the daily activity (set forth by day) in respect of Letters of Credit during the immediately preceding week, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such Issuing Bank shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Disbursement, (iv) on any Business Day on which the Company fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount and currency of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

(m) So long as the issuer thereof is a Revolving Credit Lender hereunder, the letters of credit issued prior to the Effective Date and identified on Schedule 2.06 shall be deemed to be Letters of Credit issued hereunder on the Effective Date for all purposes of the Loan Documents.

SECTION 2.07 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars, by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders and (ii) in the case of each Loan denominated in a Foreign Currency, by 12:00 noon, Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency and at such Eurocurrency Payment Office for such currency; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to an account of the relevant Borrower in the relevant jurisdiction and designated by such Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the relevant Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date (or in the case of an ABR Borrowing, prior to 12:00 noon, New York City time, on the date of such Borrowing) of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency) or (ii) in the case of such Borrower, the interest rate applicable to such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08 Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing or RFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to (i) convert at any time, subject to the notice requirements herein, all or any portion of any outstanding ABR Loans into one or more RFR Borrowings, (ii) in the case of a Eurocurrency Borrowing or Term RFR Borrowing denominated in Dollars, (A) convert all or any part of any such outstanding Eurocurrency Borrowing or Term RFR Borrowing into ABR Loans or (B) continue any such Eurocurrency Borrowings as Eurocurrency Borrowings or Term RFR Borrowings as Term RFR Borrowings, (iii) in the case of a Daily Simple RFR Loan denominated in Dollars, upon the occurrence of the Interest Payment Date therefor, (A) convert all or any part of any such outstanding Daily Simple RFR Loans into ABR Loans or (B) continue any such Daily Simple RFR Loans as Daily Simple RFR Loans, (iv) in the case of a Eurocurrency Borrowing or Term RFR Borrowing denominated in a Foreign Currency, upon the expiration of any Interest Period, continue any such Eurocurrency Borrowing as Eurocurrency Borrowing or Term RFR Borrowing as Term RFR Borrowing, and (v) in the case of a Daily Simple RFR Loan denominated in a Foreign Currency, upon the occurrence of the Interest Payment Date therefor, continue any such Daily Simple RFR Loans as Daily Simple RFR Loans, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued.

(b) To make an election pursuant to this Section, a Borrower, or the Company on its behalf, shall notify the Administrative Agent of such election (by telephone or irrevocable written notice in the case of a Borrowing denominated in Dollars or by irrevocable written notice (via an Interest Election Request signed by such Borrower, or the Company on its behalf) in the case of a Borrowing denominated in a Foreign Currency) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request signed by the relevant Borrower, or the Company on its behalf. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.02(c)(iv) or (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing, a Eurocurrency Borrowing or a Term RFR Borrowing (and, in the case of any Eurocurrency Borrowing or Term RFR Borrowing to be converted or continued, the last day of the Interest Period therefor); and

(iv) if the resulting Borrowing is a Eurocurrency Borrowing or a Term RFR Borrowing, the Interest Period and Agreed Currency to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing or a Term RFR Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such applicable Lender’s portion of each resulting Borrowing.

(e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing or a Term RFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Borrowing denominated in Dollars, such Borrowing shall be converted to an ABR Borrowing and (ii) in the case of a Borrowing denominated in a Foreign Currency in respect of which the applicable Borrower shall have failed to deliver a timely Interest Election Request, such Borrowing shall automatically continue as a Eurocurrency Borrowing in the same Agreed Currency with an Interest Period of one (1) month at the end of such Interest Period unless such Eurocurrency Borrowing is or was repaid in accordance with Section 2.11. If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Daily Simple RFR Loan prior to the Interest Payment Date therefor, then, unless such RFR Loan is repaid as provided herein, such Borrower shall be deemed to have selected that such RFR Loan shall automatically be converted to an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Amount of the applicable Foreign Currency, if applicable) as of such Interest Payment Date. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders (or a Majority in Interest of the Lenders of any Class), so notifies the Company, then, so long as an Event of Default is continuing (A) no outstanding Borrowing (or Borrowing of the applicable Class, as applicable) denominated in Dollars may be converted to or continued as a Eurocurrency Borrowing or a Term RFR Borrowing, (B) unless repaid, each Eurocurrency Borrowing or Term RFR Borrowing (or each Eurocurrency Borrowing or Term RFR Borrowing of the applicable Class, as applicable) denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, (C) unless repaid, each Eurocurrency Borrowing or Term RFR Borrowing denominated in a Foreign Currency (or each Eurocurrency Borrowing or Term RFR Borrowing of the applicable Class denominated in a Foreign Currency, as applicable) shall automatically be continued as a Eurocurrency Borrowing with an Interest Period of one (1) month at the end of the applicable Interest Period therefor and (D) all Daily Simple RFR Loans (or all Daily Simple RFR Loans of the applicable Class, as applicable) shall automatically be converted to an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Amount of the applicable Foreign Currency, if applicable) immediately.

SECTION 2.09 Termination and Reduction of Commitments. (a) Unless previously terminated, the Revolving Credit Commitments shall terminate on the Maturity Date. The Initial Term Commitments shall terminate upon the making of the Initial Term Loans on the Effective date.

(b) The Company may at any time terminate, or from time to time reduce, the Revolving Credit Commitments; provided that (i) each reduction of the Revolving Credit Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Company shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the Dollar Amount of the sum of the Revolving Credit Exposures would exceed the Aggregate Commitment.

(c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Revolving Credit Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Revolving Credit Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Credit Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Credit Commitments shall be permanent. Each reduction of the Revolving Credit Commitments shall be made ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments.

SECTION 2.10 Repayment of Loans; Evidence of Debt.

(a) Repayment of Loans.

(i) Each Borrower hereby unconditionally promises to pay (A) to the Administrative Agent for the account of each Revolving Credit Lender the then unpaid principal amount of each Revolving Loan made to such Borrower on the Maturity Date with respect to the Revolving Credit Facility in the currency of such Revolving Loan and (B) in the case of the Company, to the Swingline Lender the then unpaid principal amount of each Swingline Loan made by the Swingline Lender on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the fifteenth (15th) or last day of a calendar month and is at least two (2) Business Days after such Swingline Loan is made; provided that (x) on each date that a Revolving Borrowing is made, the Company shall repay all Swingline Loans then outstanding and (y) if an AutoBorrow Agreement is in effect with respect to the Swingline Lender, the Company shall repay the Swingline Loans owing to the Swingline Lender on the earlier to occur of the Maturity Date and the date required by such AutoBorrow Agreement.

(ii) The Borrowers shall repay to the Administrative Agent for the ratable account of the Initial Term Lenders holding Initial Term Loans (A) on the last Business Day of each March, June, September and December, commencing with the first such date to occur that is the last Business Day of the first full quarter ending after Effective Date, an aggregate principal amount equal to twenty-five hundredths of one percent (0.25%) of the sum of the aggregate principal amount of the Initial Term Loans funded on the Effective Date and (B) on the Maturity Date with respect to the Initial Term Loans, the aggregate principal amount of all Initial Term Loans outstanding on such date; provided that payments required by this Section 2.10(a)(ii) shall be reduced as a result of the application of prepayments occurring in accordance with Section 2.11.

(iii) [Reserved].

(iv) In the event any Incremental Term Loans made, such Incremental Term Loans as applicable, shall be repaid by the Borrowers in the amounts and on the dates set forth in the definitive documentation with respect thereto and on the applicable Maturity Date thereof.

(v) For the avoidance of doubt and notwithstanding anything herein to the contrary, the Dutch Borrower is liable for payment under this Section 2.10(a) solely in respect of Loans made to the Dutch Borrower.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or its registered assigns).

SECTION 2.11 Prepayment of Loans.

(a) Voluntary Prepayments.

(i) Any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with the provisions of this Section 2.11(a). The applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (A) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, (1) in the case of a Daily Simple RFR Loan denominated in Dollars, at least five (5) RFR Business Days before prepayment of such Daily Simple RFR Loan, (2) in the case of a Term RFR Loan denominated in Dollars, at least three (3) RFR Business Days before prepayment of such Term RFR Loan, (3) in the case of a Eurocurrency Borrowing denominated in Dollars, at least three (3) Eurocurrency Banking Days before prepayment of such Eurocurrency Borrowing, (4) in the case of an RFR Loan denominated in any Foreign Currency, at least five (5) RFR Business Days before prepayment of such RFR Loan, and (5) in the case of a Eurocurrency Borrowing denominated in any Foreign Currency, at least four (4) Eurocurrency Banking Days before prepayment of such Eurocurrency Loan, (B) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment or (C) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. A notice of prepayment received after the applicable time set forth above shall be deemed received on the next Business Day, RFR Business Day or Eurocurrency Banking Day, as applicable. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.

(b) Prepayment in General.

(i) Each notice of prepayment shall be irrevocable and shall specify the prepayment date, the principal amount, currency and Class of each Borrowing or portion thereof to be prepaid, whether the prepayment is of Eurocurrency Loans, Daily Simple RFR Loans, Term RFR Loans, ABR Loans, Swingline Loans or a combination thereof (and, if of a combination thereof, the amount allocable to each), and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that (A) if a notice of optional prepayment is given in connection with a conditional notice of termination or reduction of Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09 and (B) a notice of prepayment of Term Borrowings pursuant to Section 2.11(a) may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.

(ii) Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (A) accrued interest to the extent required by Section 2.13 and (B) break funding payments pursuant to Section 2.16. Without limiting the generality of the foregoing, the Borrowers may not prepay any Eurocurrency Borrowings or Term RFR Borrowings on any day other than on the last day of the Interest Period applicable thereto, or any Daily Simple RFR Loan on any day other than an Interest Payment Date therefor, unless such prepayment is accompanied by any amount required to be paid pursuant to Section 2.16 hereof.

(iii) In the event of any mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the aggregate amount of such prepayment shall be allocated among the Term Borrowings (and, to the extent applicable to any Class of Incremental Term Loans, the Borrowings of such Class) pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class (and within each Class, shall be applied to scheduled installments thereof (if any) in direct order of maturity (without premium or penalty)); provided that in the case of a mandatory prepayment triggered by an event described in clause (c) of the definition of the term “Prepayment Event,” the Company may direct proceeds of any Refinancing Indebtedness be applied to any Class or Classes of Term Loans to be refinanced; provided, further, that any Term Lender (and, to the extent applicable to any Class of Incremental Term Loans or Refinancing Indebtedness in the form of Term Loans, any Lender that holds Incremental Term Loans or Refinancing Indebtedness in the form of Term Loans of such Class) may elect, by notice to the Administrative Agent in writing (via hand delivery, facsimile or other electronic imaging) at least one (1) Business Day prior to the required prepayment date, to decline all or any portion of any prepayment of its Loans pursuant to this Section (other than an optional prepayment pursuant to Section 2.11(a) which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay such Loans may be retained by the Borrower. Notwithstanding the foregoing, in the case of mandatory prepayment triggered by an event described in clauses (a) or (b) of the definition of the term “Prepayment Event” or Section 2.11(d)(ii), if at the time that any such prepayment would be required, the Borrower is required to offer to repurchase Incremental Equivalent Indebtedness or Refinancing Debt, in each case, that is secured on an equal and ratable basis with the Initial Term Loans or any other Indebtedness outstanding at such time that is secured on an equal and ratable basis with the Initial Term Loans pursuant to the terms of the documentation governing such Indebtedness with Net Proceeds and/or Excess Cash Flow (such Indebtedness required to be offered to be so repurchased, the

“Additional Debt”), then the Borrower may apply the Net Proceeds and/or Excess Cash Flow on a pro rata or less than pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Additional Debt at such time) to the prepayment of Additional Debt; provided, further, that (A) the portion of Net Proceeds and/or Excess Cash Flow allocated to the Additional Debt shall not exceed the amount of Net Proceeds and/or Excess Cash Flow required to be allocated to the Additional Debt pursuant to the terms thereof, and the remaining amount, if any, of such Net Proceeds and/or Excess Cash Flow shall be allocated to the Term Loans and the other Additional Debt in accordance with the terms hereof and thereof (but in any event not on a greater than pro rata basis), and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.11(d)(iii)(A) shall be reduced accordingly and (B) to the extent the holders of Additional Debt decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Initial Term Loans in accordance with the terms hereof.

(iv) All (A) prepayments of Initial Term Loans effected on or prior to the six-month anniversary of the First Amendment Effective Date with the proceeds of a Repricing Transaction, and (B) amendments, amendments and restatements or other modifications of this Agreement on or prior to the six-month (6) anniversary of the First Amendment Effective Date, the effect of which is a Repricing Transaction, shall be accompanied by an amount payable for the ratable account of each of the applicable Initial Term Lenders in an amount equal to one percent (1.00%) of the aggregate principal amount of the Initial Term Borrowings so prepaid in the case of a transaction described in clause (A) of this paragraph, or one percent (1.00%) of the aggregate principal amount of the Initial Term Borrowings affected by such amendment, amendment and restatement or other modification in the case of a transaction described in clause (B) of this paragraph. Such amount shall be paid by the Borrowers to the Administrative Agent, for the account of the Initial Term Lenders of the applicable Class, on the date of such prepayment. For the avoidance of doubt, there shall be no premiums with respect to prepayments of Initial Term Loans made using internally generated funds.

(v) For the avoidance of doubt and notwithstanding anything herein to the contrary, the Dutch Borrower is liable for prepayment under this Section 2.11 solely in respect of Loans made to the Dutch Borrower and any amounts prepaid by the Dutch Borrower under this Section 2.11 shall be applied by the Administrative Agent only towards prepayment of Loans made to the Dutch Borrower.

(c) Mandatory Prepayments of Revolving Loans. If at any time, (i) other than as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures exceeds the Aggregate Commitment, (B) the aggregate Dollar Amount of the LC Exposure exceeds the LC Sublimit or (C) the aggregate principal outstanding amount of Swingline Loans exceeds the Swingline Sublimit and (ii) solely as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal Dollar Amount of all of the outstanding Revolving Credit Exposures (so calculated) exceeds one hundred five percent (105%) of the Aggregate Commitment or (B) the aggregate Dollar Amount of the LC Exposure exceeds one hundred five percent (105%) of the LC Sublimit, the Borrowers shall in each case immediately repay Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause (1) the aggregate Dollar Amount of all Revolving Credit Exposures (so calculated) to be less than or equal to the Aggregate Commitment, (2) the aggregate Dollar Amount of the LC Exposure to be less than or equal to the LC Sublimit and (3) the aggregate principal outstanding amount of Swingline Loans to be less than or equal to the Swingline Sublimit, as applicable.

(d) Mandatory Prepayments of Initial Term Loans.

(i) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or any of its Subsidiaries in respect of any Prepayment Event (including by the Administrative Agent as loss payee in respect of any Prepayment Event described in clause (b) of the definition of the term “Prepayment Event”), the Borrowers shall, within five (5) Business Days after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to one hundred percent (100%) of the amount of such Net Proceeds (or, if a Borrower or any of its Subsidiaries has incurred Indebtedness that is permitted under Section 6.01 that is secured on an equal and ratable basis with the Initial Term Loans by a Lien on the Collateral permitted under Section 6.02, and such Indebtedness is required to be prepaid or redeemed with the Net Proceeds of any event described in clause (a) or (b) of the definition of the term “Prepayment Event,” then by such lesser percentage of such Net Proceeds such that such Indebtedness receives no greater than a ratable percentage of such Net Proceeds based upon the aggregate principal amount of the Term Loans and such Indebtedness then outstanding); provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event” and so long as no Event of Default under Section 7.01(a), 7.01(b), 7.01(h) or 7.01(i) has occurred and be continuing if the Company shall, on or prior to the date of the required prepayment, deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Company intends to cause the Net Proceeds from such event (or a portion thereof specified in such certificate) to be applied within five hundred forty (540) days after receipt of such Net Proceeds to be reinvested in the business of the Company or its Subsidiaries, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds that have not been so applied by the end of such five hundred forty (540) day period (or within a period of one hundred eighty (180) days thereafter if by the end of such initial five hundred forty (540) day period the Company or one or more of its Subsidiaries shall have committed to invest such proceeds), at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.

(ii) Following the end of each fiscal year of the Company, commencing with the first full fiscal year ending after the Effective Date, the Borrowers shall prepay Term Borrowings in an aggregate amount equal to the Specified ECF Percentage of Excess Cash Flow for such fiscal year; provided that no such payment shall be required if such amount is equal to or less than $50,000,000, and only the excess over such amount shall be required to be applied for prepayments pursuant to this clause (ii); provided, further, that such amount shall be reduced by the aggregate amount of voluntary prepayments of Term Borrowings, Revolving Borrowings (but only to the extent accompanied by a permanent reduction of the corresponding Revolving Credit Commitment) and to the extent secured on an equal and ratable basis with the Initial Term Loans by a Lien on the Collateral permitted under Section 6.02, Incremental Term Loans, Incremental Equivalent Indebtedness and Refinancing Indebtedness in the form of Term Loan, made during such fiscal year (and, at the Company’s option (and without deducting such amounts against the subsequent fiscal year’s prepayment computation pursuant to this clause (ii)), after the end of such fiscal year but prior to the date on which the prepayment pursuant to this clause (ii) for such fiscal year is required to have been made), in each case to the extent not financed with the proceeds of Long-Term Indebtedness. Each prepayment pursuant to this paragraph shall be made within five (5) Business Days after the date on which financial statements are delivered pursuant to Section 5.01(a) with respect to the fiscal year for which Excess Cash Flow is being calculated.

(iii) Notwithstanding any other provisions of Section 2.11(d)(i) or (d)(ii), (A) to the extent that any of or all the Net Proceeds of any Prepayment Event by or Excess Cash Flow of a Foreign Subsidiary of the Company giving rise to a prepayment pursuant to Section 2.11(d)(i) or (d)(ii) (a “Foreign Prepayment Event”) are prohibited or delayed by applicable local law (e.g., financial assistance, corporate benefit, restrictions on upstreaming of cash intra-group and the fiduciary and statutory duties of the directors of the relevant subsidiaries) from being repatriated to the applicable Borrower, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be taken into account in determining the amount to be applied to repay Term Loans at the times provided in Section 2.11(d)(i) or (d)(ii), as the case may be, and such amounts may be retained by such Subsidiary, and once the Company has determined in good faith that such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable local law, then the amount of such Net Proceeds or Excess Cash Flow will be taken into account as soon as practicable in determining the amount to be applied (net of additional taxes payable or reserved if such amounts were repatriated) to the repayment of the Term Loans pursuant to Section 2.11(d)(i) or (d)(ii), as applicable, (B) to the extent that and for so long as the Company has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow would have a material adverse tax or cost consequence with respect to such Net Proceeds or Excess Cash Flow, the amount of Net Proceeds or Excess Cash Flow so affected will not be required to be taken into account in determining the amount to be applied to repay Term Loans at the times provided in Section 2.11(d)(i) or (d)(ii), as the case may be, and such amounts may be retained by such Subsidiary; provided that when the Company determines in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow would no longer have a material adverse tax consequence with respect to such Net Proceeds or Excess Cash Flow, such Net Proceeds or Excess Cash Flow shall be taken into account as soon as practicable in determining the amount to be applied (net of additional taxes payable or reserved against if such amounts were repatriated) to the repayment of the Term Loans pursuant to Section 2.11(d)(i) or (d)(ii), as applicable, and (C) to the extent that and for so long as the Company has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow would be prohibited by material constituent document restrictions (including as a result of minority ownership by third parties) and other material agreements (so long as any prohibition is not created in contemplation of such prepayment), the Net Proceeds or Excess Cash Flow so affected will not be required to be taken into account in determining the amount to be applied to repay Term Loans at the times provided in Section 2.11(d)(i) or (d)(ii), as the case may be, and such amounts may be retained by such Subsidiary. Notwithstanding anything herein to the contrary, for the avoidance of doubt, (1) non-application of any prepayment amounts as a consequence of the foregoing provisions will not constitute a Default or an Event of Default, and such amounts shall be available for working capital purposes of the Company and its Subsidiaries as long as not required to be prepaid if the Company and its Subsidiaries have undertaken to use reasonable efforts to overcome or eliminate any such restrictions to make the relevant prepayment, and (2) nothing in this Agreement requires that proceeds from a Foreign Loan Party be used to prepay Secured Obligations that are not Foreign Secured Obligations.

SECTION 2.12 Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Revolving Credit Commitment of such Revolving Credit Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Revolving Credit Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Credit Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Company agrees to pay (i) to the Administrative Agent for the account of each Revolving Credit Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans or RFR Revolving Loans on the average daily Dollar Amount of such Revolving Credit Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Credit Lender’s Revolving Credit Commitment terminates and the date on which such Revolving Credit Lender ceases to have any LC Exposure, and (ii) to the relevant Issuing Bank for its own account a fronting fee, which shall accrue at the rate of one hundred twenty-five thousandths of one percent (0.125%) per annum on the average daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees and commissions (including, without limitation, standard commissions with respect to commercial or performance Letters of Credit, payable at the time of invoice of such amounts) with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third (3rd) Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after written demand. All participation fees and fronting fees shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Participation fees and fronting fees in respect of Letters of Credit denominated in Dollars shall be paid in Dollars, and participation fees and fronting fees in respect of Letters of Credit denominated in a Foreign Currency shall be paid in such Foreign Currency.

(c) The Company agrees to pay to the Administrative Agent and the Lead Arrangers, for their own respective accounts, fees payable in the amounts and at the times separately agreed upon in writing between the Company and the Administrative Agent and/or the Lead Arrangers.

(d) All fees payable hereunder shall be paid on the dates due, in Dollars (except as otherwise expressly provided in this Section 2.12) and immediately available funds, to the Administrative Agent (or to the relevant Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13 Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising (i) Daily Simple RFR Loans denominated in Dollars shall bear interest at the applicable Adjusted Daily Simple RFR plus the Applicable Rate, (ii) Daily Simple RFR Loans denominated in a Foreign Currency shall bear interest at the applicable Adjusted Daily Simple RFR plus the Applicable Rate, (iii) Term RFR Borrowings shall bear interest at the applicable Term RFR for the Interest Period in effect for the applicable Borrowing plus the Applicable Rate, and (iv) Eurocurrency Borrowings shall bear interest at the applicable Adjusted Eurocurrency Rate for the Interest Period in effect for the applicable Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, two percent (2%) plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount (including any Eurocurrency Borrowing, Term RFR Borrowing or Daily Simple RFR Loan converted to an ABR Borrowing during an Event of Default pursuant to Section 2.08), two percent (2%) plus the rate applicable to ABR Borrowings as provided in paragraph (a) of this Section. Interest shall continue to accrue on the Obligations after the filing by or against any Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Credit Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Revolving Loan or Term RFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of three hundred sixty (360) days, except that interest (i) computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of three hundred sixty-five (365) days (or three hundred sixty-six (366) days in a leap year), (ii) for Borrowings denominated in Pounds Sterling and Canadian Dollars shall be computed on the basis of a year of three hundred sixty-five (365) days and (iii) for Borrowings denominated in currencies as to which market practice differs from the foregoing in this clause (e), in accordance with such market practice (which the Administrative Agent will disclose to the applicable Lenders at such time), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted Eurocurrency Rate or Eurocurrency Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(f) Interest Act (Canada). For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields which may be paid by the Borrowers under applicable law.

SECTION 2.14 Alternate Rate of Interest.

(a) (i) Subject to clause (b) below, in connection with any RFR Loan, a request therefor, a conversion to or continuation thereof or otherwise, if for any reason (A) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that (x) if Adjusted Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining Adjusted Daily Simple RFR pursuant to the definition thereof or (y) if Term RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining Term RFR for the applicable Interest Period with respect to a proposed Term RFR Borrowing on or prior to the first day of such Interest Period, (B) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that a fundamental change has occurred in the foreign exchange markets with respect to an applicable Foreign Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) or (C) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that (x) if Adjusted Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, Adjusted Daily Simple RFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans or (y) if Term RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, Term RFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during the applicable Interest Period and, in the case of clause (x) or (y), the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the applicable Borrower. Upon notice thereof by the Administrative Agent to the applicable Borrower, any obligation of the Lenders to make RFR Loans in each such currency, and any right of the relevant Borrower to convert any Borrowings in each such Agreed Currency (if applicable) or continue any Loan as an RFR Loan in each such Agreed Currency, shall be suspended (to the extent of the affected RFR Loans or, in the case of Term RFR Borrowings, the affected Interest Periods) until the Administrative Agent (with respect to clause (C), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (1) the applicable Borrower may revoke any pending request for a borrowing of, conversion to or continuation of RFR Loans in each such affected Agreed Currency (to the extent of the affected RFR Loans or, in the case of Term RFR Borrowings, the affected Interest Periods) or, failing that, (a) in the case of any request for a borrowing of an affected RFR Loan in Dollars, the relevant Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Borrowings in the amount specified therein and (b) in the case of any request for a borrowing of an affected RFR Loan in a Foreign Currency, then such request shall be ineffective and (2) (a) any outstanding affected RFR Loans denominated in Dollars will be deemed to have been converted into ABR Borrowings immediately or, in the case of Term RFR Borrowings, at the end of the applicable Interest Period and (b) any outstanding affected RFR Loans denominated in a Foreign Currency, at the relevant Borrower’s election, shall either (i) be converted into ABR Borrowings denominated in Dollars

(in an amount equal to the Dollar Amount of such Foreign Currency) immediately or, in the case of Term RFR Borrowings, at the end of the applicable Interest Period or (ii) be prepaid in full immediately or, in the case of Term RFR Borrowings, at the end of the applicable Interest Period; provided that if no election is made by the applicable Borrower by the date that is three (3) Business Days after receipt by the applicable Borrower of such notice or, in the case of Term RFR Borrowings, the last day of the current Interest Period for the applicable RFR Loan, if earlier, the applicable Borrower shall be deemed to have elected clause (i) above. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest (except with respect to any prepayment or conversion of a Daily Simple RFR Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16.

(ii) Subject to clause (b) below, if prior to the commencement of any Interest Period for a Eurocurrency Borrowing (A) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Eurocurrency Rate or the Eurocurrency Rate, as applicable, for such Interest Period (including because the Screen Rate for the applicable currency is not available or published on a current basis), (B) the Administrative Agent is advised by the Required Lenders that the Adjusted Eurocurrency Rate or the Eurocurrency Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period, (C) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that deposits are not being offered to banks in the London or other applicable offshore interbank market for the applicable currency, amount and Interest Period of such Loan, or (D) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that a fundamental change has occurred in the foreign exchange or interbank markets with respect to the applicable Foreign Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls); then, the Administrative Agent shall give notice thereof to the applicable Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (1) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and, unless repaid, (x) in the case of a Eurocurrency Borrowing denominated in Dollars, such Borrowing shall be made as an ABR Borrowing and (y) in the case of a Eurocurrency Borrowing denominated in a Foreign Currency, such Eurocurrency Borrowing shall either, at the Borrowers’ election, (a) be converted into ABR Borrowings denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) at the end of the applicable Interest Period or (b) be prepaid in full at the end of the applicable Interest Period; provided that if no election is made by the Borrowers by the date that is the earlier of (x) the date that is three (3) Business Days after receipt by the applicable Borrower of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Borrowing, the applicable Borrower shall be deemed to have elected clause (a) above and (2) if any Borrowing Request requests a Eurocurrency Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing (and if any Borrowing Request requests a Eurocurrency Borrowing denominated in a Foreign Currency, such Borrowing Request shall be ineffective); provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(iii) If, after the date hereof, the introduction of, or any change in, any applicable law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any Daily Simple RFR Loan, Term RFR Borrowing or Eurocurrency Borrowing, or to determine or charge interest based upon any applicable RFR, Adjusted Daily Simple RFR, Term RFR, the Eurocurrency Rate or the Adjusted Eurocurrency Rate, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the relevant Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the relevant Borrower that such circumstances no longer exist, (A) any obligation of the Lenders to make RFR Loans or Eurocurrency Borrowings, as applicable, in the affected Agreed Currency or Agreed Currencies, and any right of the relevant Borrower to convert any Loan denominated in Dollars to an RFR Loan or a Eurocurrency Borrowing or continue any Loan as an RFR Loan or a Eurocurrency Borrowing, as applicable, in the affected Agreed Currency or Agreed Currencies shall be suspended and (B) if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate,” in each case until each such affected Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the relevant Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, (1) convert all RFR Loans or Eurocurrency Borrowings denominated in Dollars to ABR Borrowings or (2) convert all RFR Loans or Eurocurrency Borrowings denominated in an affected Foreign Currency to ABR Borrowings denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate”), (a) with respect to Daily Simple RFR Loans, on the Interest Payment Date therefor, if all affected Lenders may lawfully continue to maintain such Daily Simple RFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such Daily Simple RFR Loans to such day or (b) with respect to Eurocurrency Borrowings or Term RFR Borrowings, on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Eurocurrency Borrowings or Term RFR Borrowings, as applicable, to such day, or immediately, if any Lender may not lawfully continue to maintain such Eurocurrency Borrowings or Term RFR Borrowings, as applicable, to such day. Upon any such prepayment or conversion, the relevant Borrower shall also pay accrued interest (except with respect to any prepayment or conversion of a Daily Simple RFR Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16.

(b) (i) Benchmark Replacement.

(A) [Reserved]

(B) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Borrowers may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrowers so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.14(b)(i)(B) will occur prior to the applicable Benchmark Transition Start Date.

(C) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term RFR Transition Date has occurred prior to the Reference Time in respect of any setting of the then-current Benchmark consisting of an Adjusted Daily Simple RFR (including an Adjusted Daily Simple RFR implemented as a Benchmark Replacement pursuant to Section 2.14(b)(i)(B)) for the applicable Agreed Currency, then the applicable Benchmark Replacement will replace such Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark for the applicable Agreed Currency setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (C) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrowers a Term RFR Notice with respect to the applicable Term RFR Transition Event. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term RFR Notice after a Term RFR Transition Event and may elect or not elect to do so in its sole discretion.

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrowers of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.14(b)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14(b).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if any then-current Benchmark is a term rate (including any Term RFR, EURIBOR or STIBOR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (A) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of RFR Loans or Eurocurrency Borrowings, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Agreed Currency and, failing that, (1) in the case of any request for any affected RFR Loans denominated in Dollars, the relevant Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Borrowings in the amount specified therein and (2) in the case of any request for any affected RFR Loan or Eurocurrency Borrowing, in each case, in a Foreign Currency, if applicable, then such request shall be ineffective and (B) (1) any outstanding affected RFR Loans denominated in Dollars will be deemed to have been converted into ABR Loans immediately or, in the case of Term RFR Loans, at the end of the applicable Interest Period and (2) any outstanding affected RFR Loans or Eurocurrency Borrowings, in each case, denominated in a Foreign Currency, at the relevant Borrower’s election, shall either (a) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) immediately or, in the case of Term RFR Loans or Eurocurrency Borrowings, at the end of the applicable Interest Period or (b) be prepaid in full immediately or, in the case of Term RFR Loans or Eurocurrency Borrowings, at the end of the applicable Interest Period; provided that, with respect to any Daily Simple RFR Loan, if no election is made by the applicable Borrower by the date that is three (3) Business Days after receipt by such Borrower of such notice, such Borrower shall be deemed to have elected clause (a) above; provided, further, that, with respect to any Eurocurrency Borrowing or Term RFR Borrowing, if no election is made by the applicable Borrower by the earlier of (x) the date that is three (3) Business Days after receipt by such Borrower of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Borrowing or Term RFR Borrowing, such Borrower shall be deemed to have elected clause (a) above. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest (except with respect to any prepayment or conversion of a Daily Simple RFR Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.

SECTION 2.15 Increased Costs . (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Eurocurrency Rate) or any Issuing Bank;

(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (g) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any such Loan or of maintaining its obligation to make any Loan (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder, whether of principal, interest or otherwise (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency), then the applicable Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay, or cause the other Borrowers to pay, such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) All of the obligations of the Loan Parties under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Daily Simple RFR Loan on a date other than on the Interest Payment Date therefor (including as a result of an Event of Default), Term RFR Loan or any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan or RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11 and is revoked in accordance therewith) or the failure to make any payment when due of any amount due hereunder in connection with a Eurocurrency Loan or an RFR Loan, or (d) the assignment of any Daily Simple RFR Loan other than on the Interest Payment Date therefor or any Eurocurrency Loan or Term RFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense (but not lost profits) attributable to such event. Such loss, cost or expense to any Lender shall be, in the case of a Eurocurrency Borrowing, deemed to include an amount determined by such Lender in its sole discretion, to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Eurocurrency Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid (whether or not such bid was in fact submitted), at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks for Eurocurrency Loans in the London or other applicable offshore interbank market for such currency, and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower (through the Administrative Agent) and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 2.17 Taxes. (a) Payment Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrowers. The relevant Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, if any, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Loan Parties. Without duplication of the amounts paid pursuant to Section 2.17(a), the Loan Parties shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of (i) any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and (ii) any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the relevant Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. For the avoidance of doubt, neither the Dutch Borrower nor any Loan Party described in clause (b) of the definition of “Required Subsidiary” shall have any obligation to indemnify for Indemnified Taxes in respect of any other Loan Party, other than Indemnified Taxes in respect of the Dutch Borrower or another Loan Party described in clause (b) of the definition of “Required Subsidiary.”

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals or copies of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable;

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals or copies of IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals or copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals or copies of IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals or copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals or copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to such Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) Defined Terms. For purposes of this Section 2.17, the term “Lender” includes the Issuing Bank and the term “applicable law” includes FATCA.

(j) The Administrative Agent shall assume primary withholding responsibility under Chapters 3 and 4 of the Code and primary Form 1099 and Form 1042-S reporting and backup withholding responsibility with respect to payments it receives on account of any Lender. If the Administrative Agent is a U.S. Person it shall deliver to the Borrower two (2) properly completed and duly signed original copies of Internal Revenue Service Form W-9 certifying that it is exempt from federal backup withholding and if the Administrative Agent is not a U.S. Person it shall deliver to the Borrower two (2) properly completed and duly signed copies of Internal Revenue Service Form W-8ECI with respect to payments received on its own behalf and, with respect to payments received on account of any Lender, two (2) properly completed and duly signed copies of Internal Revenue Service Form W-8IMY (or successor form) certifying that the Administrative Agent is either (A) a “qualified intermediary” assuming primary withholding responsibility under Chapters 3 and 4 of the Code and primary Form 1099 reporting and backup withholding responsibility for payments it receives for the accounts of others, or (B) a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of a trade or business in the United States, and in each of clause (A) and (B), that the Administrative Agent is using such form as evidence of its agreement with the Borrower to be treated as a U.S. Person with respect to such payments.

SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to (i) in the case of payments denominated in Dollars, 12:00 noon, New York City time and (ii) in the case of payments denominated in a Foreign Currency,

12:00 noon, Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency, in each case on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (A) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to Euro, in Euro) and (B) to the Administrative Agent at its offices at MAC D1109-019, 1525 West W.T. Harris Blvd., Charlotte, North Carolina 28262 or, in the case of a Credit Event denominated in a Foreign Currency, the Administrative Agent’s Eurocurrency Payment Office for such currency, except payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder from any Borrower, such funds shall be applied as set forth in Section 7.03.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans of any Class or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class or participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender of the applicable Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of the applicable Class and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of each Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or each Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency).

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or the applicable Issuing Bank to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.15, (ii) any Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (iii) any Lender becomes a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (C) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

SECTION 2.20 Incremental Facilities.

(a) The Company or the Dutch Borrower may from time to time elect to (i) increase the Revolving Credit Commitments (each, a “Revolving Commitment Increase”) and/or (ii) increase the Initial Term Loans or Term Loans of any existing Class and/or add one or more new tranches of term loans (each an “Incremental Term Loan” and, together with the Revolving Commitment Increases, the “Incremental Facilities”), in each case in a minimum amount of $20,000,000 and in integral multiples of $5,000,000 in excess thereof so long as, after giving effect thereto, the aggregate amount of such increases and all such Incremental Term Loans and Incremental Equivalent Indebtedness, in each case incurred after the Effective Date, does not exceed the Incremental Facilities Limit.

(b) The Company or the Dutch Borrower may arrange for any Incremental Facility to be provided by one or more Lenders (each Lender so agreeing to an increase in its Commitment, or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”), to provide a Commitment, or to participate in such Incremental Term Loans, as the case may be; provided that each Augmenting Lender, shall be subject to the approval of the Company, the Administrative Agent and, solely with respect to a Revolving Commitment Increase, each Issuing Bank and the Swingline Lender (such consents not to be unreasonably withheld) to the extent any such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, to such Augmenting Lender. Each proposed Increasing Lender may elect or decline, in its sole discretion, and shall notify the Administrative Agent whether it agrees, to provide an Incremental Facility and, if so, whether by an amount equal to, greater than or less than requested. Any Person not responding within such time period set forth in any such request shall be deemed to have declined to provide an Incremental Facility. No consent of any Lender (other than the Lenders participating in the Incremental Facility) shall be required for any increase in Commitments or Incremental Term Loan pursuant to this Section 2.20. Incremental Facilities created pursuant to this Section 2.20 shall become effective on the date agreed by the Company, the Administrative Agent and the relevant Increasing Lenders and/or Augmenting Lenders and the Administrative Agent shall notify each Lender thereof.

(c) Notwithstanding the foregoing, no Incremental Facility shall become effective under this Section 2.20 unless, (i) on the proposed date of the effectiveness of such increase or Incremental Term Loans, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders (which, in the case of an Incremental Facility incurred to finance a Limited Condition Acquisition, shall be subject to Section 1.06) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company and (ii) the Administrative Agent shall have received documents consistent with those delivered on the Effective Date as to the corporate power and authority of the Borrowers to borrow hereunder after giving effect to such increase.

(d) On the effective date of any Revolving Commitment Increase, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Revolving Credit Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Revolving Credit Lenders, each Revolving Credit Lender’s portion of the outstanding Revolving Loans of all the Revolving Credit

Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any Revolving Commitment Increase (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the applicable Borrower, or the Company on behalf of the applicable Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Loan and RFR Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods.

(e) Each Incremental Term Loan (i) shall (x) rank pari passu in right of payment with the Revolving Loans and the Term Loans and (y) be secured by the Collateral on a pari passu basis with or junior to the Obligations in respect of the Revolving Credit Commitments and the Initial Term Loans, unsecured or secured by property or assets of the Company or any Subsidiary thereof not constituting Collateral, (ii) shall not have a borrower other than a Loan Party, (iii) [reserved], and (iv) shall, except as otherwise set forth herein, be on terms and subject to conditions as agreed between the Company and the Lenders providing such Incremental Term Loans and to the extent such terms (other than with respect to maturity, amortization and pricing) are inconsistent with those governing the other Loans hereunder, the covenants and events of default of any Incremental Term Loans shall be, when taken as a whole, no more restrictive or onerous to the Company and its Subsidiaries than the terms applicable to the Initial Term Facility, taken as a whole, unless (A) the Initial Term Facility will receive the benefit of such more restrictive or onerous terms (it being understood to the extent that any covenant is added for the benefit of any Incremental Term Loans, no consent shall be required from the Administrative Agent or any Lender to the extent that such covenant is also added for the benefit of the Lenders), (B) such more restrictive or onerous terms only apply after the Latest Maturity Date or (C) such terms shall be reasonably satisfactory to the Administrative Agent and the Company; provided, further, that (1) for any Incremental Term Loans incurred prior to the date that is twelve (12) months after the Effective Date, if the Weighted Average Yield relating to such Incremental Term Loans that (x) rank pari passu to the Initial Term Loans with respect to security and (y) are broadly syndicated to banks and other financial institutions exceeds the Weighted Average Yield relating to the Initial Term Loans (after giving effect to any amendments to the applicable margin on such Class of existing Term Loans prior to the time that such Incremental Term Loans are made) immediately prior to the effectiveness of the applicable Incremental Amendment by more than seventy-five hundredths of one percent (0.75%), then the Applicable Rate relating to such Class of existing Initial Term Loans shall be adjusted so that the Weighted Average Yield relating to such Incremental Term Loans shall not exceed the Weighted Average Yield relating to such Class of existing Initial Term Loans by more than seventy-five hundredths of one percent (0.75%); provided that the requirements set forth in this clause (1) shall not apply to (x) Incremental Term Loans (as selected by the Company) in an aggregate principal amount up to the greater of $550,000,000 and one hundred percent (100%) Consolidated EBITDA for the period of the most recently ended four (4) consecutive fiscal quarters as of the date of determination and (y) Incremental Term Loans incurred to finance Permitted Acquisitions; (2) any Incremental Term Loan shall not have (a) a final maturity date earlier than the Maturity Date with respect to the Initial Term Loans or (b) a weighted average life to maturity that is shorter than the remaining weighted average life to maturity of the then-remaining Initial Term Loans; provided that the requirements set forth in this clause (2) shall not apply to any Indebtedness consisting of a customary bridge facility so long as such bridge facility converts into long-term Indebtedness that satisfies this clause (2); (3) mandatory prepayments shall not apply to any Incremental Term Loans on a greater than pro rata basis relative to the Initial Term Loans (except with respect to mandatory prepayments with the proceeds of Refinancing Indebtedness in the form of Term Loan incurred to refinance such Incremental Term loans); and (4) any Incremental Term Loan in the form of an increase to any existing Term Loans shall be treated the same as the Class of Term Loans being increased (including with respect to maturity date thereof), shall be considered to be part of the Class of Term Loans being increased and shall be on the same terms applicable to such Term Loans.

(f) Each such Revolving Commitment Increase shall have the same terms, including maturity, Applicable Rate and commitment fees, as the Revolving Credit Facility; provided that the Applicable Rate or commitment fees or interest rate floor applicable to any Revolving Commitment Increase may be higher than the Applicable Rate or commitment fees or interest rate floor applicable to the Revolving Credit Facility if the Applicable Rate or commitment fees or interest rate floor applicable to the Revolving Credit Facility are increased to equal the Applicable Rate and commitment fees and interest rate floor applicable to such Revolving Commitment Increase.

(g) Each Incremental Facility shall be effected pursuant to an amendment or amendment and restatement (an “Incremental Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Increasing Lender participating in such Incremental Facility, each Augmenting Lender participating in such Incremental Facility, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.20 and, to the extent practicable, to make an Incremental Loan fungible (including for Tax purposes) with other Term Loans (subject to the limitations under sub-clause (e) of this Section). Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder, or provide Incremental Term Loans, at any time.

SECTION 2.21 Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article II and Article IV with respect to any Credit Event to be effected in any Foreign Currency, if (a) there shall occur on or prior to the date of such Credit Event any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent, the relevant Issuing Bank (if such Credit Event is a Letter of Credit) or the Required Lenders make it impracticable for the Borrowings or Letters of Credit comprising such Credit Event to be denominated in the Agreed Currency specified by the applicable Borrower, (b) an Equivalent Amount of such currency is not readily calculable, (c) such currency is not readily available, freely transferable and convertible into Dollars, or (d) such currency no longer being a currency in which the Required Lenders are willing to make Loans or in which the relevant Issuing Bank (if such Credit Event is a Letter of Credit) is willing to issue a Letter of Credit, then the Administrative Agent shall forthwith give notice thereof to such Borrower, the Lenders and, if such Credit Event is a Letter of Credit, the relevant Issuing Bank, and such Credit Events shall not be denominated in such Agreed Currency but shall, except as otherwise set forth in Section 2.07, be made on the date of such Credit Event in Dollars, (i) if such Credit Event is a Borrowing, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related request for a Credit Event or Interest Election Request, as the case may be, as ABR Loans, unless such Borrower notifies the Administrative Agent at least one (1) Business Day before such date that (A) it elects not to borrow on such date or (B) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the denomination of such Loans would in the reasonable opinion of the Administrative Agent and the Required Lenders be practicable (and otherwise available under this Section 2.21) and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related request for a Credit Event or Interest Election Request, as the case may be or (ii) if such Credit Event is a Letter of Credit, in a face amount equal to the Dollar Amount of the face amount specified in the related request or application for such Letter of Credit, unless such Borrower notifies the Administrative Agent at least one (1) Business Day before such date that (A) it elects not to request the issuance of such Letter of Credit on such date or (B) it elects to have such Letter of Credit issued on such date in a different Agreed Currency, as the case may be, in which the denomination of such Letter of Credit would in the reasonable opinion of the relevant Issuing Bank, the Administrative Agent and the Required Lenders be practicable (and otherwise available under this Section 2.21) and in face amount equal to the Dollar Amount of the face amount specified in the related request or application for such Letter of Credit, as the case may be.

SECTION 2.22 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given (which exchange rate may be the Exchange Rate). The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

SECTION 2.23 Senior Debt . The Company hereby designates all Obligations now or hereinafter incurred or otherwise outstanding, and agrees that the Obligations shall at all times constitute, senior indebtedness and designated senior indebtedness, or terms of similar import, which are entitled to the benefits of the subordination provisions of all Subordinated Indebtedness.

SECTION 2.24 Defaulting Lenders . Notwithstanding any provision of this Agreement to the contrary, if any Revolving Credit Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that, except as otherwise provided in Section 9.02, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(c) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders that are Revolving Credit Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Credit Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of each Issuing Bank with outstanding Letters of Credit only the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii) if the Company cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Banks or any other Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Credit Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d) so long as such Revolving Credit Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be one hundred percent (100%) covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Company in accordance with Section 2.24(c), and participating interests in any such newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.24(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a Parent of any Revolving Credit Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or any Issuing Bank has a good faith belief that any Revolving Credit Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the Company or such Revolving Credit Lender, satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Revolving Credit Lender hereunder.

In the event that the Administrative Agent, the Company, the Swingline Lender and the Issuing Banks each agrees that a Defaulting Lender has adequately remedied all matters that caused such Revolving Credit Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Revolving Credit Lenders shall be readjusted to reflect the inclusion of such Revolving Credit Lender’s Revolving Credit Commitment and on such date such Revolving Credit Lender shall purchase at par such of the Loans of the other Revolving Credit Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Revolving Credit Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.25 Illegality . If, in any applicable jurisdiction, the Administrative Agent, any Issuing Bank or any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent, any Issuing Bank or any Lender to (a) perform any of its obligations hereunder or under any other Loan Document, (b) to fund or maintain its participation in any Loan or Letter of Credit or (c) issue, make, maintain, fund or charge interest or fees with respect to any credit extension to any Borrower who is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia, such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Company, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest or fees with respect to any such credit extension shall be suspended, and to the extent required by applicable law, cancelled. Upon receipt of such notice, the Loan Parties shall, (i) repay that Person’s participation in the Loans or other applicable Obligations on the last day of the Interest Period for each Loan or other Obligation occurring after the Administrative Agent has notified the Company or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable law), (ii) to the extent applicable to an Issuing Bank, cash collateralize that portion of LC Exposure comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise cash collateralized and (iii) take all reasonable actions requested by such Person to mitigate or avoid such illegality.

SECTION 2.26 Change of Currency.

(a) The obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London or applicable offshore interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

SECTION 2.27 Additional Agreed Currencies.

(a) The Borrowers may from time to time request that (i) Revolving Loans be made in a currency other than those specifically listed in the definition of “Agreed Currency” and/or (ii) Letters of Credit be issued in a currency other than those specifically listed in the definition of “Agreed Currency;”provided that such requested currency is (A) a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars, (B) dealt with in the London or other applicable offshore interbank deposit market and (C) for which no central bank or other governmental authorization in the country of issue of such currency is required to give authorization for the use of such currency by any Revolving Credit Lender for making Loans or any Issuing Bank for issuing Letters of Credit, as applicable, unless such authorization has been obtained and remains in full force and effect. In the case of any such request with respect to the making of Revolving Loans, such request shall be subject to the approval of the Administrative Agent and each of the Revolving Credit Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent, each of the Revolving Credit Lenders and the applicable Issuing Bank.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., (i) with respect to a request for an additional Agreed Currency, twenty (20) Business Days prior to the date of the desired Credit Event (or such other time or date as may be agreed by the Administrative Agent in its sole discretion) or (ii) with respect to a request for an additional Agreed Currency for issuance of Letters of Credit, five (5) Business Days prior to the date of the desired Letter of Credit (or such other time or date as may be agreed by the applicable Issuing Bank, in its sole discretion with notice to the Administrative Agent). Each such request shall also identify the applicable benchmark rate that is to apply to Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, such requested additional Agreed Currency. In the case of any such request pertaining to Revolving Loans, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the Issuing Bank thereof. Each Revolving Credit Lender (in the case of any such request pertaining to Revolving Loans) shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Revolving Loans in such requested currency and the usage of such benchmark rate. The applicable Issuing Bank (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., three (3) Business Days after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit in such requested currency and the usage of such benchmark rate.

Any failure by a Lender or the applicable Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the applicable Issuing Bank, as the case may be, to permit Revolving Loans to be made or Letters of Credit to be issued in such requested currency and such benchmark rate to be used. If the Administrative Agent and all the Revolving Credit Lenders consent to making Revolving Loans in such requested currency and using such benchmark rate, the Administrative Agent shall so notify the Borrowers and such currency shall thereupon be deemed for all purposes to be an Agreed Currency hereunder for purposes of any borrowings of Revolving Loans; and if the Administrative Agent, all the Revolving Credit Lenders and the applicable Issuing Bank consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrowers and such currency shall thereupon be deemed for all purposes to be an Agreed Currency hereunder for purposes of any Letter of Credit issuances by such Issuing Bank. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 2.27, the Administrative Agent shall promptly so notify the Borrowers.

In connection with any approved request for an Agreed Currency, the Administrative Agent will have the right to make any technical, administrative or operational changes that the Administrative Agent decides may be appropriate to reflect the inclusion of such Agreed Currency and the adoption and implementation of the benchmark rate applicable thereto and to permit the administration thereof by the Administrative Agent from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

SECTION 2.28 Refinancing Facilities.

(a) The Company may, on one or more occasions, by written notice to the Administrative Agent, obtain Refinancing Indebtedness. Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Company proposes that such Refinancing Indebtedness shall be made, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent; provided that:

(i) no Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing;

(ii) substantially concurrently with the incurrence of such Refinancing Indebtedness, each Borrower shall repay or prepay then outstanding Term Borrowings of the applicable Class made to such Borrower (together with any accrued but unpaid interest thereon and any prepayment premium with respect thereto) in an aggregate principal amount equal to the Net Proceeds of such Refinancing Indebtedness, and any such prepayment of Term Borrowings of such Class shall be applied to reduce the subsequent scheduled repayments of Term Borrowings of such Class to be made pursuant to Section 2.09 ratably,

(iii) such notice shall set forth, with respect to the Refinancing Indebtedness established thereby in the form of Term Loans, to the extent applicable, the following terms thereof: (a) the designation of such Refinancing Indebtedness as a new “Class” for all purposes hereof, (b) the stated termination and maturity dates applicable to the Refinancing Indebtedness of such Class, (c) amortization applicable thereto and the effect thereon of any prepayment of such Refinancing Indebtedness, (d) the interest rate or rates applicable to the Refinancing Indebtedness of such Class, (e) the fees applicable to the Refinancing Indebtedness of such Class, (f) any original issue discount applicable thereto, (g) the initial Interest Period or Interest Periods applicable to Refinancing Indebtedness of such Class and (h) any voluntary or mandatory commitment reduction or prepayment requirements applicable to Refinancing Indebtedness of such Class (which prepayment requirements may provide that such Refinancing Indebtedness may participate in any mandatory prepayment on a pro rata basis with any Class of existing Term Loans, but may not provide for prepayment requirements that are materially more favorable to the Lenders holding such Refinancing Indebtedness than to the Lenders holding such Class of Term Loans) and any restrictions on the voluntary or mandatory reductions or prepayments of Refinancing Indebtedness of such Class, and

(iv) such Refinancing Indebtedness will, to the extent secured, rank pari passu or junior in right of payment and of security with the other Loans and Commitments hereunder on the terms set out in an Acceptable Intercreditor Agreement.

(b) Any Lender approached by the Company to provide all or a portion of the Refinancing Indebtedness may elect or decline, in its sole discretion, to provide any Refinancing Indebtedness.

(c) Any Refinancing Indebtedness shall be established pursuant to a Refinancing Facility Agreement executed and delivered by each applicable Borrower, each Refinancing Lender providing such Refinancing Indebtedness and the Administrative Agent, which shall be consistent with the provisions set forth in clause (a) above (but which shall not require the consent of any other Lender). Each Refinancing Facility Agreement shall be binding on the Lenders, the Loan Parties and the other parties hereto and may effect amendments to the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect provisions of this Section 2.28, including any amendments necessary to treat such Refinancing Indebtedness as a new “Class” of loans hereunder. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Facility Agreement.

(d) Notwithstanding anything to the contrary contained in this Section 2.28, unless the Administrative Agent shall agree otherwise, after giving effect to any transaction contemplated in this Section 2.28, there shall not be more than six (6) Classes of Loans or Commitments (including any revolving and term loan facilities) hereunder at any one time outstanding.

ARTICLE III

Representations and Warranties

Each Borrower represents and warrants to the Lenders on each of the Effective Date and each date on which a Credit Event occurs, that:

SECTION 3.01 Organization; Powers; Subsidiaries. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction of its organization, has all requisite organizational power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing (to the extent such concept is applicable) in, every jurisdiction where such qualification is required. As of the Effective Date, Schedule 3.01 hereto (as supplemented from time to time) identifies each Subsidiary, noting whether such Subsidiary is a Material Subsidiary, Immaterial Subsidiary and/or a Material First-Tier Foreign Subsidiary as of the Effective Date, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company and the other Subsidiaries and, if such percentage is not one hundred percent (100%) (excluding directors’ qualifying shares and other nominal shares, in each case as required by law), a description of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and non-assessable (to the extent that such concept is applicable in the relevant jurisdiction) and all such shares and other equity interests indicated on Schedule 3.01 as of the Effective Date as owned by the Company or another Subsidiary are owned, beneficially and of record, by the Company or any Subsidiary free and clear of all Liens. There are no outstanding commitments or other obligations of the Company or any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other Equity Interests of the Company or any Subsidiary, except pursuant to the Company’s Rights Agreement as in effect on the Effective Date. No Loan Party nor any Subsidiary thereof is an Affected Financial Institution.

SECTION 3.02 Authorization; Enforceability. The Transactions are within each Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, shareholder action. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Administrative Agent for filing and/or recordation, as of the Effective Date and (iii) those which, if not obtained or made, could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (b) will not violate any applicable material law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment thereunder to be made by the Company or any of its Subsidiaries which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of the Company or any of its Subsidiaries.

SECTION 3.04 Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders its combined balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2023 reported on by Pricewaterhouse Coopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2024, each certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) Since December 31, 2023, there has been no event, development or circumstance that has resulted in or caused a Material Adverse Effect.

SECTION 3.05 Properties. (a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for Permitted Liens and defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property necessary to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06 Litigation and Environmental Matters. (a) There are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Borrower, threatened in writing against the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions. There are no labor controversies pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (A) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (B) that involve this Agreement or the Transactions.

(b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability for the Company or any of its Subsidiaries.

SECTION 3.07 Compliance with Laws and Agreements. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, material agreements and other material instruments binding upon it or its property, except where in any such case the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08 Investment Company Status. Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09 Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10 ERISA. (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect, and (b) as of the Effective Date, no Borrower is nor will any Borrower be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

SECTION 3.11 Disclosure. As of the Effective Date, the Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Company or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. As of the Effective Date, all of the information included in the Beneficial Ownership Certification is true and correct.

SECTION 3.12 Federal Reserve Regulations. No part of the proceeds of any Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U and X.

SECTION 3.13 [Reserved].

SECTION 3.14 No Default. No Default or Event of Default has occurred and is continuing.

SECTION 3.15 [Reserved].

SECTION 3.16 Solvency. As of the Effective Date immediately after the consummation of the Transactions to occur on the Effective Date, the Company and its Subsidiaries, taken as a whole, are and will be Solvent.

SECTION 3.17 Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.

(a) None of (i) the Company, any Subsidiary or to the knowledge of the Company or such Subsidiary any of their respective directors, officers, employees or Affiliates, or (ii) to the knowledge of the Company, any agent or representative of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, in each case, is, or is owned fifty percent (50%) or more, individually or in the aggregate, directly or indirectly, or controlled by persons that are, a Sanctioned Person.

(b) The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees and to the knowledge of the Company its directors and agents, are in compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that could reasonably be expected to result in the Company being designated as a Sanctioned Person.

(c) None of the Company’s or its Subsidiaries’ assets constitute property of, or are beneficially owned, directly or indirectly, by any Sanctioned Person. For purposes of determining whether or not a representation is true under this Section 3.17(c), the Company shall not be required to make any investigation into (i) the ownership of publicly traded stock or other publicly traded securities or (ii) the beneficial ownership of any collective investment fund.

SECTION 3.18 Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable perfected first priority Lien, subject to Liens permitted under Section 6.02, on all right, title and interest of the respective Loan Parties in the Collateral, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal bankruptcy laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies. For the avoidance of doubt, notwithstanding anything herein or in any other Loan Document to the contrary, none of the Borrowers nor any other Loan Party makes any representation or warranty as to the effect of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in the Equity Interests held by any Loan Party in any Person organized under the laws of any jurisdiction other than the jurisdiction in which such Loan Party is organized, or as to the rights and remedies of the Administrative Agent or any Lender with respect thereto.

SECTION 3.19 Acquisition Documents. The Offer Documents contain or, if published after the date hereof, will contain all material terms of the Offer (taken as a whole) as at the date on which they were published.

ARTICLE IV

Conditions

SECTION 4.01 Effective Date. The effectiveness of this Agreement and the obligations of the Lenders to make the initial Loans and of any Issuing Bank to issue the initial Letters of Credit hereunder are subject to the satisfaction of each of the following conditions is satisfied:

(a) Executed Loan Documents. The Administrative Agent (or its counsel) shall have received (i) a counterpart of this Agreement signed on behalf of the Borrowers, each Initial Term Lender and the Revolving Credit Lenders constituting all the Existing Consenting Lenders (or written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement) and (ii) from each Loan Party a counterpart of the Reaffirmation Agreement signed on behalf of such party (or written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of the Reaffirmation Agreement) that such Loan Party has signed a counterpart of the Reaffirmation Agreement).

(b) Personal Property Collateral.

(i) Filings and Recordings. The Administrative Agent shall have received all filings and recordations that are necessary to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in the Collateral and the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon (subject to Liens permitted under Section 6.02).

(ii) Lien Search. The Administrative Agent shall have received the results of a Lien search, in form and substance reasonably satisfactory to the Administrative Agent, made against the Loan Parties under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in all assets of such Loan Party, indicating among other things that the assets of each such Loan Party are free and clear of any Lien (except for Liens permitted under Section 6.02).

(iii) Property and Liability Insurance. The Administrative Agent shall have received, in each case in form and substance reasonably satisfactory to the Administrative Agent, evidence of property, business interruption and liability insurance covering each US Loan Party (with appropriate endorsements naming the Administrative Agent as lender’s loss payee on all policies for property hazard insurance and as additional insured on all policies for liability insurance), and if requested by the Administrative Agent, copies of such insurance policies.

(iv) Other Collateral Documentation. The Administrative Agent shall have received any documents as required by the terms of the Collateral Documents to evidence its security interest in the Collateral.

(c) Legal Opinions. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Kirkland & Ellis LLP, special U.S. counsel for the Loan Parties, (ii) Gordon Rees Scully Mansukhani, LLP, special counsel to Proseal America, Inc. and A & B Process Systems Corp., and (iii) De Brauw Blackstone Westbroek N.V., in each case covering such customary matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Company hereby requests such counsels to deliver such opinions.

(d) Financial Information. The Lenders shall have received, in form and substance reasonably satisfactory to the Lead Arrangers (i) the Company’s filed Form 10-K for the fiscal year ended December 31, 2023, (ii) the Company’s filed Form 10-Q for the fiscal year ended September 30, 2024 and (iii) financial statement projections through and including the Company’s 2026 fiscal year, together with such information pertaining thereto as the Administrative Agent and the Lenders shall reasonably request (including, without limitation, a detailed description of the assumptions used in preparing such projections).

(e) Secretary’s Certificates. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and, if applicable, good standing of the initial Loan Parties, the authorization of the Transactions and any other legal matters relating to such Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(f) Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(g) Governmental and Third Party Approvals. The Administrative Agent shall have received evidence reasonably satisfactory to it that all corporate, governmental, regulatory and third party approvals necessary or, in the reasonable discretion of the Administrative Agent, advisable in connection with the Transactions and the continuing operations of the Company and its Subsidiaries have been obtained and are in full force and effect.

(h) Fees and Expenses. The Administrative Agent and each Lender shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder and for which invoices have been presented reasonably in advance of the Effective Date.

(i) Dutch Borrower Works Council Confirmation. The Administrative Agent shall have received from the Dutch Borrower a confirmation by an authorized signatory of the Dutch Borrower that there is no works council with jurisdiction over the transactions as envisaged by any Loan Document, or, if a works council is established, a confirmation that all consultation obligations in respect of such works council have been complied with and that positive unconditional advice has been obtained, attaching a copy of such advice and a copy of the request for such advice.

(j) PATRIOT Act, Etc.

(i) The Administrative Agent and the Lenders shall have received, at least five (5) Business Days prior to the Effective Date, the documentation and other information requested by the Administrative Agent in order to comply with requirements of the USA PATRIOT Act, applicable “know your customer” and anti-money laundering rules and regulations.

(ii) Each Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to the Administrative Agent, and any Lender requesting the same, a Beneficial Ownership Certification in relation to such Borrower, in each case at least five (5) Business Days prior to the Effective Date.

(k) Borrowing Request. The Administrative Agent shall have received a Borrowing Request with respect to the Initial Term Borrowings.

(l) Existing Credit Agreement Rollover. All outstanding principal of loans and accrued but unpaid interest and fees owing under the Existing Credit Agreement shall have been paid.

(m) Acquisition.

(i) The Offer Closing Time (as defined in the Transaction Agreement in effect as of the date hereof) has occurred or concurrently with such Initial Term Borrowing will be occurring;

(ii) The receipt by the Administrative Agent of a copy, certified by the Bidder Vehicle and signed by a Responsible Officer of the Bidder Vehicle as true and complete, of the Offer Documents relating to the initial Voluntary Tender Offer and any and all documents otherwise reflecting amendments or waivers of the Offer Documents as are permitted under the terms thereof and the Bridge Facility;

(iii) The satisfaction of the Minimum Acceptance Condition and the receipt by the Administrative Agent of the Offer Closing Certificate, duly signed for and on behalf of the Bidder Vehicle;

(iv) Each Certain Funds Representation shall be true and correct in all material respects on and as of the date of such Initial Term Borrowing as if made on and as of such date, except to the extent such Certain Funds Representations relate to a particular date, in which case such Certain Funds Representations shall be true and correct in all material respects as of such particular date; provided that, to the extent that such representations and warranties are qualified by materiality, material adverse effect or similar language, they shall be true and correct in all respects; it being understood that the truth and accuracy of any other representation or warranty of the Loan Parties under the Loan Documents made on such date shall not constitute a condition precedent under this Section 4.01(m)(iv);

(v) As of date of such Initial Term Borrowing, no Certain Funds Default has occurred and is continuing or would result from such Initial Term Borrowing or from the application of the proceeds therefrom;

(vi) (A) Since April 4, 2024, a Target Material Adverse Effect shall not have occurred and (B) the representation and warranty in Section 1.7 of Part II of Annex 10.1 to the Transaction Agreement, in each case in effect as of the date hereof (to the extent (x) such representation and warranty is material to the interests of the Lead Arrangers or the Lenders (in their capacities as such) and (y) Bidder Vehicle or the Company (or any of its affiliates) has the right (taking into account any applicable cure provisions) to terminate its obligations under the Transaction Agreement or decline to consummate the Voluntary Tender Offer described in the Transaction Agreement (in accordance with the terms thereof) as a result of an inaccuracy of such representation or warranty), shall be true and correct in all respects at and as of the date hereof and at and as of the time of such Initial Term Borrowing as though made at and as of such time; and

(vii) Neither the Company nor the Bidder Vehicle shall have amended or waived any material term of any Offer Document delivered to the Lead Arrangers since April 4, 2024 in a manner or to an extent that would be materially adverse to the interests of the Lead Arrangers or the Lenders in their capacity as such (it being understood that any increase in the cash portion of the consideration payable to the shareholders of the Target that is not funded by Indebtedness shall be deemed not materially adverse), other than any amendment or waiver:

(A) required or requested by any Relevant Regulator, any applicable law (including, without limitation, the Takeover Act) or reasonably determined by the Company as being necessary or desirable to comply with the requirements or requests (as applicable) of any Relevant Regulator or any applicable laws;

(B) extending the period in which holders of the shares in the Target may accept the terms of the Offer;

(C) to the extent it relates to a term or condition to the Offer which the Company reasonably determines it would not be entitled, in accordance with applicable law, to invoke so as to cause the Offer not to proceed, to lapse, or to be withdrawn; or

(D) made with the consent of the Lead Arrangers (such consent not to be unreasonably withheld, conditioned or delayed).

(viii) Neither the Company nor the Bidder Vehicle shall have waived, or permit to be waived, the Minimum Acceptance Condition (other than with the consent of all of the Lead Arrangers (such consent not to be unreasonably withheld, conditioned or delayed)).

Without limiting the generality of the provisions of Article VIII, for purposes of determining compliance with the conditions specified in this Section 4.01, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (excluding, for the avoidance of doubt, the Initial Term Borrowings), and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the receipt by the Administrative Agent of a Borrowing Request and by such Issuing Bank of a notice of issuance, and the satisfaction of the following conditions:

(a) Subject to Section 1.06 with respect to any Incremental Term Loan incurred to finance a Limited Condition Acquisition, the representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent that any such representation and warranty is made as of a specific date in which case such representation and warranty shall have been true and correct in all material respects as of such date.

(b) Subject to Section 1.06 with respect to any Incremental Term Loan used to finance a Limited Condition Acquisition, at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Event of Default shall have occurred and be continuing.

Unless the conditions set forth in this Section 4.02 have been waived in accordance with Section 9.02, each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

SECTION 5.01 Financial Statements and Other Information. The Company will furnish to the Administrative Agent, which shall promptly make such information available to the Lenders in accordance with its customary practice:

(a) within ninety (90) days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company substantially in the form of Exhibit B (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.11, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (iv) identifying each Subsidiary of the Company that, as of the date of such financial statements, constitutes a Material First-Tier Foreign Subsidiary or an Immaterial Subsidiary, and (v) setting forth a calculation of the Total Net Leverage Ratio as of the date of such financial statements;

(d) promptly upon the request thereof, such other information and documentation required under applicable “know your customer” rules and regulations, the PATRIOT Act or any applicable Anti-Money Laundering Laws, in each case as from time to time reasonably requested by the Administrative Agent or any Lender;

(e) as soon as available, but in any event not more than sixty (60) days after the end of each fiscal year of the Company, a copy of the plan and forecast (including a projected consolidated balance sheet, statement of operation and funds flow statement) of the Company for each quarter of the upcoming fiscal year in form reasonably satisfactory to the Administrative Agent;

(f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and

(g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent, on behalf of itself or any Lender, may reasonably request.

Documents required to be delivered pursuant to clauses (a), (b) and (f) of this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System; provided that the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the filing of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., .pdf copies) of such documents.

SECTION 5.02 Notices of Material Events. The Company will furnish to the Administrative Agent, which shall promptly make such information available to the Lenders in accordance with its customary practice, prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03 Existence; Conduct of Business. Except as otherwise expressly permitted herein, the Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations and intellectual property rights necessary to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted to the extent the failure to maintain such authority could reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04 Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05 Maintenance of Properties; Insurance. The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, it being agreed that the insurance maintained as of the date hereof is sufficient for the business currently maintained by the Company and its Subsidiaries.

SECTION 5.06 Books and Records; Inspection Rights. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, but in the absence of a Default no more than once per calendar year.

SECTION 5.07 Compliance with Laws and Material Contractual Obligations. The Company will, and will cause each of its Subsidiaries to, (a) comply in all material respects with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation Environmental Laws) and (b) perform in all material respects its obligations under material agreements to which it is a party, in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08 Use of Proceeds.

(a) The proceeds of the Initial Term Loans will be used on or after the Effective Date to be used (i) to finance in part the Target Debt Repayment and the Bridge Facility Refinancing and the Transactions on the Effective Date, (ii) for working capital needs and/or general corporate purposes, (iii) to repay the 2026 Convertible Notes and (iv) to finance Permitted Acquisitions. The proceeds of the Revolving Loans will be used only (i) to finance in part the Target Debt Repayment and the Bridge Facility Refinancing and the Transactions on the Effective Date, (ii) for working capital needs and/or general corporate purposes, (iii) to prepay the 2026 Convertible Notes and (iv) to finance Permitted Acquisitions.

(b) No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U and X.

(c) The Borrowers will not request any Loan or Letter of Credit, and the Borrowers shall not use, and shall use commercially reasonable efforts to ensure that their respective Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.09 Additional Subsidiaries.

(a) Additional Subsidiaries. As promptly as possible but in any event within sixty (60) days (or such later date as may be agreed by the Administrative Agent) after the creation or acquisition of any Subsidiary that is a Required Subsidiary (or after any Subsidiary otherwise becomes a Required Subsidiary), the Company shall (x) provide the Administrative Agent with written notice thereof, (y) deliver to the Administrative Agent such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such Subsidiary (solely to the extent such Equity Interests are certificated) and (z) cause such Subsidiary to (i) become a Subsidiary Guarantor by delivering to the Administrative Agent a duly executed supplement to the applicable Subsidiary Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, (ii) grant a security interest in (A) in the case of any Required Subsidiary that is a Domestic Subsidiary, all Collateral (subject to the requirements set forth in the applicable Collateral Documents) owned by such Subsidiary and (B) in the case of any Required Subsidiary that is a Foreign Loan Party, all equity interests (subject to the requirements set forth in the applicable Collateral Documents) owned by such Subsidiary, in each case, by delivering to the Administrative Agent a duly executed supplement to each applicable Collateral Document or such other document as the Administrative Agent shall deem appropriate for such purpose and comply with the terms of each applicable Collateral Document, (iii) deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 4.01 that are applicable to such Subsidiary as may be reasonably requested by the Administrative Agent, and (iv) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent in connection with the actions under this Section 5.09(a), all in form, content and scope reasonably satisfactory to the Administrative Agent. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, after the Effective Date, with respect only to entities subject to the Companies Act, any guaranty or security granted by such entities shall not apply or extend to any liability to the extent it would result in such guarantee or security violating Art. 104 of the Companies Act.

(b) Additional Material First-Tier Foreign Subsidiaries and Foreign Holding Companies. Notify the Administrative Agent promptly after any Person becomes a Material First-Tier Foreign Subsidiary or Foreign Holding Company, and promptly thereafter (and, in any event, within sixty (60) days after such notification, as such time period may be extended by the Administrative Agent in its sole discretion), cause (i) the applicable US Loan Party to deliver to the Administrative Agent Collateral Documents pledging sixty-five percent (65%) of the total outstanding voting Equity Interests and one hundred percent (100%) of the non-voting Equity Interests of any such new Material First-Tier Foreign Subsidiary or Foreign Holding Company (including, without limitation, to the extent required under the applicable Collateral Documents, original certificated Equity Interests (or the equivalent thereof pursuant to the applicable laws and practices of any relevant foreign jurisdiction) evidencing the Equity Interests of such new Material First-Tier Foreign Subsidiary or Foreign Holding Company, together with an appropriate undated stock or other transfer power for each certificate duly executed in blank by the registered owner thereof), (ii) the applicable US Loan Party to deliver to the Administrative Agent such updated Schedules to the Collateral Documents as requested by the Administrative Agent with regard to such Person and (iii) the applicable US Loan Party or such Person to deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(c) Immaterial Subsidiaries. Notwithstanding the terms of this Section 5.09 to the contrary, in the event that, as of the last day of the most recently completed period of four (4) consecutive fiscal quarters for which the Company has delivered financial statements pursuant hereto:

(i) with respect to Immaterial Subsidiaries that are Domestic Subsidiaries, if (A) the consolidated assets of all such Immaterial Subsidiaries that are Domestic Subsidiaries and are not Loan Parties (other than any Foreign Holding Company) as of the last day of such period exceed seventeen and a half percent (17.5%) of the consolidated assets of the Company and its Domestic Subsidiaries as of such date or (B) the consolidated revenues of all such Immaterial Subsidiaries that are Domestic Subsidiaries and are not Loan Parties (other than any Foreign Holding Company) for such period exceed seventeen and a half percent (17.5%) of the consolidated revenues of the Company and its Domestic Subsidiaries for such period, the Company shall designate one or more Immaterial Subsidiaries that are Domestic Subsidiaries to be a Required Subsidiary as may be necessary such that the foregoing aggregate limit or limits shall not be exceeded, and any such Subsidiary shall thereafter be deemed to be a Required Subsidiary hereunder and shall comply with the provisions set forth in Section 5.09(a); provided that no Domestic Subsidiary that is an Excluded Subsidiary (other than solely as being an Immaterial Subsidiary) shall be required to become a Loan Party; and

(ii) with respect to Immaterial Subsidiaries that are Subsidiaries of the Dutch Borrower, if (A) the consolidated assets of all such Immaterial Subsidiaries that are Subsidiaries of the Dutch Borrower and not Loan Parties as of the last day of such period exceed fifteen percent (15%) of the consolidated assets of the Dutch Borrower and its Subsidiaries as of such date or (B) the consolidated revenues of all such Immaterial Subsidiaries that are Subsidiaries of the Dutch Borrower and not Loan Parties for such period exceed fifteen percent (15%) of the consolidated revenues of the Dutch Borrower and its Subsidiaries for such period, the Company shall designate one or more Immaterial Subsidiaries that are Subsidiaries of the Dutch Borrower to be a Required Subsidiary as may be necessary such that the foregoing aggregate limit or limits shall not be exceeded, and any such Subsidiary shall thereafter be deemed to be a Required Subsidiary hereunder and shall comply with the provisions set forth in Section 5.09(a); provided that no Subsidiary of the Dutch Borrower that is an Excluded Subsidiary (other than solely as being an Immaterial Subsidiary) shall be required to become a Loan Party.

SECTION 5.10 Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation; Anti-Money Laundering Laws and Sanctions. The Company will (a) maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (b) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein, and (c) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

SECTION 5.11 Further Assurances. The Company will, and will cause each of its Subsidiaries to execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Collateral Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Company also agrees to provide to the Administrative Agent, from time to time upon the reasonable request by the Administrative Agent, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents.

SECTION 5.12 Post-Closing Matters. The Company will, and will cause each of its Subsidiaries to:

(a) on the Effective Date, complete the Target Debt Repayment.

(b) execute and deliver the documents and complete the tasks set forth on Schedule 5.12, in each case within the time periods specified on such schedule (as such time periods may be extended by the Administrative Agent in its reasonable discretion).

SECTION 5.13 Acquisition Covenants. The Company and the Bidder Vehicle shall comply in all material respects with applicable laws and regulations relevant to the Merger, the Squeeze-Out or the Squeeze-Out Procedure, as applicable, including the Takeover Act and the Companies Act (subject to any applicable waivers or dispensation of any kind granted by, or as a result of any requirements of, any Relevant Regulator or applicable law).

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

SECTION 6.01 Indebtedness.

(a) The Company will not create, incur, assume or permit to exist any Indebtedness except:

(i) the Obligations;

(ii) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness with Indebtedness of a similar type that does not increase the outstanding principal amount thereof;

(iii) Guarantees by the Company of Indebtedness of any Subsidiary permitted pursuant to Section 6.01(b);

(iv) Indebtedness as an account party in respect of trade letters of credit;

(v) Indebtedness under Sale and Leaseback Transactions permitted under Section 6.10;

(vi) Indebtedness consisting of deferred purchase price or notes issued to officers, directors and employees to purchase or redeem Equity Interests to the extent that such purchases or redemptions are otherwise permitted hereunder;

(vii) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price (excluding earn-out obligations, seller debt, and deferred purchase price payment obligations in respect of Permitted Acquisitions) or similar obligations, or from guarantees or letters of credit, securing the performance of the Company pursuant to such agreements, in connection with Permitted Acquisitions;

(viii) obligations under incentive, non-compete, consulting, deferred compensation, or other similar arrangements;

(ix) Indebtedness incurred in connection with the financing of insurance premiums so long as such Indebtedness shall not exceed the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance premiums for the period in which such Indebtedness is incurred;

(x) Indebtedness incurred in the ordinary course of business in respect of netting services, overdraft protections, deposit accounts and other cash management arrangements;

(xi) senior unsecured Indebtedness of the Company; provided that (A) after giving pro forma effect to the incurrence of such Indebtedness, (1) the Company shall be in compliance with a Total Net Leverage Ratio not in excess of 5.75 to 1.00 (based on the financial statements for the most recent fiscal quarter end for which financial statements have been provided), and (2) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) such Indebtedness shall be pari passu or subordinated in right of payment to the Obligations, (C) such Indebtedness will not have any scheduled amortization in excess of customary market practice for such an instrument, mandatory redemption, mandatory repayment or mandatory prepayment, sinking fund or similar payments (other than asset sale, change of control, fundamental change or similar mandatory offers to repurchase customary for high-yield or convertible debt securities) or have a final maturity date, in each case, prior to the date occurring ninety-one (91) days following the Maturity Date or have a weighted average life to maturity shorter than any outstanding Incremental Term Loans in effect as of the date such indebtedness is incurred (except in the case of customary bridge loans which, subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing which does not mature prior to the date set forth above), (D) the terms of such Indebtedness (including, without limitation, all covenants, defaults, guaranties and remedies, but excluding as to interest rate, call protection and redemption premiums), taken as a whole, are no more restrictive or onerous on the Company and its Subsidiaries than the terms applicable to the Company and its Subsidiary pursuant to this Agreement and the other Loan Documents, taken as a whole, and (E) such Indebtedness shall not be recourse to, or guaranteed by, any Person other than the Company, unless such Person is a Loan Party;

(xii) Indebtedness of the Company in respect of letters of credit, bank guarantees or similar instruments issued to support obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business (including any Secured Bilateral Letter of Credit Facilities) in an aggregate amount, when aggregated with the aggregate principal amount of Indebtedness of any Subsidiary incurred pursuant to Section 6.01(b)(vii), not to exceed the greater of (A) $200,000,000 and (B) ten percent (10%) of Consolidated Total Tangible Assets at any time outstanding;

(xiii) Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets (whether by Permitted Acquisition or otherwise) or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (A) such Indebtedness is incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (xiii), when aggregated with the aggregate principal amount of similar purchase money Indebtedness of any Subsidiary incurred pursuant to Section 6.01(b)(v), shall not exceed the greater of (1) $150,000,000 and (2) seven and a half percent (7.5%) of Consolidated Total Tangible Assets at any time outstanding;

(xiv) Indebtedness consisting of earn-out obligations, seller debt, and unsecured deferred purchase price obligations in respect of Permitted Acquisitions; provided that the aggregate principal amount of Indebtedness permitted by this clause (xiv), when aggregated with the aggregate principal amount of similar Indebtedness of any Subsidiary pursuant to Section 6.01(b)(xiv), shall not exceed the greater of (A) $150,000,000 and (B) seven and a half percent (7.5%) of Consolidated Total Tangible Assets at any time outstanding;

(xv) Indebtedness of the Company in an aggregate principal amount, that when aggregated with the aggregate principal amount of similar Indebtedness of any Subsidiary incurred pursuant to Section 6.01(b)(xv), shall not exceed the greater of (A) $300,000,000 and (B) fifteen percent (15%) of Consolidated Total Tangible Assets (calculated as of the end of the immediately preceding fiscal quarter of the Company for which the Company’s financial statements were most recently delivered pursuant to

Section 5.01(a) or Section 5.01(b) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or Section 5.01(b), the most recent financial statements referred to in Section 3.04(a)) at any time outstanding; provided that any such Indebtedness secured by any assets of the Company or any Subsidiary is permitted under Section 6.02(f);

(xvi) Indebtedness in respect of any Permitted Receivables Financing in an aggregate amount, when aggregated with the aggregate principal amount of similar Indebtedness of any Subsidiary pursuant to Section 6.01(b)(xvii), shall not exceed the greater of (A) $300,000,000 and (B) fifteen percent (15%) of Consolidated Total Tangible Assets at any time outstanding;

(xvii) Indebtedness in lieu of Incremental Facilities incurred by the Company or the Dutch Borrower in the form of senior secured first lien notes and/or term loans or junior lien term loans or notes, subordinated term loans or notes or senior unsecured term loans or notes, or any customary bridge facility, in each case issued or incurred by the Company or the Dutch Borrower in a public offering, Rule 144A or other private placement, syndicated financing or a customary bridge facility that otherwise converts into permanent Indebtedness permitted by this clause (xvii), in each case on terms and conditions that are customary as of the date of incurrence thereof (such notes or loans, “Incremental Equivalent Indebtedness”); provided that:

(A) the aggregate original principal amount of such Incremental Equivalent Indebtedness to be incurred shall not exceed the Incremental Facilities Limit (after giving effect to such Incremental Equivalent Indebtedness and any Incremental Facility incurred concurrently therewith);

(B) any Incremental Equivalent Indebtedness that is secured shall be secured only by the Collateral and on a pari passu or junior basis with the Collateral securing the Secured Obligations and subject to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent, which such intercreditor agreement shall provide that any Liens securing such Incremental Equivalent Indebtedness shall rank no higher in priority than the Liens securing the Loans hereunder;

(C) if such Incremental Equivalent Indebtedness is guaranteed, such Incremental Equivalent Indebtedness may not be guaranteed by any Person that is not a Loan Party or secured by any assets other than the Collateral;

(D) to the extent any Incremental Equivalent Indebtedness is issued or incurred by the Dutch Borrower, then such Incremental Equivalent Indebtedness may be secured by assets of Foreign Subsidiaries and guaranteed by Foreign Subsidiaries to the same extent as the Collateral and guarantees with respect to the Obligations of the Dutch Borrower;

(E) the weighted average life to maturity of any such Incremental Equivalent Indebtedness may not be shorter than the remaining weighted average life to maturity of any outstanding Incremental Term Loans then outstanding;

(F) such Incremental Equivalent Indebtedness will not have a maturity date earlier than the Maturity Date or the maturity date of any Incremental Term Loans then outstanding; provided that any Incremental Equivalent Indebtedness that is unsecured or secured on a junior basis with the Collateral securing the Secured Obligations shall have a maturity date that is at least ninety-one (91) days after the then Latest Maturity Date with respect to the Loans and Commitments in effect at the time of issuance of such Indebtedness and shall have no required prepayment or repayment of principal, amortization, mandatory redemption, put right or sinking fund obligation prior to such date (other than reasonable and customary prepayment, redemption, repurchase or defeasance obligations in connection with (1) a change of control, (2) an asset sale or (3) the exercise of remedies after an event of default) (provided that any Indebtedness that automatically converts to, or is exchangeable into, notes or other Indebtedness that meets this clause (F) shall be deemed to satisfy this condition so long as the borrower of such Indebtedness irrevocably agrees at the time of the issuance thereof to take all actions necessary to convert or exchange such Indebtedness);

(G) such Incremental Equivalent Indebtedness shall be on terms and conditions (including covenants, defaults, guaranties and remedies, but excluding as to interest rate, fees, optional prepayment or redemption provisions), taken as a whole, that are no more restrictive or onerous to the Company and its Subsidiaries than the terms of the Loan Documents (unless such terms (x) apply only after the then latest maturity date for the Loans and Commitments then in effect or (y) any such more restrictive terms are added for the benefit of the Lenders hereunder with respect to any Loans or Commitments remaining outstanding after giving effect to the incurrence of such Indebtedness and the application of proceeds thereof) and such Indebtedness shall not include any financial maintenance covenants;

(H) subject to Section 1.06 with respect to any Incremental Equivalent Indebtedness incurred to finance a Limited Condition Acquisition, on the proposed date of the effectiveness of any Incremental Equivalent Indebtedness, (1) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and (2) the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company; and

(I) the Company shall be in compliance (on a pro forma basis reasonably acceptable to the Administrative Agent) with the covenants contained in Section 6.11 (which, in the case of Incremental Equivalent Indebtedness incurred to finance a Limited Condition Acquisition, shall be subject to Section 1.06); and

(xviii) the Bridge Facility in an aggregate principal amount not to exceed €1,900,000,000 and any Permitted Refinancing Indebtedness in respect thereof; provided that (A) the Bridge Facility shall be subject to the Pari Passu Intercreditor Agreement, (B) if such Permitted Refinancing Indebtedness is secured by a Lien on the Collateral on a pari passu basis with the Lien on the Collateral securing the Secured Obligations, such Permitted Refinancing Indebtedness shall be subject to the Pari Passu Intercreditor Agreement or a similar intercreditor agreement reasonably acceptable to the Administrative Agent, (C) if such Permitted Refinancing Indebtedness is secured by a Lien on the Collateral on a junior basis to the Lien on the Collateral securing the Secured

Obligations, such Permitted Refinancing Indebtedness shall be subject to a customary intercreditor agreement reasonably acceptable to the Administrative Agent and (D) to the extent any Segregated Financing Proceeds (as defined in the Bridge Facility as in effect as of April 4, 2024) arise from any Indebtedness, such Indebtedness shall constitute Permitted Refinancing Indebtedness of the Bridge Facility.

(b) The Company will not permit any Subsidiary to create, incur, assume or permit to exist any Indebtedness, except:

(i) the Obligations;

(ii) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness with Indebtedness of a similar type that does not increase the outstanding principal amount thereof;

(iii) Indebtedness of any Subsidiary to the Company or any other Subsidiary; provided that Indebtedness of any Subsidiary that is not a Loan Party to any Loan Party shall be subject to the limitations set forth in Section 6.04(d);

(iv) Guarantees by any Subsidiary of Indebtedness of the Company or any other Subsidiary;

(v) Indebtedness of any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets (whether by Permitted Acquisition or otherwise) or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (A) such Indebtedness is incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (v), when aggregated with the aggregate principal amount of similar purchase money Indebtedness of the Company incurred pursuant to Section 6.01(a)(xiii), shall not exceed the greater of (1) $150,000,000 and (2) seven and a half percent (7.5%) of Consolidated Total Tangible Assets at any time outstanding;

(vi) Indebtedness of any Subsidiary as an account party in respect of trade letters of credit;

(vii) Indebtedness of any Subsidiary in respect of letters of credit, bank guarantees or similar instruments issued to support obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business (including any Secured Bilateral Letter of Credit Facilities) in an aggregate amount, when aggregated with the aggregate principal amount of Indebtedness of the Company incurred pursuant to Section 6.01(a)(xii), not to exceed the greater of (A) $200,000,000 and (B) ten percent (10%) of Consolidated Total Tangible Assets at any time outstanding;

(viii) Indebtedness under Sale and Leaseback Transactions permitted under Section 6.10;

(ix) Indebtedness consisting of deferred purchase price or notes issued to officers, directors and employees to purchase or redeem Equity Interests to the extent that such purchases or redemptions are otherwise permitted hereunder;

(x) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price (excluding earn-out obligations, seller debt, and deferred purchase price payment obligations in respect of Permitted Acquisitions) or similar obligations, or from guarantees or letters of credit, securing the performance of such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions;

(xi) obligations under incentive, non-compete, consulting, deferred compensation, or other similar arrangements;

(xii) Indebtedness incurred in connection with the financing of insurance premiums so long as such Indebtedness shall not exceed the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance premiums for the period in which such Indebtedness is incurred;

(xiii) Indebtedness incurred in the ordinary course of business in respect of netting services, overdraft protections, deposit accounts and other cash management arrangements;

(xiv) Indebtedness consisting of earn-out obligations, seller debt, and unsecured deferred purchase price obligations in respect of Permitted Acquisitions; provided that the aggregate principal amount of Indebtedness permitted by this clause (xiv), when aggregated with the aggregate principal amount of similar Indebtedness of the Company incurred pursuant to Section 6.01(a)(xiv), shall not exceed the greater of (A) $150,000,000 and (B) seven and a half percent (7.5%) of Consolidated Total Tangible Assets at any time outstanding;

(xv) Indebtedness of any Subsidiary in an aggregate principal amount, that when aggregated with the aggregate principal amount of similar Indebtedness of the Company incurred pursuant to Section 6.01(a)(xv), shall not exceed the greater of (A) $300,000,000 and (B) fifteen percent (15%) of Consolidated Total Tangible Assets (calculated as of the end of the immediately preceding fiscal quarter of the Company for which the Company’s financial statements were most recently delivered pursuant to Section 5.01(a) or Section 5.01(b) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or Section 5.01(b), the most recent financial statements referred to in Section 3.04(a)) at any time outstanding; provided that any such Indebtedness secured by any assets of the Company or any Subsidiary is permitted under Section 6.02(f);

(xvi) Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed (A) $150,000,000 and (B) seven and a half percent (7.5%) of Consolidated Total Tangible Assets at any time outstanding;

(xvii) Indebtedness in respect of any Permitted Receivables Financing in an aggregate amount, when aggregated with the aggregate principal amount of similar Indebtedness of the Company pursuant to Section 6.01(a)(xvi), not to exceed the greater of (A) $300,000,000 and (B) fifteen percent (15%) of Consolidated Total Tangible Assets at any time outstanding;

(xviii) Indebtedness incurred by the Dutch Borrower permitted pursuant to the terms set forth in Section 6.01(a)(xvii);

(xix) with respect to the Dutch Borrower and its Subsidiaries, Indebtedness incurred by any liability arising under a declaration of joint and several liability (hoofdelijke aansprakelijkheid) as referred to in Article 2:403 of the DCC (and any residual liability (overblijvende aansprakelijkheid) under such declaration arising pursuant to Article 2:404 (2) DCC);

(xx) with respect to the Dutch Borrower and its Subsidiaries, Indebtedness incurred by any joint and several liability (hoofdelijke aansprakelijkheid) under any fiscal unity for VAT, Dutch corporation income tax or other purposes;

(xxi) the Bridge Facility in an aggregate principal amount not to exceed €1,900,000,000 and any Permitted Refinancing Indebtedness in respect thereof; provided that (A) the Bridge Facility shall be subject to the Pari Passu Intercreditor Agreement, (B) if such Permitted Refinancing Indebtedness is secured by a Lien on the Collateral on a pari passu basis with the Lien on the Collateral securing the Secured Obligations, such Permitted Refinancing Indebtedness shall be subject to the Pari Passu Intercreditor Agreement or a similar intercreditor agreement reasonably acceptable to the Administrative Agent, (C) if such Permitted Refinancing Indebtedness is secured by a Lien on the Collateral on a junior basis to the Lien on the Collateral securing the Secured Obligations, such Permitted Refinancing Indebtedness shall be subject to a customary intercreditor agreement reasonably acceptable to the Administrative Agent and (D) to the extent any Segregated Financing Proceeds (as defined in the Bridge Facility as in effect as of April 4, 2024) arise from any Indebtedness, such Indebtedness shall constitute Permitted Refinancing Indebtedness of the Bridge Facility;

(xxii) Indebtedness (whether secured or unsecured) (A) of the Target and its subsidiaries acquired (or merged or consolidated with any Subsidiary) in connection with the Acquisition, to the extent such Indebtedness was not incurred in contemplation of the Acquisition, and (B) any Permitted Refinancing Indebtedness in respect thereof; and

(xxiii) (A) Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the Effective Date, or Indebtedness of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary in a Permitted Acquisition; provided that such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired and (B) Permitted Refinancing Indebtedness in respect of Indebtedness permitted pursuant to clause (A) above.

SECTION 6.02 Liens . The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Permitted Encumbrances;

(b) Liens securing the Secured Obligations (including, without limitation, Liens in favor of the Swingline Lender and/or an Issuing Bank, as applicable, on cash collateral granted pursuant to the Loan Documents);

(c) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(e) Liens securing Indebtedness permitted under Section 6.01(a)(xiii) and Section 6.01(b)(v); provided that (i) such Liens shall be created within ninety (90) days of the acquisition, repair, construction, improvement or lease, as applicable, of the related property, (ii) such Liens do not at any time encumber any property other than the property financed or improved by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original price for the purchase, repair, construction, improvement or lease amount (as applicable) of such property at the time of purchase, repair, construction, improvement or lease (as applicable);

(f) Liens on assets of the Company and its Subsidiaries not otherwise permitted above so long as the aggregate principal amount of the Indebtedness subject to such Liens does not at any time exceed ten percent (10%) of Consolidated Total Tangible Assets (calculated as of the end of the immediately preceding fiscal quarter of the Company for which the Company’s financial statements were most recently delivered pursuant to Section 5.01(a) or Section 5.01(b) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or Section 5.01(b), the most recent financial statements referred to in Section 3.04(a)) at any time outstanding;

(g) Liens on Receivables incurred in connection with any Permitted Receivables Financing or Permitted Receivables Sale Transaction;

(h) Liens on Collateral securing Incremental Equivalent Indebtedness;

(i) Liens securing Indebtedness permitted under Section 6.01(a)(xviii), Section 6.01(b)(xxi) and Section 6.01(b)(xxii);

(j) Liens on assets of Subsidiaries that are not Loan Parties that secure obligations in the ordinary course of business in respect of netting services, overdraft protections, deposit accounts and other cash management services provided by any Person other than the Lenders; and

(k) Liens on property or other assets of any Subsidiary that is not a Loan Party, which Liens secure Indebtedness of such Subsidiary or another Subsidiary that is not a Loan Party, in an aggregate principal amount not to exceed at any time the greater of (i) $150,000,000 and (ii) seven and a half percent (7.5%) of Consolidated Total Tangible Assets.

SECTION 6.03 Fundamental Changes and Asset Sales. (a) The Company will not, and will not permit any Subsidiary to, merge into or consolidate (including by division) with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of its assets, (including pursuant to a Sale and Leaseback Transaction), or any of the Equity Interests of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:

(i) any Person may merge into the Company in a transaction in which the Company is the surviving corporation;

(ii) (A) any Foreign Subsidiary may merge into a Loan Party in a transaction in which the surviving entity is such Loan Party, (B) any Domestic Subsidiary may merge into a US Loan Party in a transaction in which the surviving entity is such US Loan Party (provided that any such merger involving the Company must result in the Company as the surviving entity) and (C) any Subsidiary that is not a Loan Party may merge into another Subsidiary that is not a Loan Party;

(iii) (A) the Company or any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to a US Loan Party; provided that, with respect to any sale, transfer lease or other disposition by any Subsidiary that is not a US Loan Party, the consideration for such disposition shall not exceed the fair value of such assets; (B) (1) any US Loan Party may sell, transfer, lease or otherwise dispose of its assets to a Foreign Subsidiary and Subsidiaries which are not US Loan Parties and (2) any Foreign Loan Party may sell, transfer, lease or otherwise dispose of its assets to Subsidiaries that are not Loan Parties in an aggregate amount under this clause (B), excluding the contribution of John Bean Technologies AB by the Company to (a) the Dutch Borrower or (b) any Foreign Subsidiary or Subsidiary that is not a Loan Party in connection with the Transactions, not to exceed the greater of (i) $100,000,000 and (ii) five percent (5%) of Consolidated Total Tangible Assets during any fiscal year of the Company to the extent that the consideration for any such disposition is not paid in cash or Cash Equivalents equal to the fair value of such assets; (C) any Foreign Subsidiary may sell, transfer, lease or otherwise dispose of its assets to a Foreign Loan Party; and (D) any Subsidiary that is not a Loan Party may sell, transfer, lease or otherwise dispose of its assets to another Subsidiary that is not a Loan Party;

(iv) the Company and its Subsidiaries may (A) sell inventory in the ordinary course of business, (B) effect sales, trade-ins or dispositions of used equipment for value in the ordinary course of business consistent with past practice, (C) enter into licenses of technology in the ordinary course of business, (D) grant discounts or forgive accounts receivable in the ordinary course of business consistent with past practice, (E) dispose of cash and Cash Equivalents, (F) make investments permitted hereunder, (G) make Restricted Payments permitted hereunder, (H) grant Liens permitted hereunder, (I) make any other sales, transfers, leases or dispositions that, together with all other property of the Company and its Subsidiaries previously leased, sold or disposed of as permitted by this clause (I) during any fiscal year of the Company, does not exceed the greater of (1) $150,000,000 and (2) seven and a half percent (7.5%) of Consolidated Total Tangible Assets and (J) dispose of obsolete and worn out property and property that is no longer used or useful in the conduct of the business of the Company and its Subsidiaries;

(v) subject to Sections 6.03(a)(i) and 6.03(a)(ii), any Person may merge into another Person to consummate a Permitted Acquisition;

(vi) any Person may enter into a Sale and Leaseback Transaction permitted under Section 6.10;

(vii) any Subsidiary that is not a Loan Party (or, in the case of a Subsidiary that is a Loan Party, (A) if such Subsidiary is a US Loan Party, so long as its assets are transferred to a US Loan Party upon dissolution or liquidation and (B) if such Subsidiary is a Foreign Loan Party, so long as its assets are transferred to a Loan Party upon dissolution or liquidation) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders;

(viii) the Company and its Subsidiaries may enter into, and may perform their obligations under, any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction, including the settlement or early termination thereof;

(ix) the Company and its Subsidiaries may (A) sell, transfer, convey, contribute or otherwise dispose of (in one transaction or in a series of transactions) Receivables pursuant to any Permitted Receivables Financing and (B) sell, transfer, convey, contribute or otherwise dispose of (in one transaction or in a series of transactions) Receivables prior to their stated due dates in connection with Permitted Receivables Sale Transactions; and

(x) the Company and its Subsidiaries may enter into any Permitted Tax Restructuring.

(b) The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

(c) The Company will not, nor will it permit any of its Subsidiaries to, change its fiscal year from the basis in effect on the Effective Date.

SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. The Company will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any Person or any assets of any other Person constituting a business unit, except:

(a) Cash Equivalents;

(b) Permitted Acquisitions (including any intercompany investments, loans and advances used to consummate Permitted Acquisitions); provided that the aggregate amount of such Permitted Acquisitions (excluding the Acquisition) (including any intercompany investments, loans and advances used to consummate Permitted Acquisitions) made (i) by US Loan Parties in or of Foreign Subsidiaries and Subsidiaries which are not US Loan Parties (unless such Subsidiary becomes a US Loan Party within thirty (30) days following such Permitted Acquisition or investment in accordance with the requirements in Section 5.09) and (ii) by Foreign Loan Parties in or of Subsidiaries which are not Loan Parties (unless such Subsidiary becomes a Loan Party within thirty (30) days following such Permitted Acquisition or investment in accordance with the requirements in Section 5.09), together with the aggregate outstanding amount of (A) investments, loans and advances made by US Loan Parties in or to Foreign Subsidiaries and Subsidiaries which are not US Loan Parties made under Section 6.04(d)(i) and (B) investments, loans and advances made by Foreign Loan Parties in or to Subsidiaries which are not Loan Parties made under Section 6.04(d)(ii), shall not exceed $175,000,000;

(c) (i) investments by the Company and its Subsidiaries existing on the date hereof in the capital stock of its Subsidiaries and (ii) investments, loans and advances by the Company or any Subsidiary in and to any Subsidiary to the extent existing on the date hereof and set forth in Schedule 6.04, and in each case under this clause (c), extensions, renewals and replacements thereof that do not increase the outstanding amount thereof;

(d) investments, loans or advances made by the Company in or to any Subsidiary and made by any Subsidiary in or to the Company or any other Subsidiary; provided that, excluding the contribution of John Bean Technologies AB and John Bean Technologies B.V. by the Company to the Dutch Borrower (or, in the case of John Bean Technologies AB, by the Dutch Borrower to any Foreign Subsidiary or Subsidiary that is not a Loan Party in connection with the Transactions), the aggregate outstanding amount of (i) investments, loans and advances made by US Loan Parties in or to Foreign Subsidiaries and Subsidiaries which are not US Loan Parties and (ii) investments, loans and advances made by Foreign Loan Parties in or to Subsidiaries which are not Loan Parties, together with the aggregate amount of Permitted Acquisitions (including any intercompany investments, loans and advances used to consummate Permitted Acquisitions but excluding the Acquisition and any intercompany investments, loans and advances used to consummate the Acquisition and the Target Debt Repayment) made by (A) US Loan Parties in or of Foreign Subsidiaries and Subsidiaries which are not US Loan Parties under Section 6.04(b)(i) and (B) Foreign Loan Parties in or of Subsidiaries which are not Loan Parties under Section 6.04(b)(ii), shall not exceed the greater of (1) $200,000,000 and (2) ten percent (10%) of Consolidated Total Tangible Assets (calculated as of the end of the immediately preceding fiscal quarter of the Company for which the Company’s financial statements were most recently delivered pursuant to Section 5.01(a) or Section 5.01(b) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or Section 5.01(b), the most recent financial statements referred to in Section 3.04(a)) (exclusive of investments permitted elsewhere (other than clause (b)) in this Section 6.04);

(e) Indebtedness permitted by Section 6.01 and Guarantees constituting Indebtedness permitted by Section 6.01;

(f) investments in securities of account debtors received pursuant to settlements thereof in the ordinary course of business or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;

(g) loans and investments at any time the Secured Net Leverage Ratio is less than 3.25 to 1.00; provided that no Default or Event of Default shall have occurred and be continuing at the time such loan or investment is made;

(h) loans and investments at any time the Secured Net Leverage Ratio is greater than or equal to 3.25 to 1.00, so long as no Default or Event of Default has occurred and is continuing immediately prior to making such loan or investment or would arise immediately after giving effect (including pro forma effect) thereto and the aggregate amount of all such loans and investments during any fiscal year of the Company does not exceed, when taken together with Restricted Payments made pursuant to Section 6.07(g), $150,000,000; provided that any loan or investment made pursuant to the foregoing clause (g) and any Restricted Payment made under Section 6.07(f) shall reduce availability under this clause (h), on a dollar-for-dollar basis, during the fiscal year in which such loan, investment or Restricted Payment is made (but, for the avoidance of doubt, shall not, solely as a result of such loan or investment made pursuant to clause (g) or such Restricted Payment made pursuant to Section 6.07(f), create a Default or Event of Default due to a violation of this clause (h));

(i) investments solely to the extent such investments reflect an accretive increase in the value of the original amount of such investments;

(j) (i) travel and moving advances given to employees and directors in the ordinary course of business and (ii) other emergency or special circumstance advances given to employees not to exceed in the case of clauses (i) and (ii) taken together $5,000,000 in the aggregate outstanding at any time;

(k) the non-cash portion of consideration received in connection with dispositions permitted under Section 6.03;

(l) investments, loans and advances in Captive Finance Subsidiaries or captive insurance Subsidiaries in an aggregate amount not to exceed the greater of (i) $150,000,000 and (ii) seven and a half percent (7.5%) of Consolidated Total Tangible Assets;

(m) any other investment, loan or advance (other than acquisitions) so long as the aggregate outstanding amount of all such investments, loans and advances does not exceed, when taken together with Restricted Payments made pursuant to Section 6.07(h), ten percent (10%) of Consolidated Total Tangible Assets (calculated as of the end of the immediately preceding fiscal quarter of the Company for which the Company’s financial statements were most recently delivered pursuant to Section 5.01(a) or Section 5.01(b) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or Section 5.01(b), the most recent financial statements referred to in Section 3.04(a)) at any time outstanding;

(n) any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction;

(o) investments, loans and advances made (directly or indirectly through the Company or its Subsidiaries) in or to a Receivables Subsidiary in connection with a Permitted Receivables Financing;

(p) on or after the Effective Date, investments held by the Target and its subsidiaries acquired, or of any such Person merged or consolidated with the Company or any of its Subsidiaries; provided that such investment was not made in contemplation of such Person becoming a Subsidiary or such acquisition, merger or consolidation, and was in existence on the date of such acquisition, merger or consolidation;

(q) investments of any Person existing at the time such Person becomes a Subsidiary or consolidates or merges with the Company or any Subsidiary so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation or merger; and

(r) any Permitted Tax Restructuring.

SECTION 6.05 Swap Agreements. The Company will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Company), and (b) Swap Agreements entered into in order to (i) effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary, or (ii) manage existing or anticipated exchange rate or commodity price risks and, in each case of clauses (i) and (ii), not for speculative purposes.

SECTION 6.06 Transactions with Affiliates . The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions involving aggregate consideration in excess of $20,000,000 with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties or, if such transaction would not be obtainable from an unrelated third party, on fair and reasonable terms as determined in good faith by the Company, (b) transactions between or among the Company and any other Loan Party not involving any other Affiliate, (c) any Restricted Payment permitted under Section 6.07, and (d) transactions in connection with a Permitted Receivables Financing, Permitted Receivables Sale Transaction, or Permitted Tax Restructuring.

SECTION 6.07 Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a) the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock;

(b) Subsidiaries may declare and pay dividends or otherwise make distributions with respect to their Equity Interests (so long as, in the case of this clause (b), if the Subsidiary making the Restricted Payment is not wholly owned (directly or indirectly) by the Company, such Restricted Payment is made ratably (or on a more favorable basis from the perspective of Company or such Subsidiary) among the holders of its Equity Interests);

(c) the Company may declare and pay regular quarterly dividends to shareholders of the Company pursuant to the Company’s regular dividend policy in an amount not to exceed $0.15 per share; provided that no Event of Default shall have occurred and be continuing at the time of declaration thereof;

(d) the Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans or arrangements providing benefits or reasonable compensation to management or employees of the Company and its Subsidiaries;

(e) the Company and its Subsidiaries may pay their Tax liabilities;

(f) the Company and its Subsidiaries may make any Restricted Payment at any time the Secured Net Leverage Ratio is less than 3.25 to 1.00; provided that no Default or Event of Default shall have occurred and be continuing at the time of declaration thereof;

(g) the Company and its Subsidiaries may make any other Restricted Payment at any time the Secured Net Leverage Ratio is greater than or equal to 3.25 to 1.00, so long as no Default or Event of Default has occurred and is continuing immediately prior to making such Restricted Payment or would arise immediately after giving effect (including pro forma effect) thereto and the aggregate amount of all such Restricted Payments during any fiscal year of the Company does not exceed, when taken together with loans and investments made pursuant to Section 6.04(h), $150,000,000; provided that any Restricted Payment made pursuant to the foregoing clause (f) and any loan or investment made under Section 6.04(g) shall reduce availability under this clause (g), on a dollar-for-dollar basis, during the fiscal year in which such Restricted Payment, loan or investment is made (but, for the avoidance of doubt, shall not, solely as a result of such Restricted Payment made pursuant to clause (f) or such loan or investment made pursuant to Section 6.04(g), create a Default or Event of Default due to a violation of this clause (g)); and

(h) the Company and its Subsidiaries may make other Restricted Payments in an aggregate amount not to exceed, when taken together with investments outstanding pursuant to Section 6.04(m), ten percent (10%) of Consolidated Total Tangible Assets during the term of this Agreement.

Notwithstanding the foregoing, and for the avoidance of doubt, (i) the conversion by holders of (including any payment of cash in respect of the conversion consideration to a holder upon conversion), any payment or delivery (including without limitation on account of any principal or premium owing on, or any interest due) with respect to, any Permitted Convertible Indebtedness, in each case, in accordance with the terms of the indenture or other instrument governing such Permitted Convertible Indebtedness, shall not constitute a Restricted Payment; provided that, to the extent both (x) the aggregate amount of cash payable upon conversion or payment of any Permitted Convertible Indebtedness (excluding any required payment of interest with respect to such Permitted Convertible Indebtedness and excluding any payment of cash in lieu of a fractional share due upon conversion thereof) exceeds the aggregate principal amount thereof and (y) such conversion or payment does not trigger or correspond to an exercise or early unwind or settlement of a corresponding portion of the Permitted Bond Hedge Transactions relating to such Permitted Convertible Indebtedness (including, for the avoidance of doubt, the case where there is no Permitted Bond Hedge Transaction relating to such Permitted Convertible Indebtedness), the payment of such excess cash shall constitute a Restricted Payment notwithstanding this clause (i); and (ii) any required payment (including, without limitation, premium payments), whether in cash, securities or other property, with respect to, or as a result of any exercise and settlement or early unwind of, any Permitted Bond Hedge Transaction or Permitted Warrant Transaction, in each case, in accordance with the terms of the agreement governing such Permitted Bond Hedge Transaction or Permitted Warrant Transaction or such early unwind shall not constitute a Restricted Payment; provided that, to the extent cash is required to be paid under a Permitted Warrant Transaction as a result of the election of “cash settlement” (or substantially equivalent term) as the “settlement method” (or substantially equivalent term) thereunder by Company (or its Affiliate) (including in connection with the exercise and settlement and/or early unwind thereof), the payment of such cash shall constitute a Restricted Payment notwithstanding this clause (ii).

SECTION 6.08 Restrictive Agreements . The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement (other than as required pursuant to applicable law) that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions to holders of its Equity Interests or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to customary restrictions on then-market terms for the applicable Indebtedness under any Indebtedness permitted by Section 6.01 (so long as, in the case of Indebtedness permitted under Section 6.01(a)(ii) or (b)(ii), the conditions imposed by any such Indebtedness which constitutes extended, renewed or replaced Indebtedness are no more restrictive than the applicable original Indebtedness) or for any other Indebtedness not prohibited hereunder, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of assets or a Subsidiary pending such sale, provided such restrictions and conditions apply only to the assets or Subsidiary that are to be sold and such sale is permitted hereunder, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements of the Target or its subsidiaries existing on the Effective Date, to the extent such agreements were not entered into in contemplation of the Acquisition, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, and (vi) clause (a) of the foregoing shall not apply to customary restrictions contained in documentation related to a Permitted Receivables Financing or a Permitted Receivables Sale Transaction.

SECTION 6.09 Subordinated Indebtedness and Amendments to Subordinated Indebtedness Documents. The Company will not, and will not permit any Subsidiary to, directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness except to the extent approved by the Administrative Agent. Furthermore, unless approved by the Administrative Agent, the Company will not, and will not permit any Subsidiary to, amend the Subordinated Indebtedness Documents where such amendment, modification or supplement provides for the following or which has any of the following effects:

(a) increases the overall principal amount of any such Indebtedness or increases the amount of any single scheduled installment of principal or interest;

(b) shortens or accelerates the date upon which any installment of principal or interest becomes due or adds any additional mandatory redemption provisions;

(c) shortens the final maturity date of such Indebtedness or otherwise accelerates the amortization schedule with respect to such Indebtedness;

(d) increases the rate of interest accruing on such Indebtedness;

(e) provides for the payment of additional fees or increases existing fees;

(f) amends or modifies any financial or negative covenant (or covenant which prohibits or restricts the Company or any Subsidiary from taking certain actions) in a manner which is more onerous or more restrictive in any material respect to the Company or such Subsidiary or which is otherwise materially adverse to the Company, any Subsidiary and/or the Lenders or, in the case of any such covenant, which places material additional restrictions on the Company or such Subsidiary or which requires the Company or such Subsidiary to comply with more restrictive financial ratios or which requires the Company to better its financial performance, in each case from that set forth in the existing applicable covenants in the Subordinated Indebtedness Documents or the applicable covenants in this Agreement; or

(g) amends, modifies or adds any affirmative covenant in a manner which (i) when taken as a whole, is materially adverse to the Company, any Subsidiary and/or the Lenders or (ii) is more onerous than the existing applicable covenant in the Subordinated Indebtedness Documents or the applicable covenant in this Agreement.

Notwithstanding the foregoing, this Section 6.09 shall not be applicable to any action taken so long as at the time of taking such action (and giving pro forma effect thereto), (x) no Event of Default has occurred and is continuing or would result therefrom and (y) the Secured Net Leverage Ratio is not greater than a ratio equal to (i) the numerator of the maximum Secured Net Leverage Ratio permitted under Section 6.11(a) minus 0.50 to (ii) 1.00.

SECTION 6.10 Sale and Leaseback Transactions . The Company shall not, nor shall it permit any Subsidiary to, enter into any Sale and Leaseback Transaction, other than Sale and Leaseback Transactions in respect of which the net cash proceeds received in connection therewith does not exceed the greater of (a) $200,000,000 and (b) ten percent (10%) of Consolidated Total Tangible Assets in the aggregate during any fiscal year of the Company, determined on a consolidated basis for the Company and its Subsidiaries.

SECTION 6.11 Financial Covenants.

(a) Maximum Secured Net Leverage Ratio. Solely with respect to the Revolving Credit Facility, the Company will not permit the Secured Net Leverage Ratio, determined as of the end of each of its fiscal quarters, to be greater than: (i) if the Acquisition has occurred, (A) for the period commencing on the Effective Date and ending on the first anniversary of the Effective Date, 5.00 to 1.00, (B) for the period commencing the day after the first anniversary of the Effective Date and ending on the date that occurs eighteen (18) months after the Effective Date, 4.00 to 1.00 and (C) thereafter 3.50 to 1.00 (or upon the exercise of the Leverage Ratio Increase Option by the Company (other than with respect to the Acquisition), 4.00 to 1.00); or (ii) if the Acquisition has not occurred, (x) upon the exercise of the Leverage Ratio Increase Option by the Company, 4.00 to 1.00 and (y) at any other time, 3.50 to 1.00; provided, in the case of clause (i), the Leverage Ratio Increase Option cannot be exercised with respect to (x) the Acquisition or (y) any acquisition occurring after the Acquisition with respect to quarters for which the maximum Secured Net Leverage Ratio has not stepped down to 3.50 to 1.00.

(b) Minimum Interest Coverage Ratio. Solely with respect to the Revolving Credit Facility, the Company will not permit the ratio (the “Interest Coverage Ratio”), determined as of the end of each of its fiscal quarters, of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense, in each case for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be less than: (A) if the Acquisition has occurred, (1) for the period commencing on the Effective Date and ending on the date that occurs 18 months after the Effective Date, 2.50 to 1.00 and (2) thereafter, 3.00 to 1.00; or (B) if the Acquisition has not occurred, 3.50 to 1.00.

ARTICLE VII

Events of Default

SECTION 7.01 Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of any Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to any Borrower’s existence), 5.08, 5.09, 5.12 or 5.13, in Article VI or in Article X; provided, that a Default by the Company under Section 6.11(a) or (b) (each, a “Financial Covenant Event of Default”) shall not, by itself, constitute a Default with respect to the Term Commitments, the Term Loans or any Incremental Term Loans, and the Term Loans or any Incremental Term Loans may not be accelerated, or Term Commitments terminated, as a result thereof, unless and until the Required Revolving Lenders shall have terminated their Revolving Credit Commitments and declared all amounts outstanding under the Revolving Loans to be due and payable;

(e) any Borrower or any Subsidiary Guarantor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

(f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, and all notice and cure periods with respect thereto have expired;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (other than (i) any event that permits holders of any Permitted Convertible Indebtedness to convert or exchange such Indebtedness or (ii) the conversion or exchange of any Permitted Convertible Indebtedness, in either case, into common stock of the Company (or other securities or property following a merger event, reclassification or other change of the common stock of the Company), cash or a combination thereof), and all notice and cure periods with respect thereto have expired; provided that this clause (g) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or (y) the occurrence of any early termination or cancellation and payment (each howsoever defined) under any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction; provided, further, that, with respect to any event or condition described in this clause (g) with respect to any financial covenant under any revolving credit facility or Customary Term A Loans, such event or condition shall not constitute a Default with respect to the Term Commitments, the Term Loans or any Incremental Term Loans, and the Term Loans or Incremental Term Loans may not be accelerated, or the Term Commitments terminated, as a result thereof unless and until (I) such event or condition results in the holder or holders of such Indebtedness (or any trustee or agent on its or their behalf) causing such Indebtedness to become due, or requiring the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled final maturity or (II) the Required Revolving Lenders shall have terminated their Revolving Credit Commitments and declared all amounts outstanding under the Revolving Loans to be due and payable as a result thereof;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or can no longer be dismissed (in kracht van gewijsde gegaan) or an order or decree approving or ordering any of the foregoing shall be entered;

(i) any Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) any Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $150,000,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment, other than any Dutch law attachment pursuant to a preliminary judgement (conservatoir beslag) provided such attachment is lifted within thirty (30) days of the preliminary judgement;

(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) a Change in Control shall occur; or

(n) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or the Company or any Subsidiary shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Loan Document shall for any reason cease to create a valid and perfected first priority Lien (subject to Liens permitted hereunder) on, or security interests in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof;

then, and in every such event (other than (x) an event with respect to any Borrower described in clause (h) or (i) of this Article and (y) an event described in clause (d) above with respect to a Financial Covenant Event of Default or referred to in the second proviso to clause (g) above, unless the conditions of the proviso contained in clause (d) above or the conditions contained in the second proviso to clause (g) have been satisfied), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by written notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrowers accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. In the case of an Event of Default under clause (d) above arising with respect to a Financial Covenant Event of Default or referred to in the second proviso to clause (g) above and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Revolving Lenders, shall, by notice to the Company, take either or both of the following actions, at the same or different times: (A) terminate forthwith the Revolving Credit Commitments, (B) declare the Revolving Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Revolving Loans and Swingline Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder with respect to the Revolving Credit Facility, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding, and (C) if the Revolving Loans have been declared due and payable pursuant to subclause (B) above, demand cash collateral pursuant to Section 2.06(j). Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity.

SECTION 7.02 Rights and Remedies Cumulative; Non-Waiver; etc. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 7.01 for the benefit of all the Lenders and the Issuing Banks; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Issuing Bank or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Bank or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.08, or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 7.01 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

SECTION 7.03 Crediting of Payments and Proceeds. In the event that the Obligations have been accelerated pursuant to Section 7.01 or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received on account of the Secured Obligations and all net proceeds from the enforcement of the Secured Obligations shall, subject to the provisions of Sections 2.06 and 2.24, be applied by the Administrative Agent as follows:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Secured Obligations constituting fees (other than commitment fees and Letter of Credit fees payable to the Lenders), indemnities and other amounts (other than principal and interest) payable to the Lenders, the Issuing Banks and the Swingline Lender under the Loan Documents, including attorney fees, ratably among the Lenders, the Issuing Banks and the Swingline Lender in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid commitment fees, Letter of Credit fees payable to the Lenders and interest on the Loans and unreimbursed LC Disbursements, ratably among the Lenders, the Issuing Banks and the Swingline Lender in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to (a) payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, unreimbursed LC Disbursements, and payment obligations then owing under Secured Swap Agreements, Secured Banking Services Agreements and Secured Bilateral Letter of Credit Facilities and (b) the Administrative Agent for the account of the Issuing Banks, to cash collateralize any LC Exposure then outstanding, ratably among the Lenders, the Issuing Banks, the Swap Banks, the Banking Services Providers and the Bilateral L/C Issuers in proportion to the respective amounts described in this clause Fourth payable to them; and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by applicable law.

Notwithstanding the foregoing, Secured Obligations arising under Secured Banking Services Agreements, Secured Swap Agreements and Secured Bilateral Letter of Credit Facilities shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Banking Services Provider, Swap Bank or Bilateral L/C Issuer, as the case may be. Each Banking Services Provider, Swap Bank or Bilateral L/C Issuer not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article VIII for itself and its Affiliates as if a “Lender” party hereto.

SECTION 7.04 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or unreimbursed LC Disbursements shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, unreimbursed LC Disbursements and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Sections 2.12 and 9.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.12 and 9.03.

SECTION 7.05 Credit Bidding.

(a) The Administrative Agent, on behalf of itself and the Secured Parties, shall have the right, exercisable at the discretion of the Required Lenders, to credit bid and purchase for the benefit of the Administrative Agent and the Secured Parties all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable law. Such credit bid or purchase may be completed through one or more acquisition vehicles formed by the Administrative Agent to make such credit bid or purchase and, in connection therewith, the Administrative Agent is authorized, on behalf of itself and the other Secured Parties, to adopt documents providing for the governance of the acquisition vehicle or vehicles, and assign the applicable Secured Obligations to any such acquisition vehicle in exchange for Equity Interests and/or debt issued by the applicable acquisition vehicle (which shall be deemed to be held for the ratable account of the applicable Secured Parties on the basis of the Secured Obligations so assigned by each Secured Party); provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof, shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02.

(b) Each Lender hereby agrees, on behalf of itself and each of its Affiliates that is a Secured Party, that, except as otherwise provided in any Loan Document or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any of the Loan Documents, or exercise any right that it might otherwise have under applicable law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

ARTICLE VIII

The Administrative Agent

SECTION 8.01 Appointment and Authority.

(a) Each of the Lenders and each Issuing Bank hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lead Arrangers, the Lenders, the Issuing Banks and their respective Related Parties, and neither the Company nor any Subsidiary thereof shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacity as a potential Swap Bank, Banking Services Provider or Bilateral L/C Issuer) and the Issuing Banks hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties). In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article VIII for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of Articles VIII and IX (including Section 9.03, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

SECTION 8.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial advisory, underwriting, capital markets or other business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

SECTION 8.03 Exculpatory Provisions.

(a) The Administrative Agent, the Lead Arrangers and their respective Related Parties shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent, the Lead Arrangers and their respective Related Parties:

(i) shall not be subject to any agency, trust, fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii) shall not, have any duty to disclose, and shall not be liable for the failure to disclose to any Lender, any Issuing Bank or any other Person, any credit or other information relating concerning the business, prospects, operations, properties, assets, financial or other condition or creditworthiness of the Borrowers or any of their respective Subsidiaries or Affiliates that is communicated to, obtained by or otherwise in the possession of the Person serving as the Administrative Agent, the Lead Arrangers or their respective Related Parties in any capacity, except for notices, reports and other documents that are required to be furnished by the Administrative Agent to the Lenders pursuant to the express provisions of this Agreement;

(iv) shall not be required to account to any Lender or any Issuing Bank for any sum or profit received by the Administrative Agent for its own account.

(b) The Administrative Agent, the Lead Arrangers and their respective Related Parties shall not be liable for any action taken or not taken by it under or in connection with this Agreement or any Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02 and Section 7.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default and indicating that such notice is a “Notice of Default” is given to the Administrative Agent by the Company, a Lender or an Issuing Bank.

(c) The Administrative Agent, the Lead Arrangers and their respective Related Parties shall not be responsible for or have any duty or obligations to any Lender or Participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection, or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or (vii) the utilization of any Issuing Bank’s LC Commitment (it being understood and agreed that each Issuing Bank shall monitor compliance with its own LC Commitment without any further action by the Administrative Agent).

SECTION 8.04 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, consent, communication, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person, including any certification pursuant to Section 8.09. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Lender or Issuing Bank that has signed this Agreement or a signature page to an Assignment and Assumption or any other Loan Document pursuant to which it is to become a Lender or Issuing Bank hereunder shall be deemed to have consented to, approved and accepted and shall deemed satisfied with each document or other matter required thereunder to be consented to, approved or accepted by such Lender or Issuing Bank or that is to be acceptable or satisfactory to such Lender or Issuing Bank.

SECTION 8.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 8.06 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank or financial institution reasonably experienced in serving as administrative agent on syndicated bank facilities with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person, remove such Person as Administrative Agent and, in consultation with the Company, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Banks under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent or relating to its duties as Administrative Agent that are carried out following its retirement or removal, including, without limitation, any actions taken with respect to acting as collateral agent or otherwise holding any Collateral on behalf of any of the Secured Parties or in respect of any actions taken in connection with the transfer of agency to a replacement or successor Administrative Agent.

(d) Any resignation by, or removal of, Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Bank and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, if in its sole discretion it elects to, and Swingline Lender, (ii) the retiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Bank, if in its sole discretion it elects to, shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

SECTION 8.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each Issuing Bank expressly acknowledges that none of the Administrative Agent, the Lead Arrangers or any of their respective Related Parties has made any representations or warranties to it and that no act taken or failure to act by the Administrative Agent, the Lead Arrangers or any of their respective Related Parties, including any consent to, and acceptance of any assignment or review of the affairs of the Borrowers and their Subsidiaries or Affiliates shall be deemed to constitute a representation or warranty of the Administrative Agent, the Lead Arrangers or any of their respective Related Parties to any Lender, any Issuing Bank or any other Secured Party as to any matter, including whether the Administrative

Agent, the Lead Arrangers or any of their respective Related Parties have disclosed material information in their (or their respective ‘Related Parties’) possession. Each Lender and each Issuing Bank expressly acknowledges, represents and warrants to the Administrative Agent and the Lead Arrangers that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Loan Documents to which it is a party as a Lender for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of making, acquiring, purchasing or holding any other type of financial instrument, (c) it is sophisticated with respect to decisions to make, acquire, purchase or hold the commercial loans applicable to it and either it or the Person exercising discretion in making its decisions to make, acquire, purchase or hold such commercial loans is experienced in making, acquiring, purchasing or holding commercial loans, (d) it has, independently and without reliance upon the Administrative Agent, the Lead Arrangers, any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of, and investigations into, the business, prospects, operations, property, assets, liabilities, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries, all applicable bank or other regulatory applicable laws relating to the Transactions and the transactions contemplated by this Agreement and the other Loan Documents and (e) it has made its own independent decision to enter into this Agreement and the other Loan Documents to which it is a party and to extend credit hereunder and thereunder. Each Lender and each Issuing Bank also acknowledges that (i) it will, independently and without reliance upon the Administrative Agent, the Lead Arrangers or any other Lender or any of their respective Related Parties (A) continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder based on such documents and information as it shall from time to time deem appropriate and its own independent investigations and (B) continue to make such investigations and inquiries as it deems necessary to inform itself as to the Borrowers and their Subsidiaries and (ii) it will not assert any claim in contravention of this Section 8.07.

SECTION 8.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, arrangers or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder, but each such Person shall have the benefit of the indemnities and exculpatory provisions hereof.

SECTION 8.09 Collateral and Guaranty Matters.

(a) Each of the Lenders (including in its or any of its Affiliate’s capacities as a potential Swap Bank, Banking Services Provider or Bilateral L/C Issuer) irrevocably authorize the Administrative Agent, at its option and in its discretion:

(i) to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of the Secured Parties, under any Loan Document (A) upon the termination of the Commitment and payment in full of all Secured Obligations (other than (1) contingent indemnification obligations and (2) obligations and liabilities under Secured Banking Services Agreements, Secured Swap Agreements or Secured Bilateral Letter of Credit Facilities as to which arrangements satisfactory to the applicable Banking Services Provider, Swap Bank or Bilateral L/C Issuer shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit which have been cash collateralized or as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Bank shall have been made), (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition to a Person other than a Loan Party permitted under the Loan Documents, (C) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 9.02; provided that any release of all or substantially all of the Collateral shall be subject to Section 9.02(b)(vi), (D) if the Collateral subject to any Lien is owned by a Subsidiary Guarantor, the lien may be released upon release of such Subsidiary Guarantor from its obligations under its guaranty pursuant to clause (iii) below, or (E) on any Receivables subject to a Permitted Receivables Financing or a Permitted Receivables Sale Transaction;

(ii) to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Permitted Lien; provided that the subordination of all or substantially all of the Collateral shall be subject to Section 9.02(b)(vii);

(iii) to release any Subsidiary Guarantor from its obligations under any Loan Documents if (x) such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents or otherwise as set forth in Section 9.14 or (y) such Person becomes an Excluded Subsidiary; provided that the release of Subsidiary Guarantors comprising substantially all of the credit support for the Secured Obligations shall be subject to Section 9.02(b)(vi); and

(iv) to enter into (or acknowledge and consent to or amend, renew, extend, supplement, restate, replace, waive or otherwise modify) the Pari Passu Intercreditor Agreement and any other Acceptable Intercreditor Agreement contemplated hereby with the collateral agent or other representatives of the holders of Indebtedness that is to be secured by a Lien on the Collateral that is expressly permitted under this Agreement to be secured on a pari passu or junior lien basis to the Lien on the Collateral securing the Secured Obligations and to subject the Liens on the Collateral securing the Obligations to the provisions thereof. The Lenders and the other Secured Parties irrevocably agree that (x) the Administrative Agent may rely exclusively on a certificate of a Responsible Officer of the Company as to whether any such other Liens are expressly permitted hereunder and (y) any Acceptable Intercreditor Agreement entered into by the Administrative Agent shall be binding on the Secured Parties, and each Lender and the other Secured Parties hereby agrees that it will take no actions contrary to the provisions of, if entered into and if applicable, any Acceptable Intercreditor Agreement.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the applicable Subsidiary Guaranty Agreement pursuant to this Section 8.09. In each case as specified in this Section 8.09, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Subsidiary Guarantor from its obligations under the applicable Subsidiary Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 8.09. In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction constituting an asset disposition permitted pursuant to Section 6.03 to a Person other than a Loan Party, the Liens created by any of the Collateral Documents on such property shall be automatically released without need for further action by any person.

(b) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 8.10 Secured Swap Agreements, Secured Banking Services Agreements and Secured Bilateral Letter of Credit Facilities. No Banking Services Provider, Swap Bank, or Bilateral L/C Issuer that obtains the benefits of Section 7.03 or any Collateral by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Except as expressly provided in Section 7.03, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Banking Services Agreements, Secured Swap Agreements and/or Secured Bilateral Letter of Credit Facilities.

SECTION 8.11 Parallel Debt.

(a) For the purpose of ensuring the validity and enforceability of any security interest created by a Dutch Collateral Document and notwithstanding any other provision of this Agreement, each Foreign Loan Party hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent an amount equal to the aggregate of all Principal Foreign Secured Obligations from time to time due in accordance with the terms and conditions of such Principal Foreign Secured Obligations (such payment undertaking and the obligations and liabilities which are the result thereof, the Foreign Loan Parties’ “Parallel Debt”).

(b) Any amount due and payable by a Foreign Loan Party to the Administrative Agent under the Parallel Debt shall be decreased to the extent that the other Secured Parties have received payment of the corresponding Principal Foreign Secured Obligation and any Principal Foreign Secured Obligation due and payable by a Foreign Loan Party to the other Secured Parties shall be decreased to the extent that the Administrative Agent has received payment of the corresponding amount under the Parallel Debt.

(c) With respect to the Parallel Debt, the Administrative Agent:

(i) acts as creditor in its own right;

(ii) shall have its own independent right to demand payment of the amounts payable under the Parallel Debt; and

(iii) shall not act as agent, trustee or representative of any other Secured Party.

(d) The rights of the Secured Parties (other than the administrative Agent) to receive payment of any Principal Foreign Secured Obligation payable by a Foreign Loan Party are several and are separate and independent from, and without prejudice to, the rights of the Administrative Agent to receive payment under the Parallel Debt.

SECTION 8.12 Erroneous Payments.

(a) Each Lender, each Issuing Bank, each other Secured Party and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Bank or any other Secured Party (or the Lender Affiliate of a Secured Party) or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender, Issuing Bank or other Secured Party (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 8.12(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b) Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c) In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the applicable overnight rate.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (A) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (B) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 9.04 and (C) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e) Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 8.12 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrowers or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers or any other Loan Party for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f) Each party’s obligations under this Section 8.12 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g) Nothing in this Section 8.12 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

ARTICLE IX

Miscellaneous

SECTION 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or (subject to paragraph (b) below) electronic communication, as follows:

(i) if to any Borrower, to it c/o JBT Marel Corporation, 70 W. Madison Street, Chicago, Illinois 60602, Attention of Greg Packard, Vice President and Treasurer (Telephone No. ####); (all notices and other communications sent to any Borrower by telecopy shall also be sent to such Borrower by email at: ####); and in each case with a copy to c/o JBT Marel Corporation, 70 W. Madison Street, Chicago, Illinois 60602, Attention of James Marvin, Executive Vice President, General Counsel, and President (Telephone No. ####; email ####);

(ii) if to the Administrative Agent, to Wells Fargo Bank, National Association, MAC D1109-019, 1525 West W.T. Harris Blvd., Charlotte, North Carolina 28262, Attention of Syndication Agency Services (Telecopy No. ####), with a copy to Wells Fargo Bank, National Association, 10 South Wacker Drive, Suite 2200, Chicago, Illinois 60606, MAC N8405-222, Attention of Nick Kepler (Telecopy No. ####);

(iii) if to an Issuing Bank, to it at (A) Wells Fargo Bank, National Association, MAC D1109-019, 1525 West W.T. Harris Blvd., Charlotte, North Carolina 28262, Attention of Syndication Agency Services (Telecopy No. ####), (B) JPMorgan Chase Bank, N.A. LC Team, 10 S Dearborn, Chicago, IL, 60603, Attention of Latha Maheshwari (Telephone: ####; Telecopy No.: ####; Email: ####), (C) U.S. Bank National Association, BC-MN-HO3R, 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention of Judy Payne (Telecopy No. ####), (D) Citibank, N.A., 500 W Madison, 7th floor, Chicago, Illinois 60661, Attention of Chris Salek (Telephone ####; Telecopy No. ####) and (E) in the case of any other Issuing Bank, to it at the address and telecopy number specified from time to time by such Issuing Bank to the Company and the Administrative Agent;

(iv) if to the Swingline Lender, to it at Wells Fargo Bank, National Association, MAC D1109-019, 1525 West W.T. Harris Blvd., Charlotte, North Carolina 28262, Attention of Syndication Agency Services (Telecopy No. ####); and

(v) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire, provided if such Administrative Questionnaire has not been delivered to Company, then Company may send any notice to Administrative Agent instead of such Lender.

(b) Notices and other communications to the Lenders (including any Issuing Bank) hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Except as provided in Section 2.20 with respect to an Incremental Amendment or as expressly provided in this Agreement (including Sections 2.14(b), 2.27 and paragraph (e) below), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of final maturity of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby; provided that the consent of only the Required Revolving Lenders shall be required with respect to changes to the “Springing Maturity Date” or the thresholds in clause (ii) of the proviso in of clause (a) of “Maturity Date” related to the “Springing Maturity Date”, (iv) change Section 2.18(b), 2.18(c), or 7.03 (or amend any other term of the Loan Documents that would have the effect of changing Section 2.18(b), 2.18(c) or 7.03) in a manner that would alter the pro rata sharing of payments or order of application required thereby or change Section 2.09(c) (or amend any other term of the Loan Documents that would have the effect of changing Section 2.09(c)) in a manner that would alter the pro rata reduction of Commitments, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders”, “Required Revolving Lenders”, “Majority in Interest” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, (A) the consent of each Revolving Credit Lender shall be required to approve an additional Agreed Currency pursuant to Section 2.27 and (B) solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Amendment, Lenders under Incremental Facilities may be included in the determination of Required Lenders or Majority in Interest on substantially the same basis as the Commitments and the Loans are included on the Effective Date), (vi) (A) release the Company from its obligations under Article X, (B) release all or substantially all of the Subsidiary Guarantors from their obligations under the applicable Subsidiary Guaranty or (C) release or subordinate all or substantially all of the Collateral or release or subordinate any Collateral Document (or any Lien created thereby) which would have the effect of releasing or subordinating all or substantially all of the Collateral (other than as authorized in Section 8.09 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Collateral Document as in effect on the Effective Date), in each case, without the written consent of each Lender, (vii) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation, without the written consent of each Lender, (viii) in the case of Revolving Loans or Letters of Credit, waive any condition set forth in Section 4.02 without the written consent of each Revolving Credit Lender and each Issuing Bank (as applicable), (ix) change any provisions of this Agreement or any other Loan Document in a manner that by its terms adversely affects the rights in respect of Collateral securing the obligations owed to, or payments due to, Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders representing a Majority in Interest of each affected Class or (x) (A) change Section 6.11(a) or (b) (or for the purposes of determining compliance with Section 6.11(a) or (b), any defined terms used therein), (B) waive or consent to any Default or Event of Default resulting from a breach of Section 6.11(a) or (b) or (C) alter the rights or remedies of the Required Revolving Lenders arising pursuant to Article VII as a result of a breach of Section 6.11(a) or (b), in each case, without the written consent of the Required Revolving Lenders; provided that the amendments, modifications, waivers and consents described in this clause (x) shall not require the consent of any Lenders other than the Required Revolving Lenders; provided, further, that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be (it being understood that any change to Section 2.24 shall require the consent of the Administrative Agent, the Issuing Banks and the Swingline Lender), (B) any waiver, amendment or other modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrowers and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time (provided that any change that would directly and adversely affect a Class of Lenders hereunder shall require the written consent of the Majority in Interest with respect to each such Class directly and adversely affected thereby) and (C) if the terms of any waiver, amendment or other modification of this Agreement or any other Loan Document provide that any Class of Loans (together with all accrued interest thereon and all accrued fees payable with respect to the Commitments of such Class) will be repaid or paid in full, and the Commitments of such Class (if any) terminated, as a condition to the effectiveness of such waiver, amendment or other modification, then so long as the Loans of such Class (together with such accrued interest and fees) are in fact repaid or paid in full and such Commitments are in fact terminated, in each case prior to or substantially simultaneously with the effectiveness of such amendment, then such Loans and Commitments shall not be included in the determination of the Required Lenders with respect to such amendment. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.

(c) Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (x) to add one or more credit facilities (in addition to the Incremental Facilities pursuant to an Incremental Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.

(d) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders (or, to the extent any proposed amendment, waiver or consent requires the consent of Lenders holding Loans of any Class pursuant to clause (iv) of paragraph (b) of this Section, the consent of a Majority in Interest of the outstanding Loans and unused Commitments of such Class) is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Company may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Company and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) each Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by such Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

(e) Notwithstanding anything to the contrary herein (i) the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency, (ii) the Administrative Agent may, with the consent of the Borrowers (if applicable) enter into amendments or modification to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement or any Conforming Changes or otherwise effectuate the terms of Section 2.14(b) in accordance with the terms of Section 2.14(b), and (iii) each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent of any Lender (but with the consent of the Company and the Administrative Agent), to amend and restate this Agreement if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have been terminated, such Lender shall have no other commitment or obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account during this Agreement.

SECTION 9.03 Expenses; Indemnity; Damage Waiver. (a) The Borrowers shall pay (i) all reasonable documented and invoiced in reasonable detail out-of-pocket expenses incurred by the Administrative Agent, the Lead Arrangers and their Affiliates, including the reasonable documented and invoiced in reasonable detail fees, charges and disbursements of one primary counsel and one local counsel in each applicable jurisdiction (and in the case of an actual or perceived conflict of interest, one additional counsel to each group of affected parties taken as a whole) for the Administrative Agent and the Lead Arrangers, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable documented and invoiced in reasonable detail out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable documented and invoiced in reasonable detail out-of-pocket expenses incurred by the Administrative Agent, the Lead Arrangers any Issuing Bank or any Lender (limited to the reasonable documented and invoiced fees, charges and disbursements of one primary counsel and one additional local counsel in each applicable jurisdiction for the Administrative Agent and any Issuing Bank and one additional counsel for all the Lenders (other than the Administrative Agent) and additional counsel in light of actual or potential conflicts of interest or the availability of different claims of defenses) in connection with the enforcement or protection of its rights in connection with (x) this Agreement and any other Loan Document, including its rights under this Section or (y) the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred after an Event of Default has occurred and is continuing during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Borrowers shall indemnify the Administrative Agent, the Lead Arrangers, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable documented and invoiced fees, charges and disbursements of any one primary counsel for any Indemnitee and one additional local counsel in each applicable jurisdiction for such Indemnitee and additional counsel in light of actual or potential conflicts of interest or the availability of different claims of defenses) incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently, or, to the extent arising from the former ownership or operations of the Company or any of its Subsidiaries, formerly owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the bad faith, gross negligence or willful misconduct of such Indemnitee or (y) other than with respect to claims against any of the Administrative Agent, the Lead Arrangers or any Lender in its capacity or in fulfilling its role as the Administrative Agent, a Lead Arranger, an Issuing Bank, the Swingline Lender or any similar role under the Loan Documents, disputes among Indemnitees (unless such disputes arise as a result of a Default or other action or inaction by the Company or any of its Subsidiaries or Affiliates). This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the relevant Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Company’s failure to pay any such amount shall not relieve the Company of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the relevant Issuing Bank or the Swingline Lender in its capacity as such.

(d) To the extent permitted by applicable law and without in any way limiting any Indemnitee’s obligations under Section 9.12, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by unintended recipients of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), other than to the extent that any direct or actual damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of, or a material breach of the Loan Documents by, such Indemnitee or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor.

SECTION 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender (or any Issuing Bank) may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the relevant Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Company (provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof), provided, further, that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee (it being understood and agreed that it will be reasonable for the Company to withhold its consent if an assignment would result in greater payments under Section 2.15 or 2.17 than had been applicable to the assignor of such Loans);

(B) the Administrative Agent; and

(C) with respect to any assignment of a Revolving Credit Lender’s Revolving Credit Commitment and Revolving Loans, the Swingline Lender and each Issuing Bank.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and

(E) any assignment of Loans made to the Dutch Borrower shall only be made to Non-public Lenders.

Notwithstanding anything to the contrary in this Agreement, a Lender may not assign all or any portion of its rights and obligations under this Agreement to a Borrower or any of their respective Subsidiaries or Affiliates, a natural person (or a holding company, investment vehicle or trust, established for the benefit of a natural person) or a Defaulting Lender.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for, the primary benefit of a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). An assignee of Loans shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable assignor would have been entitled to receive at the time of the assignment with respect to the Loans and Commitment assigned by such assignor to such assignee, unless the assignment giving rise to such assignee is made with the consent of the Company. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section (other than a purported assignment to a natural Person, a Borrower or any Subsidiary or Affiliate of a Borrower, which shall be null and void).

(iv) The Administrative Agent, acting for this purpose as an agent of each Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The parties hereto agree and intend that the Obligations shall be treated as being in “registered form” for the purposes of the Code (including Sections 163(f), 871(h)(2), and 881(c)(2) of the Code), and the Register shall be maintained in accordance with such intention.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may, without the consent of the Company, the Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that (A) such Participant agrees to be subject to the provisions of Sections 2.17, 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section and the Company receives notification of such Participant; and (B) such Participant shall not be entitled to receive any greater payment under Sections 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent and such Lender.

SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16,

2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts, Integration, Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution. The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and any of the Credit Parties, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (B) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

SECTION 9.07 Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. In the event that any provision is held to be so prohibited or unenforceable in any jurisdiction, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such provision to preserve the original intent thereof in such jurisdiction (subject to the approval of the Required Lenders).

SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated), at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower or any Subsidiary Guarantor against any of and all of the Obligations of such Borrower or Subsidiary Guarantor held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement, including this Section 9.09, shall be construed in accordance with and governed by the internal laws of the State of New York.

(b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any United States Federal or New York State Court sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. The Dutch Borrower irrevocably designates and appoints the Company, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in any Federal or New York State court sitting in New York County. The Company hereby represents, warrants and confirms that the Company has agreed to accept such appointment (and any similar appointment by a Subsidiary Guarantor which is a Foreign Subsidiary). Said designation and appointment shall be irrevocable by the Dutch Borrower until all Loans, all reimbursement obligations, interest thereon and all other amounts payable by the Dutch Borrower hereunder and under the other Loan Documents shall have been paid in full in accordance with the provisions hereof and thereof. The Dutch Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in any Federal or New York State court sitting in New York County by service of process upon the Company as provided in this Section 9.09(d); provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the Company and (if applicable to) the Dutch Borrower at its address which the Dutch Borrower shall have given written notice to the Administrative Agent (with a copy thereof to the Company). The Dutch Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon the Dutch Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to the Dutch Borrower. To the extent the Dutch Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), the Dutch Borrower hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the written consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than the Company. For the purposes of this Section, “Information” means all information received from the Company relating to the Company or any of its Subsidiaries or its or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Company. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13 USA PATRIOT Act; Anti-Money Laundering Laws. Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) or any other Anti-Money Laundering Laws hereby notifies each Loan Party that pursuant to the requirements of the Act and any such other Anti-Money Laundering Laws, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Act or such Anti-Money Laundering Laws.

SECTION 9.14 Releases of Subsidiary Guarantors.

(a) A Subsidiary Guarantor shall automatically be released from its obligations under the applicable Subsidiary Guaranty upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

(b) At such time as the principal and interest on the Loans, all LC Disbursements, the fees, expenses and other amounts payable under the Loan Documents and the other Obligations (other than obligations under any Swap Agreement or any Banking Services Agreement, and other Obligations expressly stated to survive such payment and termination) shall have been paid in full in cash, the Commitments shall have been terminated and no Letters of Credit shall be outstanding, the applicable Subsidiary Guaranty and all obligations (other than those expressly stated to survive such termination) of each Subsidiary Guarantor thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.

SECTION 9.15 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees that: (a) (i) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (ii) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates, or any other Person and (ii) no Lender or any of its Affiliates has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (c) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to such Borrower or its Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.17 Attorney Representation. If the Dutch Borrower is represented by an attorney in connection with the signing and/or execution of this Agreement and/or any other Loan Document it is hereby expressly acknowledged and accepted by the parties to this Agreement and/or any other Loan Document that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of his or her authority shall be governed by the laws of the Netherlands.

SECTION 9.18 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

SECTION 9.19 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments or this Agreement;

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (i) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (ii) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that none of the Administrative Agent, any Lead Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 9.20 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedge agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 9.20, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

SECTION 9.21 Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement, effective from and after the Effective Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Effective Date, the credit facilities described in the Existing Credit Agreement, shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and all loans and other obligations of the Borrowers outstanding as of such date under the Existing Credit Agreement, shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that the Administrative Agent shall make such transfers of funds as are necessary (and the loans of lenders under the Existing Credit Agreement shall be deemed to be assigned and reallocated) in order that the outstanding balance of such Revolving Loans, together with any Revolving Loans funded on the Effective Date, reflect the respective Revolving Credit Commitments of the Revolving Credit Lenders hereunder. Without limiting the generality of the foregoing, any Existing Lender that is not a party to this Agreement on the Effective Date shall be deemed to have been replaced as a Lender on the Effective Date pursuant to Section 9.02(d) of the Existing Credit Agreement.

ARTICLE X

Company Guarantee

In order to induce the Lenders to extend credit to the Dutch Borrower hereunder, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Foreign Secured Obligations. The Company further agrees that the due and punctual payment of such Foreign Secured Obligations may be extended or renewed, in whole or in part, and in accordance with the terms of this Agreement, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Foreign Secured Obligation.

The Company waives presentment to, demand of payment from and protest to the Dutch Borrower of any of the Foreign Secured Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by (a) the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any right or remedy against the Dutch Borrower under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Foreign Secured Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, or any other Loan Document or agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Foreign Secured Obligations; (e) the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Foreign Secured Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of the Dutch Borrower or any other guarantor of any of the Foreign Secured Obligations; (g) the enforceability or validity of the Foreign Secured Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Foreign Secured Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Dutch Borrower or any other guarantor of any of the Foreign Secured Obligations, for any reason related to this Agreement, any Swap Agreement, any other Loan Document, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by the Dutch Borrower or any other guarantor of the Foreign Secured Obligations, of any of the Foreign Secured Obligations or otherwise affecting any term of any of the Foreign Secured Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Dutch Borrower or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Dutch Borrower to subrogation.

The Company further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Foreign Secured Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, any Issuing Bank or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent, any Issuing Bank or any Lender in favor of the Dutch Borrower or any other Person.

Except as a result of the payment in full in cash of the Foreign Secured Obligations, the obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Foreign Secured Obligations, any impossibility in the performance of any of the Foreign Secured Obligations or otherwise.

The Company further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Foreign Secured Obligation (including a payment effected through exercise of a right of setoff) is rescinded, or is or must otherwise be restored or returned by the Administrative Agent, any Issuing Bank or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise (including pursuant to any settlement entered into by a holder of Foreign Secured Obligations in its discretion).

In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, any Issuing Bank or any Lender may have at law or in equity against the Dutch Borrower by virtue hereof, upon the failure of the Dutch Borrower to pay any Foreign Secured Obligations when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent, any Issuing Bank or any Lender, forthwith pay, or cause to be paid, to the Administrative Agent, any Issuing Bank or any Lender in cash an amount equal to the unpaid principal amount of such Foreign Secured Obligations then due, together with accrued and unpaid interest thereon. The Company further agrees that if payment in respect of any Foreign Secured Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York or any other Eurocurrency Payment Office and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Foreign Secured Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent, any Issuing Bank or any Lender, disadvantageous to the Administrative Agent, any Issuing Bank or any Lender in any material respect, then, at the election of the Administrative Agent, the Company shall make payment of such Foreign Secured Obligation in Dollars (based upon the applicable Equivalent Amount in effect on the date of payment) and/or in New York, Chicago or such other Eurocurrency Payment Office as is designated by the Administrative Agent and, as a separate and independent obligation, shall indemnify the Administrative Agent, any Issuing Bank and any Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

Upon payment by the Company of any sums as provided above, all rights of the Company against the Dutch Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Foreign Secured Obligations to the Administrative Agent, the Issuing Banks and the Lenders.

Nothing shall discharge or satisfy the liability of the Company under this Article except the full performance and payment in cash of the Foreign Secured Obligations.

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